Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292590

PROSPECTUS

ProCap Financial, Inc.

20,100,833 Shares of Common Stock

18,071,500 Shares of Common Stock Issuable Upon Conversion of the Convertible Notes

12,852,500 Shares of Common Stock Issuable Upon Exercise of the Warrants

This prospectus relates to the resale of up to 51,024,833 shares of our common stock, par value $0.001 per share (“Common Stock”), issued in connection with the Business Combination (as defined below), by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), which consists of (i) 20,100,833 shares of our Common Stock, (ii) 18,071,500 shares of Common Stock issuable upon conversion of the Convertible Notes (as defined below), and (iii) 12,852,500 shares of Common Stock that are issuable upon the exercise of 12,852,500 warrants, including 12,500,000 public warrants (the “Public Warrants”) and 352,500 private warrants (the “Private Warrants” and together with the Public Warrants, the “Warrants”).

On December 5, 2025, we consummated the transactions contemplated by that certain business combination agreement, dated as of June 23, 2025 (the “Business Combination Agreement”), with Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“Legacy ProCap”), and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”). As contemplated by the Business Combination Agreement, (i) SPAC Merger Sub merged with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”) and (ii) Company Merger Sub merged with and into Legacy ProCap, with Legacy ProCap continuing as the surviving company (the “Company Merger,” together with SPAC Merger, the “Mergers” and collectively with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). As a result of the Business Combination, CCCM and Legacy ProCap became our wholly-owned subsidiaries, and we became a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

The Selling Securityholders can sell, under this prospectus, up to 51,024,833 shares of Common Stock constituting approximately 60% of our issued and outstanding shares of Common Stock and approximately 70% of our issued and outstanding shares of Common Stock held by non-affiliates. Sales of a substantial number of shares of our Common Stock in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of shares of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of shares of our Common Stock.

The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the differences in the purchase prices.

We are registering the resale of shares of Common Stock as required by an amended and restated registration rights agreement, dated as of December 5, 2025, by and among us, Legacy ProCap, the Sponsor and certain ProCap Holders (as defined below), under which we assumed the obligations of CCCM under that certain registration rights agreement, dated as of May 15, 2025 (as amended, the “Amended and Restated Registration Rights Agreement”).

We are also registering the resale of shares of Common Stock as required by the subscription agreements (collectively, the “Convertible Note Subscription Agreements”) pursuant to which, upon the Closing, the Convertible Note Investors purchased convertible notes issued by the Company (the “Convertible Notes”), in an aggregate principal amount of $235.0 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”, dated as of June 23, 2025, entered into by and among us, Legacy ProCap and CCCM.

We are also registering the resale of shares of Common Stock underlying the Warrants as required by that certain warrant agreement, dated as of May 15, 2025, by and between CCCM and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (“CST”), as warrant agent, as subsequently assigned pursuant to that certain warrant assignment, assumption and amendment agreement, dated as of December 5, 2025 (the “A&R Warrant Agreement”), by and among us, CCCM, and CST.

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on the Nasdaq Global Market under the symbol “BRR” and our Warrants are listed on the Nasdaq Capital Market under the symbol “BRRWW.” On January 5, 2026, the closing price of our Common Stock was $3.73 and the closing price for our Warrants was $0.75.

Our business and investment in our securities involves significant risks. These risks are described in the section titled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 51,024,833 shares of Common Stock from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” the “Registrant,” and “ProCap” refer to the consolidated operations of ProCap Financial, Inc. and its subsidiaries. All references herein to the “Board” refer to the board of directors of the Company. References to “Pubco” refer to the Company prior to the consummation of the Business Combination and references to “Legacy ProCap” refer to ProCap BTC, LLC prior to the consummation of the Business Combination.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and some of the information incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements regarding the financial position, business strategy and the plans and objectives of management for our future operations, are forward-looking statements. When used in this prospectus, the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward looking statements.

The forward-looking statements in this prospectus are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus and are subject to numerous risk, including, but are not limited to, the following:

●	our ability to realize the benefits expected from the Business Combination;

●	our limited operating history, which may make it difficult to successfully execute its strategic initiatives and accurately evaluate future risks and challenges;

●	our ability to maintain listing of the Company’s securities on Nasdaq;

●	the price and volatility of Bitcoin;

●	the potential impact of a prolonged government shutdown;

●	our ability to implement our Bitcoin treasury strategy and its effects on our business;

●	changes in applicable laws and regulations;

●	our ability to manage growth;

●	the nature and degree of our competition;

●	the general volatility of the capital markets and the establishment of a market for our shares;

●	our ability to raise additional capital is necessary to sustain our anticipated operations and implement our business plan;

●	the loss of one or more of the Company’s executive officers and other key employees;

●	failure to hire and retain qualified employees;

●	failure to comply with federal, state and local laws and regulations; and

●	risk related to global economic and societal disruptions from the impact of part terrorist attacks in the United States, threats of future attacks, police, and military activities overseas and other disruptive worldwide political and economic events and environmental weather conditions.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions. We operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 6 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants. Unless the context otherwise requires, we use the terms “ProCap,” “Company,” “we,” “us” and “our” in this prospectus to refer to ProCap Financial, Inc. and our wholly owned subsidiaries.

Overview

Founded in 2025, ProCap is a U.S.-based, Bitcoin-focused company. Its mission is to preserve and grow shareholder value through Bitcoin and the creation of media products related to Bitcoin, including audio, video, and text products to educate a global audience about Bitcoin. The cash-flow the Company believes will be created by these products and services will be primarily used to acquire additional Bitcoin in a disciplined manner. Its business is built upon a foundational belief that Bitcoin represents a superior long-term store of value and a viable alternative to traditional fiat-based reserve assets. The Company believes Bitcoin will play an increasingly important role as a reserve asset for individuals, corporations, and governments worldwide. A key objective of the Company is to support the broader Bitcoin information ecosystem, including through audio podcasts, video interviews, and text-based articles designed to help individuals and organizations understand Bitcoin’s significance and utility of our mission. To support its operations, the Company has initiated its plan to accumulate and hold Bitcoin as a long-term treasury reserve asset, and it simultaneously intends to operate a portfolio of cash-flow-generative media products, which will generate revenue through fees and advertising contracts and paid subscriptions. By combining the dependable earnings of traditional media products with the potential of Bitcoin appreciation, the Company aims to deliver a differentiated and compelling value proposition to its shareholders. The Company was incorporated in Delaware on June 17, 2025, for the purpose of effectuating the Business Combination. As of the Closing, Legacy ProCap transferred all of its Bitcoin treasury assets to the Company, in addition to the 100% issued and outstanding shares of stock of both Legacy ProCap and CCCM.

The Business Combination

On June 23, 2025 (the “Execution Date”), the Company, Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“Legacy ProCap”), and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”), previously entered into a business combination agreement, dated June 23, 2025, (and as may be further amended, restated or otherwise modified from time to time, the “Business Combination Agreement” and, together with the Transaction Financings (as defined below) and other transactions contemplated by the Business Combination Agreement, the “Business Combination”). On July 28, 2025, the parties to the Business Combination Agreement entered into the First Amendment to the Business Combination Agreement (the “First Amendment to the Business Combination Agreement”), which amended the Business Combination Agreement to provide, among other things, that 15% of the Adjustment Shares (as defined below), which were originally to be delivered to Common Unit Holders (as defined below), would be reallocated to non-redeeming Public Shareholders (as defined below).On December 5, 2025 (the “Closing” and, such date, the “Closing Date”), as contemplated by the Business Combination Agreement, the Company consummated the Business Combination, pursuant to which: (i) SPAC Merger Sub merged with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”) and (ii) Company Merger Sub merged with and into Legacy ProCap, with Legacy ProCap continuing as the surviving company (the “Company Merger,” and together with SPAC Merger, the “Mergers”).

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the Closing, CCCM de-registered from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Domestication”), and (ii) upon the Closing, (x) in connection with the SPAC Merger, each outstanding share of common stock of CCCM immediately prior to the effective time of the SPAC Merger was automatically cancelled in exchange for the right to receive shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), and each holder of a warrant of CCCM (“Warrant”) received a warrant to purchase one share of Common Stock (each, a “Warrant”), and (y) in connection with the Company Merger, the members of Legacy ProCap (the “ProCap Holders”) received, in exchange for their membership interests in Legacy ProCap, shares of Common Stock. As a result of the Business Combination, CCCM and Legacy ProCap became wholly-owned subsidiaries of the Company, and the Company became a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement. The rights of holders of our Common Stock and Warrants are governed by our Amended and Restated certificate of incorporation (our “Charter”), our amended and restated bylaws (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). See the section entitled “Description of Capital Stock.”

Convertible Note Financing

In connection with the execution of the Business Combination Agreement, on June 23, 2025, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with us, Legacy ProCap, and CCCM pursuant to which, upon the Closing, the Convertible Note Investors purchased convertible notes issued by the Company (the “Convertible Notes”), in an aggregate principal amount of $235.0 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing” and, together with the Preferred Equity Investment, the “Transaction Financings”). The Convertible Note Financing was funded and contingent upon the Closing. The Convertible Notes have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and are collateralized by cash, cash equivalents and certain Bitcoin assets. Under the indenture associated with the Convertible Note Financing (the “Indenture”), the Company has up to 30 days from the Closing to 1.0:1.0 times collateralize the Convertible Notes using a mix of Bitcoin (with Bitcoin being valued at 50% for collateral calculation purposes), cash and cash equivalents (with cash and cash equivalents being valued at 100% for collateral calculation purposes). While the Company is not obligated under the terms of the Indenture to maintain any specific minimum percentage of the collateral for the Convertible Notes in the form of Bitcoin, the Company anticipates that, as of the date of this prospectus, no less than 20% of the Company’s aggregate Bitcoin holdings will serve as collateral under the Indenture. U.S. Bank National Trust, N.A. serves as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements.

Summary Risk Factors

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

●	Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy.

●	Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.

●	Due to our limited operating history and the concentration of our Bitcoin holdings, it will be difficult to evaluate our business and future prospects, and we may not be able to achieve or maintain profitability in any given period.

●	We operate in a highly competitive environment and compete against companies and other entities with similar strategies, including companies with significant Bitcoin holdings and spot exchange traded funds and spot ETPs for Bitcoin and other digital assets, and our business, operating results, and financial condition may be adversely affected if we are unable to compete effectively.

●	Investing in Bitcoin exposes us to certain risks associated with the inherent nature of Bitcoin as a digital asset, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in our entirely electronic, virtual form and decentralized network. Our risk management methods to address these risks might not be effective.

●	There is legal and regulatory uncertainty around Bitcoin and other digital assets, and our Bitcoin strategy could subject it to enhanced regulatory oversight.

●	Our Common Stockholders will experience dilution in the future due to any exercise of existing Warrants and any future issuances of our equity securities.

●	We will incur significant costs as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.

●	We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

●	We have engaged in transactions with our affiliates and we expect to do so in the future. The terms of such transactions and the resolution of any conflicts that may arise may not always be in our or our stockholders’ best interests.

●	Our directors and executive officers are active on social media, which may pose risks to our reputation, create regulatory or disclosure concerns, and impact the Common Stock price.

●	Volatility in our share price could subject us to securities class action litigation.

●	The financial forecasts for us are based on various assumptions that may not be realized.

●	Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Convertible Notes and could have a further material adverse effect on our business, financial condition and results of operations.

●	The debt documents governing debt incurred by us other than the Convertible Notes may contain terms that restrict our current and future borrowing costs and reduce our access to capital.

●	The Convertible Notes will be secured by a substantial portion of our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent to the extent the value of such assets exceeded the amount of our secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

●	The conversion rate of the Convertible Notes may not be adjusted for all dilutive events that may occur.

●	There is expected to be limited trading and liquidity for the Convertible Notes, and notwithstanding any registration rights and trading being facilitated through the facilities of The Depository Trust Company, holders’ ability to sell the Convertible Notes could be limited.

●	Unrealized fair value gains on our Bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

Corporate Information

We were incorporated under the laws of the state of Delaware on June 17, 2025, for the purpose of effectuating the Business Combination. Our principal executive offices are located at 600 Lexington Avenue, Floor 2, New York, New York 10022, and our telephone number is (305) 938-0912. Our website address is https://www.procapfinancial.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering of our securities. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Shares of Common Stock offered by the Selling Securityholders	Up to 51,024,833 shares of Common Stock, which consists of (i) 20,100,833 shares of Common Stock issued in connection with the Business Combination, (ii) 18,071,500 shares of Common Stock issuable upon conversion of the Convertible Notes, (iii) 12,852,500 shares of Common Stock that are issuable upon the exercise of the Warrants, including 12,500,000 Public Warrants and 352,500 Private Warrants.

Shares of Common Stock outstanding prior to this offering	85,166,604 shares of Common Stock (as of December 30, 2025).

Warrants outstanding prior to this offering	12,852,500 Warrants (as of December 30, 2025).

Exercise Price per Warrant	$11.50

Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise. On January 5, 2026, the last reported sales price of our Common Stock was $3.73 and the exercise price per share of the Warrants were $11.50. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that the holders of the Warrants will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, there is no certainty that the Warrant holders will exercise their Warrants and, accordingly, we may not receive any cash proceeds in relation to our outstanding Warrants. See “Use of Proceeds.”

Risk Factors	You should carefully read the “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	“BRR”

Nasdaq symbol for our Public Warrants	“BRRWW”

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before making an investment in our Common Stock or Warrants. Our business, financial condition, results of operations, or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock and Warrants could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below.

Throughout this section, unless otherwise indicated or the context otherwise requires, references to “ProCap,” “we,” “us,” “our” and other similar terms refer to the Company and its subsidiaries, prior to and/or after giving effect to the Business Combination, as the context may require.

Risks Related to this Offering by the Selling Securityholders

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of shares of our Common Stock to fall.

The Selling Securityholders can sell, under this prospectus, up to 51,024,833 shares of Common Stock constituting approximately 59.91% of our issued and outstanding shares of Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of shares of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of shares of our Common Stock.

Risks Related to Our Business and Bitcoin Treasury Strategy

Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy.

Our Bitcoin strategy exposes us to various risks, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $75,000 per Bitcoin and above $125,000 per Bitcoin on the Coinbase exchange (a major U.S.-based crypto exchange) in the 12 months preceding the date of this prospectus. The trading price of Bitcoin significantly decreased during prior periods, and such declines may occur again in the future. For example, the price of Bitcoin declined by approximately 77%, from a high of about $69,000 in November 2021 to approximately $16,000 in November 2022, before increasing by more than 300% to over $65,000 in March 2024. As of January 5, 2026, the price of Bitcoin was approximately $91,000. These price swings illustrate the substantial fluctuations Bitcoin may experience over short and long time periods, and future performance may differ materially from past results.

Bitcoin is a relatively new asset class with a limited history. Bitcoin is a digital asset that was introduced in 2009 and remains in the early stages of adoption compared to traditional currencies and assets. It lacks a long track record of performance and is subject to rapidly evolving regulatory, technological, and economic conditions. Unlike fiat currencies such as the U.S. Dollar or Euro, Bitcoin is not formally recognized legal tender in most jurisdictions and is not supported by any sovereign authority or central bank. This lack of governmental backing could diminish confidence in Bitcoin’s long-term viability and increase volatility and speculative risk.

Bitcoin is reliant on relatively new computer technology. Bitcoin operates through a decentralized, peer-to-peer network of computers using open-source software to verify and record transactions on a public ledger known as the Bitcoin blockchain. The absence of a central governing authority means that Bitcoin is reliant on the continued operation and integrity of this decentralized network. Bitcoin may be subject to changes in our underlying blockchain protocol, including “hard forks,” which result in divergent versions of the blockchain and potentially new digital assets. There is no assurance that we will be able to claim, access, or benefit from such forks or other developments, and there may be legal, technical, or operational uncertainties associated with them.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns, and we can only generate cash from our Bitcoin holdings if it sells our Bitcoin or implements strategies to create income streams or otherwise generate cash by using our Bitcoin holdings. Even if we pursue any such strategies, it may be unable to create income streams or otherwise generate cash from our Bitcoin holdings, and any such strategies may subject it to additional risks.

Our Bitcoin holdings may significantly impact our financial results and the market price of our listed securities. Our Bitcoin holdings may significantly affect our financial results and if we increase our overall holdings of Bitcoin in the future, may have an even greater impact on our financial results and the market price of our listed securities.

Our assets are concentrated in Bitcoin. The vast majority of our assets will be concentrated in our Bitcoin holdings. The concentration of our assets in Bitcoin may limit our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.

We intend to purchase Bitcoin using primarily proceeds from equity and debt financings. Our ability to achieve the objectives of our Bitcoin strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, it may not be able to successfully execute on our Bitcoin strategy.

We will likely need to purchase Bitcoin from a limited number of exchanges or dealers. Bitcoin markets rely on a limited number of exchanges and dealers for liquidity. If these counterparties suspend withdrawals, become insolvent, or experience technical outages, we may not be able to sell Bitcoin when needed, regardless of market prices.

Our Bitcoin strategy has not been tested over an extended period of time or under different market conditions. We are continually examining the risks and rewards of our strategy to acquire and hold Bitcoin. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe Bitcoin, due to our fixed supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of Bitcoin has declined in recent periods during which the inflation rate increased. If Bitcoin prices were to decrease or our Bitcoin strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We will be subject to counterparty risks, including in particular risks relating to our custodians. If one of the custodians or exchanges we use to store or transfer our Bitcoin experiences operational failure, insolvency, hacking, or fraud, we may not be able to recover our Bitcoin. Although we have implemented or intends to implement various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the Bitcoin it will own in custody accounts at U.S.-based, institutional-grade, qualified custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held Bitcoin is not subject to claims of our custodians’ creditors. Custodial arrangements for digital assets are not as well-established as those for traditional assets. Digital asset services are concentrated among a small group of custodians and liquidity providers. Failure or instability at any one of these counterparties could have outsized effects on our treasury management. Our ability to enforce claims against custodians in bankruptcy or receivership is uncertain and applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held Bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such Bitcoin, or delaying or hindering our access to our Bitcoin holdings, and this may ultimately result in the loss of the value related to some or all of such Bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of Bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin, they have, in the short-term, likely negatively impacted the adoption rate and use of Bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Bitcoin, limit the availability to us of financing collateralized by Bitcoin, or create or expose additional counterparty risks.

Changes in the accounting treatment of our Bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. ASU 2023-08 requires us to measure our Bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our Bitcoin holdings in net income each reporting period. ASU 2023-08 requires us to provide certain interim and annual disclosures with respect to our Bitcoin holdings. Due in particular to the volatility in the price of Bitcoin, the adoption of ASU 2023-08 could have a material impact on our financial results, increase the volatility of our financial results, and affect the carrying value of our Bitcoin holdings on our balance sheet. As described in greater detail under the risk factor heading “Unrealized fair value gains on our Bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022,” ASU 2023-08 could also have adverse tax consequences. These impacts could in turn have a material adverse effect on our financial results and the market price of our listed securities.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.

Bitcoin is a highly volatile asset, and fluctuations in the price of Bitcoin are likely to influence our financial results and the market price of our listed securities, including having the potential to amplify our market price volatility relative to the price of Bitcoin. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of Bitcoin decreased substantially (as it has in the past), including as a result of:

●	decreased user and investor confidence in Bitcoin, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of Bitcoin by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of Bitcoins associated with significant hacks, seizures, or forfeitures; and (iii) actual or perceived manipulation of the spot or derivative markets for Bitcoin or spot Bitcoin exchange-traded products (“ETPs”);

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, Bitcoin or the broader digital assets industry, for example, (i) public perception that Bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the Bitcoin ecosystem; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading Ltd. (“FTX Trading”) and our affiliates; and (iv) the actual or perceived environmental impact of Bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the Bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of Bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	since stablecoins are often used as a medium of exchange for Bitcoin purchases, a stablecoin’s substantial deviation from our intended peg or unavailability of stablecoins may cause a decrease in the price of Bitcoin or adversely affect investor confidence in digital assets generally;

●	developments relating to the Bitcoin protocol, including (i) changes to the Bitcoin protocol that impact our security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the Bitcoin blockchain, changes to the maximum number of Bitcoin outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the Bitcoin protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the Bitcoin protocol that introduce software bugs, security risks or other elements that adversely affect Bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for Bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from our accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which was subsequently dismissed by the district court judge upon a joint request filed by the SEC and Binance on May 29, 2025;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, exchanges, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in prior years, and the exit of Binance from the U.S. market as part of our settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of Bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, exchanges, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of Bitcoin, including due to block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate Bitcoin transactions, or increases in the costs associated with Bitcoin mining, including increases in electricity costs and hardware and software used in mining, or new or enhanced regulation or taxation of Bitcoin mining, which could further increase the costs associated with Bitcoin mining, any of which may cause a decline in support for the Bitcoin network;

●	transaction congestion and fees associated with processing transactions on the Bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of conflict in the Middle East.

Due to our limited operating history and the concentration of our Bitcoin holdings, it will be difficult to evaluate our business and future prospects, and we may not be able to achieve or maintain profitability in any given period.

We have a limited operating history, particularly with respect to our current business model, which is highly concentrated in the acquisition and holding of Bitcoin. As a result, there is limited historical information available to evaluate our business, our management’s ability to execute our strategy, or our prospects for future growth and profitability. The lack of a diversified operating history increases the difficulty for investors and analysts to assess our performance, business model viability, and the likelihood of achieving or maintaining profitability. Furthermore, our financial results and prospects are highly dependent on the value and performance of our Bitcoin holdings, which are subject to significant volatility and risk. If we are unable to effectively manage our Bitcoin portfolio, respond to market changes, or adapt our business strategy as necessary, it may not be able to achieve or sustain profitability in any given period. This uncertainty may adversely affect the market price of our Common Stock and the value of an investment in our Company.

We operate in a highly competitive environment and compete against companies and other entities with similar strategies, including companies with significant Bitcoin holdings and spot exchange traded funds and spot ETPs for Bitcoin and other digital assets, and our business, operating results, and financial condition may be adversely affected if we are unable to compete effectively.

The market for companies and investment vehicles focused on Bitcoin and other digital assets is intensely competitive and rapidly evolving. We face competition from a variety of sources, including other public companies with significant Bitcoin holdings and similar Bitcoin strategies, as well as spot exchange traded funds and spot ETPs that provide investors with exposure to Bitcoin and other digital assets. Many of these competitors may have greater financial resources, more established operating histories, broader access to capital markets, and more extensive relationships with key market participants. In addition, the entry of new competitors, including large financial institutions and technology companies, could further intensify competition. Recent joint statements from the leadership of the SEC and CFTC explicitly invite new entrants (such as registered SEC/CFTC exchanges or dual-registered venues) to explore listing spot crypto-asset products. If we are unable to effectively differentiate our business model, attract and retain investors, or respond to competitive pressures, our business, operating results, and financial condition could be materially and adversely affected. Increased competition may also lead to downward pressure on the market price of our Common Stock and could impair our ability to achieve our strategic objectives.

Investing in Bitcoin exposes us to certain risks associated with the inherent nature of Bitcoin as a digital asset, such as price volatility, limited liquidity and trading volumes, relative anonymity, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in our entirely electronic, virtual form and decentralized network. Our risk management methods to address these risks might not be effective.

Our business model involves significant exposure to Bitcoin, which is subject to a number of unique and substantial risks inherent with many digital assets. The price of Bitcoin has historically been highly volatile and may continue to fluctuate dramatically in response to various factors, including market sentiment, regulatory developments, technological changes, macroeconomic trends, and the actions of large holders or market participants. Bitcoin markets rely on a limited number of exchanges and dealers for liquidity. If these counterparties suspend withdrawals, become insolvent, or experience technical outages, we may not be able to sell Bitcoin when needed, regardless of market prices. Bitcoin markets may also experience periods of limited liquidity and trading volumes, which could make it difficult for us to liquidate our holdings at favorable prices or at all. The relative anonymity of Bitcoin transactions and the decentralized nature of our network may make it susceptible to market abuse, manipulation, fraud, and other illicit activities. In addition, we are reliant on third-party exchanges and custodians for the purchase, sale, and safekeeping of our Bitcoin holdings, and failures in compliance, internal controls, or cybersecurity at these entities could result in significant losses. While we have implemented risk management policies and procedures to address these risks, there can be no assurance that such measures will be effective in preventing or mitigating losses. Any failure to adequately manage these risks could have a material adverse effect on our business, financial condition, and results of operations.

Our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our Common Stock.

We expect that our operating results, revenues, and expenses may vary significantly from quarter to quarter due to a variety of factors, many of which are outside of our control. These factors include, but are not limited to, fluctuations in the market price of Bitcoin, changes in the fair value of our Bitcoin holdings, the timing and size of Bitcoin purchases or sales, changes in accounting standards or interpretations, and the impact of regulatory developments. In addition, our expenses may increase as it invests in infrastructure, personnel, and compliance measures to support our business. As a result, we may experience periods of losses or lower-than-expected profitability, which could cause the market price of our Common Stock to decline. The unpredictability of our financial performance may also make it difficult for investors to accurately forecast future results, increasing the risk associated with an investment in us.

The value of our Common Stock will depend to a great extent on market demand for our Bitcoin strategy. If market demand for that strategy were to diminish, the value of our Common Stock could decrease significantly.

The market value of our Common Stock is likely to be closely tied to investor perceptions of the attractiveness and viability of our Bitcoin-focused strategy. In recent years, corporate adoption of Bitcoin has been influenced by trends and market sentiment, with some companies acquiring Bitcoin to enhance their public profiles, attract investor attention, or pursue speculative strategies unrelated to their core businesses. If market enthusiasm for corporate Bitcoin adoption were to wane, or if investors were to view our strategy as less compelling or sustainable, demand for our Common Stock could decline significantly. Additionally, negative publicity, regulatory scrutiny, or adverse developments affecting other companies with similar strategies could further reduce investor interest in us. A decrease in market demand for our Bitcoin strategy could result in a significant decline in the value of our Common Stock, regardless of the underlying performance of our Bitcoin holdings.

A significant decrease in the market value of our Bitcoin holdings could adversely affect our ability to satisfy our financial obligations under our Convertible Notes Financing and any subsequent debt financings.

Our ability to meet our financial obligations, including those arising from our Convertible Notes Financing and any future debt financings, is dependent in large part on the value of our Bitcoin holdings. A significant decline in the market price of Bitcoin could materially reduce the value of our assets and impair our liquidity position. If the value of our Bitcoin holdings were to fall below certain thresholds, we may be unable to generate sufficient cash flows or access additional financing on favorable terms, or at all, to satisfy our debt obligations as they become due. In addition, a decline in the value of our Bitcoin holdings could trigger covenants or other provisions in our debt agreements, potentially resulting in defaults, acceleration of repayment obligations, or the need to post additional collateral. Any such events could have a material adverse effect on our business, financial condition, and results of operations, and could result in a significant loss of value for holders of our Common Stock.

Future developments regarding the treatment of crypto assets for U.S. and foreign tax purposes could adversely impact our business.

The tax treatment of Bitcoin and other digital assets is subject to significant uncertainty and evolving guidance from U.S. federal, state, and local tax authorities, as well as foreign tax authorities. Changes in tax laws, regulations, or interpretations could have a material impact on our business, including our ability to acquire, hold, or dispose of Bitcoin in a tax-efficient manner. For example, future legislation or regulatory guidance could result in the imposition of new or increased taxes on the acquisition, holding, or transfer of Bitcoin, or could require us to report additional information to tax authorities. In addition, differences in the tax treatment of digital assets across jurisdictions could create compliance challenges and increase our administrative and operational costs. Any adverse developments in the tax treatment of digital assets could reduce the attractiveness of our business model, increase our tax liabilities, and negatively affect our financial results and the value of our Common Stock.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to Bitcoin and other digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. For example, within the past several years:

●	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;

●	the SEC’s Staff Accounting Bulletin No. 122, which rescinded Staff Accounting Bulletin No. 121, directs certain entities to evaluate and account for potential losses from safeguarding crypto assets using existing U.S. GAAP or IFRS guidance. It also emphasizes the importance of continued disclosures related to these obligations;

●	the SEC has proposed changes to the SEC Custody Rule (Rule 206(4)-2), which may require, if adopted, that public companies store their Bitcoin with a “qualified custodian,” which are typically banks, trust companies, or regulated broker-dealers that meet strict asset segregation and safeguarding standards;

●	the European Union adopted Markets in Crypto Assets Regulation, a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like Bitcoin;

●	in June 2023, the SEC filed a complaint against Coinbase, Inc. and Coinbase Global, Inc., alleging, among other claims, that Coinbase was operating as an unregistered securities exchange, broker, and clearing agency and that it failed to register the offer and sale of its crypto asset staking-as-a-service program. In March 2024, a federal court in the Southern District of New York ruled against Coinbase, finding that certain crypto asset transactions and the staking program might be considered securities and denying the company’s motion to dismiss. However, in February 2025, the SEC filed a joint stipulation with the Coinbase entities to dismiss its enforcement action against both entities exercising its discretion to do so, but not because the SEC conceded the merits of the claims alleged in the action;

●	in June 2023, the SEC filed a complaint against Binance Holdings Ltd., related Binance entities, and our founder Changpeng Zhao alleging, among other claims, that they were operating as an unregistered securities exchange, broker, dealer, and clearing agency and conducted an unregistered offer and sale of Binance’s own crypto assets. In June 2024, the District Court for the District of Columbia issued an order dismissing certain claims while allowing others to proceed. However, in May 2025, the SEC filed a joint stipulation with the Binance entities and Mr. Zhao to dismiss with prejudice its ongoing civil enforcement action against them in the exercise of its discretion;

●	in December 2020, the SEC filed a complaint against Ripple Labs, Inc., relating to, among other claims, that Ripple undertook the distribution of unregistered securities. In August 2024, the court found that Ripple’s sales of XRP constituted an unregistered offer and sale of investment contracts and ordered Ripple to pay a civil penalty of over $125 million. In June 2025, a federal judge in the Southern District of New York rejected a joint motion by Ripple Labs and the SEC that would have endorsed a $50 million fine to settle the civil lawsuit. In August 2025, the SEC dropped its appeal and Ripple dropped its cross-appeal, thus finalizing the $125 million judgment. Similar intervention by the U.S. courts may also materially impact the price of Bitcoin and our ability to own or transfer Bitcoin;

●	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency. In March 2025, the SEC exercised its discretion and filed a joint stipulation to dismiss the SEC’s ongoing civil enforcement action against Kraken;

●	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023, which regulates market activities in “cryptoassets;”

●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network (FinCEN) to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and

●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country. Other jurisdictions, including Egypt, Morocco and the Dominican Republic, have also made the use of Bitcoin illegal. If the use of Bitcoin is made illegal in other jurisdictions, particularly where Bitcoin is currently traded in heavy volumes, the available market for Bitcoin may contract. Additionally, if another government with considerable economic power were to ban digital assets or related activities, this could have further impact on the price of Bitcoin. As a result, the markets and opportunities discussed herein may not reflect the markets and opportunities available to us in the future.

Since 2018, the SEC has initiated a number of crypto and digital-asset-related enforcement actions. While the SEC has since requested the dismissal of several of these cases, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of Bitcoin and our ability to own or transfer Bitcoin. In January 2025, the SEC launched a crypto task force dedicated to developing a comprehensive and clear regulatory framework for crypto assets. Since then, the task force has sought written input and hosted roundtables with market participants to further task force goals of drawing clear regulatory lines, providing paths to registration, crafting disclosure frameworks, and deploying enforcement resources judiciously. We cannot predict the output of the new crypto task force or whether any recommendations will be adopted by the SEC or maintained under future administrations.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and Bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of Bitcoin, as well as our ability to hold or transact in Bitcoin, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a Bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of Bitcoin in particular, may also impact the price of Bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of Bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to Bitcoin, institutional demand for Bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for Bitcoin as a store of value or means of payment, and the availability and popularity of alternatives to Bitcoin. Even if growth in Bitcoin adoption occurs in the near or medium-term, there is no assurance that Bitcoin usage will continue to grow over the long-term.

Because Bitcoin has no physical existence beyond the record of transactions on the Bitcoin blockchain, a variety of technical factors related to the Bitcoin blockchain could also impact the price of Bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of Bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of Bitcoin. The liquidity of Bitcoin may also be reduced and damage to the public perception of Bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold Bitcoin, provide Bitcoin-related services or accept Bitcoin as payment, which could also decrease the price of Bitcoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for Bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of Bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for Bitcoin and other digital assets.

The concentration of Bitcoin ownership could increase the risk of malicious activity, including potential attacks on the Bitcoin network.

A significant portion of the overall supply of Bitcoin is held by a relatively small number of holders. This concentration of ownership may make the Bitcoin network more susceptible to manipulation or malicious activity by a large holder or group of holders. Malicious actors could theoretically structure an attack whereby such actors gain control of more than half of the Bitcoin network’s processing power, or “aggregate hashrate.” If a malicious actor or group of actors acquired a hashrate exceeding the rest of the Bitcoin network, it would be able to exert unilateral control over the addition of blocks to the Bitcoin blockchain. This would allow a malicious actor to engage in “double spending” (i.e., use the same bitcoin for two or more transactions), prevent other transactions from being confirmed on the Bitcoin blockchain, or prevent other miners from mining any valid new blocks. Each of the events described above, among other things, could adversely affect the price of Bitcoin; reduce user confidence in Bitcoin, the Bitcoin network and the fairness of digital asset trading venues; and slow (or even reverse) the further adoption of Bitcoin. Any of these outcomes could materially and adversely affect the value of our Bitcoin holdings and, as a result, the market price of our securities.

Bitcoin could be subject to complex and costly regulatory requirements, and future regulatory developments are impossible to predict.

Depending on the regulatory characterization of Bitcoin, our business and our Bitcoin strategy may be subject to regulation by one or more regulators in the United States and globally. The Commodity Futures Trading Commission (“CFTC”) takes the position that some digital assets, including Bitcoin, fall within the definition of a “commodity” under the Commodity Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets, including the Bitcoin markets in which we would transact. The CFTC does not currently have regulatory jurisdiction over the cash-market for commodities such as Bitcoin, but does comprehensively regulate the commodity derivatives markets. This includes the futures and swaps markets for Bitcoin through which we may engage in hedging activities. Among other things, such regulations may require us to post margin with a clearinghouse or counterparty, which would limit our ability to acquire additional Bitcoin. Additionally, any violation of CFTC regulations applicable to our hedging activities could have a significant financial and reputational impact on the company.

Senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the federal securities laws, but such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets. Future regulatory developments with respect to Bitcoin from the CFTC, SEC, or any other federal or state regulator, are difficult to predict.

Bitcoin and other digital assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. Various foreign jurisdictions may, in the future, adopt laws, regulations or directives that affect digital asset networks and their users, particularly digital asset exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin and other digital assets by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin and digital asset economy.

Future legislation and regulatory requirements could have an adverse impact on the Bitcoin market and/or our proposed business.

Various governmental and regulatory bodies in the United States – including the United States Congress — may adopt new laws or regulations that could affect the listing and clearing of crypto-related products. Several bills to address the digital asset regulatory landscape have been introduced in the first few months of the 119th Congress (2025-2027), including:

●	a stablecoin bill (Guiding and Establishing National Innovation for US Stablecoins Act (“GENIUS Act”) S.1582), which has passed the Senate and House of Representatives with bipartisan support and was signed into law on July 18, 2025;

●	one strategic bitcoin reserve bill (Boosting Innovation, Technology, and Competitiveness through Optimized Investment Nationwide (“BITCOIN Act”) S.954), which is currently undergoing review in the Senate; and

●	a crypto-asset market structure bill (Digital Asset Market Clarity Act of 2025 (“CLARITY Act”) H.R.3633), which was passed by the House of Representatives on July 17, 2025, with bipartisan support and will be delivered to the Senate;

The GENIUS Act introduces the first comprehensive federal framework for stablecoins, requiring full 1:1 backing, reserve, and anti-money-laundering compliance. Although the Act focuses on stablecoins, our regulatory framework and enforcement mechanisms could influence broader digital asset oversight, indirectly affecting Bitcoin custody, trading infrastructure, and compliance costs. In addition, several legislative efforts to address the regulation of cryptocurrency, including Bitcoin, have been introduced and are currently pending congressional consideration. Emerging laws and proposals in the U.S. federal government may materially affect our operations, Bitcoin holdings, and investment outcomes.

The CLARITY Act, specifically would clarify which digital assets are commodities versus securities. Additionally, the CLARITY Act would subject certain spot-market digital commodities to a comprehensive regulatory regime for the first time in the United States. While this legislation could have a positive impact on the price of Bitcoin if market participants believe that regulatory clarity and market structure is an advantage, it could also have a negative impact on the industry and the value of Bitcoin if legal and regulatory requirements arising from such legislation are deemed to be too onerous, or for several other reasons.

Separately, it is not currently possible to know what changes will be made to the CLARITY Act as it proceeds through the legislative phases, in the event that it is signed into law. Currently, the legislation only requires registration of entities acting as brokers, dealers, exchanges and custodians, rather than entities like ours. However, such entities may bear costs associated with registration that may be passed on to us and other entities transacting in Bitcoin. Additionally, the current legislation would amend the definition of “commodity interests” to include certain digital commodities, which would likely include Bitcoin. Such an amendment could cause certain collective investment vehicles that invest in Bitcoin or advise others as to investing in Bitcoin to be required to register with the CFTC as commodity pool operators (“CPOs”) or commodity trading advisors (“CTAs”). While we do not currently anticipate that we would be required to register as a CPO or CTA even under the current version of the CLARITY Act, if it were required to do so, we could face increased compliance costs and regulatory scrutiny, which could have a material and adverse impact on our business and performance.

If we elect to use derivative instruments to hedge the price risk of holding Bitcoin, such derivatives are highly volatile and subject to market and liquidity risks, which could negatively impact our Bitcoin strategy.

We may invest and trade in a variety of derivative instruments to hedge the price risk associated with Bitcoin. Derivatives, such as futures and swaps, are financial instruments or arrangements in which the risk and return are related to changes in the value of other assets, reference rates or indices. These instruments are highly volatile and expose investors to a high risk of loss. The low initial margin deposits normally required to establish a position in such instruments permit a high degree of leverage. As a result, depending on the type of instrument, a relatively small movement in the price of a contract may result in a profit or a loss which is high in proportion to the amount of funds actually placed as initial margin and may result in unquantifiable further loss exceeding any margin deposited. Our ability to profit or avoid risk through investment or trading in derivatives will depend on our ability to anticipate changes in the underlying assets, reference rates or indices. Engaging in hedging may result in poorer overall performance for us than we could have achieved had it not engaged in such hedging transactions. In addition, although we may utilize a variety of instruments, including options and other derivatives, for hedging and risk management purposes, it is not obligated to, and may not, hedge against certain risks. Furthermore, our portfolio may be exposed to risks that cannot be hedged. Use of hedging and risk management products may also increase our regulatory burden and costs of compliance.

We will be exposed to the default risk of our clearing broker if we hedge the price risk of Bitcoin through the purchase of futures contracts.

If we use a clearing broker to help manage financial transactions — such as buying or selling Bitcoin futures contracts to hedge against Bitcoin price swings — then we will be exposed to the clearing broker’s credit risk. Under the CEA and CFTC regulations, futures contracts must be cleared through a clearing broker known as a registered futures commission merchant (“FCM”). FCMs hold a certain amount of the customer collateral that customers deposit in connection with their futures trading, and are responsible for posting that collateral to the clearinghouse on the customer’s behalf when the clearinghouse issues a margin call. FCMs are required to maintain such collateral and all customer assets in a segregated account. If the FCM fails to do so, or is unable to satisfy a substantial deficit in a customer account, our customers (including us) may be subject to risk of loss of their funds in the event of the FCM’s insolvency. In such event, under the current U.S. Bankruptcy Code, the FCM’s customers (including us) are entitled to recover only a proportional share of all property available for distribution to all of that FCM’s customers. We may therefore be exposed to material losses in the event of an FCM’s or fellow FCM customer’s default or insolvency.

Qualified Financial Contract Stay rules may restrict our ability to liquidate our positions or exercise default rights in the event that a swap counterparty becomes insolvent.

Under regulations issued by certain U.S. banking regulators that are currently in effect, certain large U.S. financial institutions and their subsidiaries, as well as the U.S. branches or subsidiaries of certain large non-US financial institutions, are required to amend the default and transfer provisions of their “Qualified Financial Contracts” (“QFCs”), and to ensure that future QFCs comply with the relevant regulations.

QFCs include swaps and repurchase agreements (among other types of contracts) and guarantees and other forms of credit enhancement for such contracts, that receive certain favorable treatment under the U.S. Bankruptcy Code by permitting market participants (like us) to avoid the otherwise-applicable “automatic stay” provisions of the Bankruptcy Code, and terminate the contracts in the event of the financial institution’s or our guarantor’s bankruptcy. The purpose of these requirements is to ensure that, in the event of a large financial institution’s bankruptcy, or the bankruptcy of a guarantor or covered affiliate, QFC counterparties do not simultaneously terminate their positions and cause a liquidity shortfall before the financial institution’s affiliates and/or federal regulators are able to resolve the defaulting entity in an orderly fashion.

As a result of these regulations, if we enter into QFCs with a covered financial institution, and that financial institution, our guarantor or a covered affiliate becomes bankrupt (i.e., it becomes subject to a receivership, insolvency, liquidation, resolution or similar proceeding), we may be restricted from immediately terminating that agreement, which could lead to losses on our positions.

In addition, various foreign jurisdictions have adopted comparable rules, including France, Germany, Japan, Switzerland and U.K. If we enter into QFCs with a covered financial institution in any of those foreign jurisdictions, the restrictions on immediately terminating QFCs could lead to a negative effect on our business.

The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of Bitcoin and adversely affect our business.

As a result of our Bitcoin strategy, our assets are concentrated in our Bitcoin holdings. Accordingly, the emergence or growth of digital assets other than Bitcoin may have a material adverse effect on our financial condition. As of May 2025, Bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions on the network that requires significantly less computing power than proof-of-work mining. As a result, validators now stake, or lock up, a certain amount of Ethereum’s native cryptocurrency, Ether, as collateral. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions on the Ethereum network and other alternative blockchain networks are perceived as superior to proof-of-work mining used for the Bitcoin network, those alternative blockchain networks and their associated digital assets could gain market share relative to Bitcoin.

Other alternative digital assets that may compete with Bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to Bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. Stablecoins offer users the benefour of blockchain-based transactions without exposure to the price volatility historically associated with Bitcoin. As adoption of stablecoins grows, they may increasingly serve functions that might otherwise have been fulfilled by Bitcoin, particularly for payments, remittances, or short-term transactional use cases. If stablecoins gain broader acceptance by consumers, businesses, or regulators as a preferred form of digital currency, demand for Bitcoin could diminish. This competitive dynamic may adversely affect Bitcoin’s market price, reduce trading volumes, and negatively impact our Bitcoin-related holdings, financial performance, and strategic initiatives.

Additionally, central banks in some countries have started to introduce digital forms of legal tender often known as central bank digital currency (“CBDCs”). For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, Bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of Bitcoin to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

The availability of spot Bitcoin ETPs for Bitcoin and other digital assets may adversely affect the market price of our listed securities and may make it more difficult for us to execute our Bitcoin strategy.

Although Bitcoin and other digital assets have experienced a surge of investor attention since Bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to Bitcoin through traditional investment channels, and instead generally were only able to hold Bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold Bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct Bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to Bitcoin through investment vehicles that hold Bitcoin and issue shares representing fractional undivided interests in their underlying Bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to Bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot Bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. To the extent investors view our Common Stock as providing exposure to Bitcoin, it is possible that the value of our Common Stock may also have included a premium over the value of our Bitcoin due to the prior scarcity of traditional investment vehicles providing investment exposure to Bitcoin, and that the value of our Common Stock may decline due to investors now having a greater range of options to gain exposure to Bitcoin and investors choosing to gain such exposure through spot Bitcoin ETPs rather than our Common Stock. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in Ether, the main crypto digital asset supporting and underlying the Ethereum blockchain. The approved Ether spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for Ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of Bitcoin as well as a decline in the value of our Common Stock relative to the value of our Bitcoin.

Although we are an operating company, and believe it offers a different value proposition than a Bitcoin investment vehicle such as a spot Bitcoin ETP, investors may nevertheless view our Common Stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP instead of our Common Stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin that is generally not subject to federal income tax at the entity level, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot Bitcoin ETPs, we (i) do not seek for our shares of our Common Stock to track the value of the underlying Bitcoin it holds before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Exchange Act, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and does not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Common Stock. Based on how we are viewed in the market relative to spot Bitcoin ETPs, and other vehicles which offer economic exposure to Bitcoin, such as Bitcoin futures ETFs, leveraged Bitcoin futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our Common Stock relative to the value of our Bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot Bitcoin ETPs for Bitcoin and other digital assets could have a material adverse effect on the market price of our listed securities.

In the ordinary course of business managing our Bitcoin holding as a Bitcoin treasury company, we may purchase Bitcoin through spot markets which may be exposed to fraud and market manipulation, including through front running and wash trading, which may adversely affect the value of the shares of our Common Stock.

The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.

The SEC has identified possible sources of fraud and manipulation in the Bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in Bitcoin manipulating Bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in Bitcoin, new sources of demand for Bitcoin, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at Bitcoin trading platforms.

In the ordinary course of business managing our Bitcoin holding as a Bitcoin treasury company, we may purchase Bitcoin through spot markets. Over the past several years, a number of Bitcoin spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such Bitcoin spot markets were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges.

In 2022, there were reports claiming that more than half of Bitcoin trading volume on digital asset exchanges was fake. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain Bitcoin exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of Bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling Bitcoin and Bitcoin Cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.

The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the shares of our Common Stock. Any market abuse, and a loss of investor confidence in Bitcoin, may adversely impact pricing trends in Bitcoin markets broadly, as well as an investment in shares of our Common Stock.

The price of Bitcoin on available spot markets may be exposed to wash trading.

Spot markets on which Bitcoin trades, through which we may purchase Bitcoin, may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin and/or negatively affect the market perception of Bitcoin.

To the extent that wash trading either occurs or appears to occur in spot markets on which Bitcoin trades, investors may develop negative perceptions about Bitcoin and the digital assets industry more broadly, which could adversely impact the price Bitcoin and, therefore, the price of shares of our Common Stock. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.

The price of Bitcoin on available spot markets may be exposed to front-running.

Spot markets on which Bitcoin trades, through which we may purchase Bitcoin, may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of gas prices or timestamps, also known as slow matching. To extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.

Bitcoin is susceptible to various types of malicious attacks, including a “51% attack” and such an attack, even temporarily, could adversely impact the price of Bitcoin and the value of shares of our Common Stock.

Digital asset networks, including the Bitcoin network, are subject to control by entities that capture a majority of the network’s computational power. If a single attacker, or a group of attackers acting in concert, control (even temporarily) a majority of the network mining power (known as hash rate) of the Bitcoin network, known as a “51%” attack, they could engage in harmful acts that could threaten the integrity of the network. For example, such attackers could reverse completed transactions, approve or reject transactions solely for their own benefit, or modify the ordering of transactions. This might allow these malicious actors to “double-spend” their own Bitcoin (i.e., spend the same Bitcoin in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actors did not yield our control of the processing power on the Bitcoin network or the network community did not reject the fraudulent blocks as malicious, reversing any changes made to the Bitcoin network may not be possible.

Further, a malicious actor could create a flood of transactions in order to slow down confirmations of transactions on the Bitcoin network. For example, on June 2, 2018, the Horizen network was the target of a double-spend attack by an unknown actor that gained more than 50% of the processing power of the Horizen network. The attack was the result of delayed submission of blocks to the Horizen network. The core developers of Zen subsequently implemented mitigation procedures to significantly increase the difficulty of attacks of this nature by introducing a penalty for delayed block submissions.

Bitcoin mining pools, where miners combine their computational resources (hash power) to increase their chances of mining new blocks and earning rewards, have become a crucial part of the Bitcoin network. If large mining pools were to combine their resources and act maliciously, it could increase the risk of a 51% attack. Moreover, if a majority of miners used the same hardware to mine Bitcoin and such hardware contained malicious code, it is possible that the distributor of that code could launch a 51% attack. For example, in May 2019, the Bitcoin Cash network, a proof-of-work network, experienced a >50% attack when two large mining pools reversed a series of transactions to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, certain individuals believe it negatively impacted the Bitcoin Cash network.

A 51% attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced computing power threshold required to control a majority of a given network. Nevertheless, it is theoretically possible to mount a similar 51% attack on Bitcoin or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Bitcoin network increases, there may be a negative effect on the value of Bitcoin and the value of the shares of our Common Stock.

There are only a few developers who have the authority to maintain the Bitcoin code. A malicious actor could obtain control over the Bitcoin network by influencing or exerting control over one more maintainers. The malicious actor could, for example, convince or pressure a maintainer to modify the code in a manner that benefits the malicious actor. If such amended code is then unknowingly incorporated by a majority of miners, the malicious actor might be able to manipulate the bitcoin network to their benefit. To the extent the malicious actor is successful, and such amendments enable the malicious exploitation of the Bitcoin network, the risk that a malicious actor may be able to obtain control of the Bitcoin network in this manner exists, which may adversely affect the value of our Common Stock.

To the extent that the Bitcoin ecosystem, including the core developers and the administrators of mining pools, does not act to ensure greater decentralization of mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin network will increase, which may adversely affect the value of the shares of our Common Stock.

If any of these exploitations or attacks occur, it could result in a loss of public confidence in Bitcoin and a decline in the value of Bitcoin and, as a result, adversely impact shares of our Common Stock.

There is legal and regulatory uncertainty around Bitcoin and other digital assets, and our Bitcoin strategy could subject it to enhanced regulatory oversight.

As noted above, several spot Bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot Bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our Bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented or intends to implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering, know-your-customer and sanctions laws and regulations and take care to only acquire our Bitcoin through entities subject to anti-money laundering/know-your-customer regulation and related compliance rules in the United States, if it is found to have purchased any of our Bitcoin from bad actors that have used Bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings, investigations and any further transactions or dealings in Bitcoin by we may be restricted or prohibited.

At the Closing, Legacy ProCap contributed its Bitcoin to us, and we use a portion of the Bitcoin and/or cash and cash equivalents to secure the Convertible Notes. We may incur additional indebtedness or enter into other financial instruments in the future that may be collateralized by our Bitcoin holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our Bitcoin holdings. These types of Bitcoin-related transactions may be the subject of enhanced regulatory oversight. These and any other Bitcoin-related transactions we may enter into, beyond simply acquiring and holding Bitcoin, may subject it to additional regulatory compliance requirements and scrutiny, including under Federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. While the financial and regulatory fallout from FTX’s collapse did not directly impact our business, financial condition or corporate assets, the FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting Bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in Bitcoin.

Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes.

Bitcoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many Bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in Bitcoin trading venues, including prominent exchanges that handle a significant volume of Bitcoin trading and/or are subject to regulatory oversight, in the event one or more Bitcoin trading venues cease or pause for a prolonged period the trading of Bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of Bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of our June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through our affiliates to artificially inflate the volume of certain digital assets traded on our exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the Bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the Bitcoin market than is commonly understood. Any actual or perceived wash trading in the Bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our Bitcoin. Negative perception, a lack of stability in the broader Bitcoin markets and the closure, temporary shutdown or operational disruption of Bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the Bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in Bitcoin and the broader Bitcoin ecosystem and greater volatility in the price of Bitcoin. Since 2018, the SEC has initiated a number of crypto and digital-asset-related enforcement actions. While the SEC has since requested the dismissal of several of these cases, the SEC or other regulatory agencies may initiate similar actions in the future, which could materially impact the price of Bitcoin and our ability to own or transfer Bitcoin. As the price of our listed securities is affected by the value of our Bitcoin holdings, the failure of a major participant in the Bitcoin ecosystem could have a material adverse effect on the market price of our listed securities.

In addition, private actors that are wary of Bitcoin or the regulatory concerns associated with Bitcoin have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities.

Failure to maintain effective Anti-Money Laundering and Know Your Customer compliance policies could adversely affect our business, reputation, and regulatory standing.

We implemented a comprehensive Know Your Customer (“KYC”) and Anti-Money Laundering (“AML”) Policy designed to comply with global AML and Counter-Terrorist Financing (“CTF”) laws and regulations. The policy includes board-level governance, annual risk assessments, customer identification procedures, enhanced due diligence for high-risk customers, ongoing transaction monitoring, daily sanctions screening, and prompt reporting of suspicious activities. We also conduct annual AML/KYC training for all employees and engage an independent third party to audit our program annually.

Despite these measures, there can be no assurance that our policies and procedures will be fully effective in preventing the use of services for money laundering, terrorist financing, or other illicit activities. The legal and regulatory landscape governing AML, KYC, and CTF compliance continues to evolve, and we may be subject to increased scrutiny or new regulatory requirements in the jurisdictions in which we operate. Any failure, or perceived failure, to maintain effective compliance programs could result in significant legal, financial, and reputational harm, including regulatory enforcement actions, monetary penalties, operational restrictions, and loss of business opportunities.

Moreover, detecting and preventing such misuse is inherently challenging, and despite our efforts, we may not be able to identify all illicit activity in a timely manner or at all. Any such failure could harm our reputation, impair customer and partner confidence, and adversely affect our financial condition and results of operations.

We do not have policies in place to address airdrops, incidental rights, or hard forks, and any failure to adopt or implement such policies in a timely manner could expose us to operational, legal, and compliance risks.

As part of our operations, we may be affected by events such as airdrops, the receipt of incidental rights, or blockchain protocol changes known as hard forks. At present, we do not have formal policies or procedures in place to address the accounting, operational, tax, legal, or regulatory implications of these events. We plan to evaluate the need for such policies in consultation with our board of directors. While our audit committee and board of directors will monitor related risks as part of their oversight responsibilities, there can be no assurance that appropriate policies will be adopted or implemented in a timely manner, or at all.

The absence of formalized policies increases our exposure to various risks, including inconsistent treatment of such events, potential violations of applicable laws or regulations, financial reporting inaccuracies, and operational inefficiencies. In addition, future receipt of digital assets through airdrops or forks may raise questions about our rights and obligations with respect to such assets, as well as potential tax liabilities. If we fail to appropriately address these issues, our business, financial condition, and results of operations could be materially and adversely affected.

Our Bitcoin holdings will be less liquid than existing cash and cash equivalents and may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents.

Historically, the Bitcoin market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in our entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our Bitcoin at favorable prices or at all. For example, a number of Bitcoin exchanges or other trading venues temporarily halted deposits and withdrawals in 2022. As a result, our Bitcoin holdings may not be able to serve as a source of liquidity for it to the same extent as cash and cash equivalents. Further, Bitcoin we hold with our custodians and transact with our trade execution partners will not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Bitcoin or otherwise generate funds using our Bitcoin holdings, including in particular during times of market instability or when the price of Bitcoin has declined significantly. If we are unable to sell our Bitcoin, enter into additional capital raising transactions, including capital raising transactions using Bitcoin as collateral, or otherwise generate funds using our Bitcoin holdings, or if it is forced to sell our Bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

If we or our third-party service providers experience a security breach or cyber-attack and unauthorized parties obtain access to our Bitcoin assets, we may lose some or all of our Bitcoin assets temporarily or permanently and our financial condition and results of operations could be materially adversely affected.

Substantially all of the Bitcoin we own will be held in custody accounts at institutional-grade digital asset qualified custodians. Our third-party custody partners, including Anchorage Digital Bank, N.A. (“Anchorage”) and BitGo Trust Company, Inc., safeguard our Bitcoin. Any material failure by our partners to maintain the necessary controls, policies, procedures to manage our Bitcoin could adversely impact our business, operating results, and financial condition. Security breaches and cyberattacks are of particular concern with respect to our Bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in:

●	a partial or total loss of our Bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our Bitcoin;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Bitcoin blockchain ecosystem or in the use of the Bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Middle East conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Bitcoin industry, including third-party services on which it relies, could materially and adversely affect our business.

We face risks relating to the custody of our Bitcoin, including the loss or destruction of private keys required to access our Bitcoin and cyberattacks or other data loss relating to our Bitcoin, which could cause us to lose some or all of our Bitcoin.

We hold our Bitcoin with regulated qualified custodians at U.S.-based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security. We do not anticipate that our custodial services contracts will restrict our ability to reallocate our Bitcoin among our custodians, and our Bitcoin holdings may be concentrated with a single custodian from time to time. If there is a decrease in the availability of digital asset qualified custodians that we believe can safely custody our Bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States.

We may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Our insurance may only cover losses of a small fraction of the value of the entirety of our Bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we will have or that such coverage will cover losses with respect to our Bitcoin. Moreover, our use of custodians exposes it to the risk that the Bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Bitcoin is held. While the Bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the Bitcoin held in such wallet. To the extent the our private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulations may limit the number and quality of financial institutions that provide custodial services for Bitcoin.

On January 23, 2025, the SEC rescinded Staff Accounting Bulletin 121 and replaced it with Staff Accounting Bullet 122. SAB 122 expands the scope of reporting obligations for any companies with digital asset holdings subject to “crypto asset safeguarding obligations.” While the standard primarily addresses custodial assets, there is ambiguity regarding whether companies that use third-party custodians or engage in other digital asset treasury activities may be required to recognize liabilities or enhanced disclosures related to their Bitcoin holdings. If our Bitcoin treasury strategy is deemed to create safeguarding obligations under SAB 122, we could be required to recognize corresponding liabilities and assets, increasing reported balance sheet size without a change in economic exposure. This could distort financial metrics, increase compliance costs, and create additional risks of investor confusion or regulatory scrutiny.

Regulatory change reclassifying Bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act and could adversely affect the market price of Bitcoin and the market price of our listed securities. Any such regulatory change could also require we to institute burdensome regulatory requirements, and our activities may be restricted. We are not subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers, which could pose risks to investors.

Our assets are concentrated in our Bitcoin holdings. The CFTC has asserted regulatory authority over Bitcoin and courts have generally accepted that Bitcoin falls under the CFTC’s purview for commodities regulation. While senior SEC officials have stated their view that Bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act, which would subject us to significant additional regulatory controls, fines or other penalties that could have a material adverse effect on our ability to execute on our Bitcoin strategy and our business and operations, and may also require it to substantially change or restructure the manner in which we conduct our business, including discontinuing certain products or services. We cannot assure investors that, under certain conditions, changed circumstances, or changes in the law, we may not become subject to the Investment Company Act or other burdensome regulations.

In addition, if Bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of Bitcoin and in turn adversely affect the market price of our listed securities.

If we were to become subject to the legal and regulatory obligations that apply to investment companies such as mutual funds and ETFs, or to obligations applicable to investment advisers, the costs of compliance could be burdensome and could prevent us from executing our Bitcoin strategy.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers,” as applicable, under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and does not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our Bitcoin strategy, our use of leverage, the manner in which our Bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our Bitcoin holdings or other activities it may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Bitcoin. Registration under, and compliance with, the Investment Advisers Act of 1940, as amended (or comparable state laws) could be costly and could divert attention of us and our directors. If registration is required, there can be no assurance that necessary approvals will be obtained, or that statutory, regulatory, judicial, or administrative interpretations of existing laws and regulation will not in the future impose more comprehensive or stringent requirements on us and our directors.

Our Bitcoin strategy exposes it to risk of non-performance by counterparties, including in particular risks related to our custodians.

Our Bitcoin strategy exposes it to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of Bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our Bitcoin is custodian performance obligations under the custody arrangements it has entered into. A series of relatively recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, among others, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, our parent company Digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held Bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our Bitcoin holdings, it would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our Bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

We may pursue strategies to generate income or liquidity from our Bitcoin holdings, such as lending, staking, or entering into other arrangements, which could significantly increase our exposure to counterparty, credit, and operational risks.

In addition to the risks associated with the custody of our Bitcoin, we may from time to time pursue strategies to generate income or liquidity from our Bitcoin holdings, including lending Bitcoin to third parties, entering into repurchase or derivative arrangements, staking assets (including other cryptocurrency assets, although Bitcoin itself does not natively support staking), or using our holdings in other ways that may involve the transfer or encumbrance of digital assets. These strategies inherently involve heightened counterparty risk, particularly where our Bitcoin is transferred to or held by third parties for purposes of collateralization, lending, or income generation. Any such arrangements could expose us to the risk of loss in the event of the counterparty’s default, insolvency, fraud, or mismanagement. In addition, these activities may subject us to complex legal, regulatory, and tax regimes that continue to evolve and remain uncertain. If a counterparty fails to return our Bitcoin as expected, or if our rights in such arrangements are not enforceable in the event of insolvency or other adverse proceedings, we could suffer substantial losses. These risks could have a material adverse effect on our business, financial condition, and results of operations.

Because a substantial portion of our total assets consists of Bitcoin, a prolonged decline in the market price of Bitcoin could cause us to fall below Nasdaq’s continued listing standards for minimum stockholders’ equity or market value of listed securities.

A significant portion of our total assets is comprised of Bitcoin, and as a result, the value of our assets will be highly sensitive to fluctuations in the market price of Bitcoin. Nasdaq’s continued listing standards require listed companies to maintain certain minimum levels of stockholders’ equity and market value of listed securities. If the market price of Bitcoin were to experience a prolonged or severe decline, the value of our Bitcoin holdings — and consequently, our total assets and stockholders’ equity — could decrease substantially. Such a decline could cause us to fall below the minimum requirements for continued listing on Nasdaq, including the minimum stockholders’ equity or market value of listed securities. If we were to fail to satisfy these continued listing standards, Nasdaq could initiate delisting proceedings, which would likely have a material adverse effect on the liquidity and market price of our Common Stock. Delisting could also impair our ability to access capital markets, attract and retain investors, and execute our business strategy. Even the risk of potential delisting could negatively impact investor confidence and the value of our Common Stock.

Negative developments in the cryptocurrency industry — including fraud, cybercrime or platform failures — may result in unfavorable publicity and could impact investor sentiment with respect to us even if we are not directly involved in any of the reported events.

The cryptocurrency industry has been subject to a number of high-profile negative developments, including instances of fraud, theft, cyberattacks, regulatory enforcement actions, and failures or insolvencies of major trading platforms and custodians. Even if we are not directly involved in or affected by such events, negative publicity and heightened scrutiny of the cryptocurrency industry as a whole could adversely impact investor sentiment toward companies with significant exposure to digital assets, including ours. For example, reports of security breaches, mismanagement, or criminal activity at other cryptocurrency companies or exchanges may lead to increased concerns about the safety and legitimacy of digital assets generally, which could result in reduced demand for our Common Stock, increased volatility in our share price, and greater difficulty in raising capital or maintaining business relationships. In addition, negative industry developments may prompt regulatory authorities to impose stricter requirements or oversight, which could increase our compliance costs and operational risks. The perception of heightened risk in the cryptocurrency sector, regardless of our actual involvement or risk profile, could therefore have a material adverse effect on our reputation, business, financial condition, and results of operations.

We may engage in staking activities with respect to digital assets that we hold, which could expose us to significant risks, including regulatory, operational, and financial risks.

Staking involves committing digital assets to support the operations of a blockchain network, including transaction validation and governance, in exchange for potential rewards. The regulatory treatment of staking remains uncertain, but the SEC recently issued a statement providing that certain cryptoasset staking activities in connection with proof-of-stake networks do not create investment contracts that would require registration under the federal securities laws. Specifically, the SEC’s Division of Corporation Finance issued a statement on May 29, 2025, stating that protocol staking activities, such as self-staking and custodial staking, are not considered investment contracts under the Howey test. This means that these activities do not involve the offer or sale of securities and are not subject to registration requirements under federal securities laws. However, this statement is narrowly framed and fact-dependent, and does not address all variations of staking, including “liquid staking” and “restaking.” Additionally, the SEC statement is non-binding and does not foreclose contrary SEC guidance or enforcement activity.

In addition, staking often involves the risk of “slashing,” a mechanism by which staked assets may be forfeited due to network rule violations or technical errors. Staked assets may also be subject to lock-up periods or delayed withdrawal windows, limiting liquidity and financial flexibility. Furthermore, staking typically requires reliance on third-party custodians or validator infrastructure, increasing exposure to cybersecurity threats, loss of access to digital wallets, or operational failures. These risks, combined with the evolving and complex nature of staking protocols, could result in asset loss, reduced returns, or other adverse effects on our business, financial condition, and results of operations.

Our advertising revenue and cryptocurrency-focused media business are subject to risks and uncertainties, including those related to the use of digital assets and staking activities, which could adversely affect our financial performance.

A portion of our business and revenue is derived from advertising and media operations focused on cryptocurrency markets, digital assets, and blockchain-related content. Advertising spending in this sector is highly volatile and closely tied to overall sentiment and activity in the cryptocurrency industry, which is subject to rapid market fluctuations, evolving technology, and increased regulatory scrutiny. Downturns in the digital asset markets, negative press coverage, or changes in public perception may cause advertisers to reduce or eliminate their spending on cryptocurrency-related platforms. As part of our advertising and media offerings, we may accept digital assets as payment from advertisers or partners and, with respect to certain Proof-of-Stake digital assets, we may engage in staking activities with respect to those assets to generate additional yield. The risks associated with staking are described above.

Moreover, our ability to attract and retain advertisers depends on the size and engagement of our audience, the perceived credibility and neutrality of our content, and our ability to comply with increasingly complex regulations governing financial promotions and digital marketing. Any adverse developments in these areas could materially and adversely affect our media operations, advertising revenue, and overall business and financial results.

Changes to the protocols underlying blockchain networks, including soft forks and hard forks, may result in significant disruptions, chain splits, or divergence in asset values, any of which could materially and adversely affect the value of our digital asset holdings and our business operations.

Blockchain networks, such as Bitcoin, operate on open-source protocols that are not centrally governed. As a result, changes to these protocols — whether through “soft forks” that maintain backward compatibility or “hard forks” that create incompatible versions — are typically initiated and adopted through community consensus. For certain changes, such as soft forks, miners may signal their support with hash power, but ultimate enforcement of rule changes is determined by the node operators who validate transactions and blocks. If a substantial portion of nodes rejects a proposed change, especially in the context of a hard fork, the network may experience a chain split in which two or more divergent versions of the blockchain emerge.

Such chain splits can lead to operational disruptions, security vulnerabilities, or significant uncertainty regarding which blockchain version will be recognized as the “main” chain. In the event of a fork, we may hold or receive assets on multiple chains, which could result in unexpected tax, legal, or accounting consequences, or may expose us to technical or custodial risks. Additionally, forks can cause volatility in the price and liquidity of digital assets held by us, particularly if there is a lack of consensus among network participants or divergence in community support, market acceptance, or exchange listings. These risks could adversely impact the value of our digital assets, impair our ability to generate revenue or pursue our business strategies, and result in increased compliance, legal, or operational costs.

The use of new and evolving technologies, such as artificial intelligence (“AI”), in our business may result in spending material resources and presents risks and challenges that can impact our business including by posing security and other risks to our confidential and/or proprietary information, including personal information, and as a result we may be exposed to reputational harm and liability.

We intend to use and integrate AI into our business processes, and this innovation presents risks and challenges that could affect our adoption, and therefore our business. If we enable or offer solutions that draw controversy due to perceived or actual negative societal impact, we may experience brand or reputational harm, competitive harm or legal liability. The use of certain AI technology can give rise to intellectual property risks, including compromises to proprietary intellectual property and intellectual property infringement.

Additionally, we expect to see increasing government and supranational regulation related to AI use and ethics, which may also significantly increase the burden and cost of research, development and compliance in this area. For example, the European Union’s (“EU”) Artificial Intelligence Act (“AI Act”) — the world’s first comprehensive AI law — entered into force on August 1, 2024, with most of our provisions set to take effect on August 2, 2026. This legislation imposes significant obligations on providers and deployers of high-risk AI systems, and encourages providers and deployers of AI systems to account for EU ethical principles in their development and use of these systems. If we develop or use AI systems that are governed by the AI Act, it may necessitate ensuring higher standards of data quality, transparency, and human oversight, as well as adhering to specific and potentially burdensome and costly ethical, accountability, and administrative requirements. Furthermore, in the U.S., a number of states have proposed and passed laws regulating various uses of AI, and federal regulators have issued guidance affecting the use of AI in regulated sectors.

The rapid evolution of AI will require the application of significant resources to design, develop, test and maintain our products and services to help ensure that AI is implemented in accordance with applicable law and regulation and in a socially responsible manner and to minimize any real or perceived unintended harmful impacts. Further, bad actors around the world use increasingly sophisticated methods, including the use of AI, to engage in illegal activities involving the theft and misuse of personal information, confidential information and intellectual property. Any of these effects could damage our reputation, result in the loss of valuable property and information, cause us to breach applicable laws and regulations, and adversely impact our business, financial condition, and results of operations.

Risks Related to Being a Public Company

The market price of our Common Stock may be volatile and decline materially as a result of volatility in Bitcoin or the digital asset markets generally, or for other reasons. You should be aware that you may lose some or all of your investment.

The trading price of our Common Stock is likely to be volatile. The stock market has recently experienced and in the future may experience extreme volatility. This volatility has often been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares of our Common Stock at an attractive price due to a number of factors such as the following:

●	our operating and financial performance and prospects;

●	risk of our credit rating being downgraded;

●	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

●	conditions that impact demand for our future products and/or services;

●	future announcements concerning our business, our customers’ businesses or our competitors’ businesses;

●	the public’s reaction to our press releases or other public announcements and filings with the SEC;

●	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;

●	the size of our public float;

●	volatility in Bitcoin, our principal asset;

●	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

●	market and industry perception of our success, or lack thereof, in pursuing our strategy;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	changes in laws or regulations which adversely affect our industry or us;

●	privacy and data protection laws, privacy or data breaches, or the loss of data;

●	changes in our accounting standards, policies, guidance, interpretations or principles;

●	changes in our senior management or key personnel;

●	issuances, exchanges or sales, or expected issuances, exchanges or sales of our Common Stock;

●	changes in our dividend policy;

●	failure by us to comply with regulatory requirements, including those related to governance and control requirements in particular jurisdictions, international sanctions or a change in regulations or enforcement policies that adversely affects our operations;

●	adverse resolution of new or pending investigation, regulatory action or litigation against us; and

●	changes in general market, economic and political conditions in the United States and other global economies or financial markets, including those resulting from inflation and related monetary policy in response to inflation, natural disasters, terrorist attacks, acts of war and responses to such events.

These broad market and industry factors may materially reduce the market price of our Common Stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low. As a result, you may suffer a loss on your investment. Our share price may be exposed to additional risks because our business will become a public company through a “de-SPAC” transaction. There has been increased focus by government agencies on such transactions, and we expect that increased focus to continue. We may be subject to increased scrutiny by the SEC and other government agencies on holders of our securities as a result, which could adversely affect the price of our Common Stock.

A substantial part of our assets are our Bitcoin holdings and cash and cash equivalents from the proceeds of the Business Combination and the Transaction Financings not invested in Bitcoin. Although we expect to have certain other operations, we will depend on such retained cash and cash equivalents to pay our debts and other obligations.

A substantial part of our assets are our Bitcoin holdings and cash and cash equivalents from the proceeds of the Business Combination and the Transaction Financings not invested in Bitcoin. While we plan to generate revenue through the creation of media products related to Bitcoin, including audio, video, and text products to educate a global audience about Bitcoin, as well as the active management of our Bitcoin holdings these business strategies are subject to risks as described in this section. our ability to pay taxes and operating expenses, as well as our debt service obligations in the future, if any, will be largely dependent upon the financial results and cash flows resulting from our business strategies. There can be no assurance that we will generate sufficient cash flow from our media products, or that applicable law and contractual restrictions, including negative covenants under any debt instruments, if applicable, will permit the sale of Bitcoin that secures then-outstanding notes in order to fund working capital needs. We may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds, it could adversely affect our liquidity and subject it to additional restrictions imposed by lenders. If we enter into additional financing or other agreements in the future, we cannot make assurances that these agreements will be on favorable terms or that they will not restrict the distribution of dividends or other payments to shareholders.

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Our failure to raise capital when needed could harm our business, operating results and financial condition.

We cannot be certain if it will generate sufficient cash thorough our provision of Bitcoin products or the active management of our Bitcoin holdings to fund future operations or growth of our business. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. We incurred debt at Closing pursuant to the issuance of the Convertible Notes, and may from time to time incur additional debt in order to further our Bitcoin acquisition strategy. If we incur additional debt, the debt holders could also have rights senior to holders of our Common Stock to make claims on our assets. The terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. As a result, our Common Stockholders will bear the risk of future issuances of debt securities reducing the value of our Common Stock.

Our Common Stockholders will experience dilution in the future due to any exercise of existing Warrants and any future issuances of our equity securities.

We currently have outstanding Warrants. In addition, we may issue additional equity securities in the future. The exercise of our Warrants or the issuance of additional shares of our Common Stock or other equity-linked securities will dilute the ownership interests of existing shareholders and may adversely affect the market price of our Common Stock.

The issuance of additional shares or convertible securities by us could make it difficult for another company to acquire us, may dilute the ownership of our Common Stockholders and could adversely affect the price of our Common Stock.

We may obtain additional financing and may issue additional shares and/or offering debt or other equity securities, including senior or subordinated notes, debt securities convertible into equity and/or preferred shares. Issuing additional shares of our Common Stock, other equity securities, and/or securities convertible into equity may dilute the economic and voting rights of our existing shareholders, reduce the market price of outstanding shares of our Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. The potential issuance of additional securities may delay or prevent a change in control of us, discourage bids for our securities at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our securities, including our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. As a result, holders of our Common Stock bear the risk that our future offerings and exercise of any options under any stock option plans that we may implement may reduce the market price of our Common Stock and dilute their percentage ownership.

We will incur significant costs as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.

We will incur significant legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements. We will incur significant costs associated with complying with the requirements of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and related rules implemented by the SEC and Nasdaq, or any other national securities exchange on which it may list our securities. These laws and regulations could make it more difficult or costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board or board committees or as executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, it could be subject to delisting of our Common Stock, fines, sanctions and other regulatory action and potentially civil litigation.

Our management team is expected to have limited experience managing and operating a U.S. public company.

Certain members of our management team are expected to have limited experience managing and operating a U.S. publicly traded company, interacting with U.S. public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. The transition to being a U.S. public company subjects us to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business. we may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company may require costs greater than expected. To support our operations as a U.S. public company, we plan to recruit additional qualified employees or external consultants with relevant experience, which will increase our operating costs in future periods. Should any of these factors materialize, our business, financial condition and results of operations could be adversely affected.

If we are unable to maintain an effective system of internal controls and compliances, our business and reputation could be adversely affected.

Although we plan to manage regulatory compliance by monitoring and evaluating our internal controls to ensure that it is in compliance with all relevant statutory and regulatory requirements, there can be no assurance that deficiencies in our internal controls and compliances will not arise, or that it will be able to implement, and continue to maintain, adequate measures to rectify or mitigate any such deficiencies in our internal controls, in a timely manner or at all. We cannot assure that there will be no instances of inadvertent non-compliances with statutory requirements, which may subject it to regulatory action, including monetary penalties, which may adversely affect our business and reputation.

Our failure to timely and effectively implement controls and procedures required by Sections 302 and 404(a) of the Sarbanes-Oxley Act that are applicable to it could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of The Nasdaq Global Market. Section 302 of the Sarbanes-Oxley Act will require, among other things, that we report on and evaluate the effectiveness of our disclosure controls and procedures in our quarterly and annual reports. Section 404 of the Sarbanes-Oxley Act requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each fiscal year, including a management report assessing the effectiveness of our internal control over financial reporting beginning with our first Annual Report on Form 10-K for the year in which the Business Combination was consummated. Additionally, once we cease to be an emerging growth company, our independent registered accounting firm will also be required to attest to the effectiveness of our internal control over financial reporting in each Annual Report on Form 10-K to be filed with the SEC. We may in the future identify material weaknesses or significant deficiencies that it may be unable to remedy before the requisite deadline for those reports. Our ability to comply with the annual internal control reporting requirements will depend on the effectiveness of our financial reporting and data systems and controls across our company. We expect these systems and controls to involve significant expenditures and to become increasingly complex as our business grows. To effectively manage this complexity, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. Any weaknesses or deficiencies or any failure to implement required new or improved controls, or difficulties encountered in the implementation or operation of these controls, could harm our operating results and cause it to fail to meet our financial reporting obligations or result in material misstatements or omissions in our financial statements, which could adversely affect our business, invite regulatory scrutiny, and reduce the market price of our Common Stock.

We are an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our Common Stock less attractive to investors.

We qualify as an “emerging growth company,” as defined in the JOBS Act. While we remain an emerging growth company, we will be permitted to, and plans to, rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include: (i) an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley, (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (iii) reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, registration statements and proxy statements, and (iv) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable.

We cannot predict whether investors will find our Common Stock less attractive if it relies on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for Common Stock. The market price of our Common Stock may be more volatile.

We expect to remain an emerging growth company until the earlier of (i) the last day of the fiscal year (1) following the fifth anniversary of the consummation of the Business Combination, (2) in which we have total annual gross revenue of at least $1.235 billion, or (3) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates equaled or exceeded $700 million as of the end of that year’s second fiscal quarter, and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Our Charter designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit the stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees, agents or stockholders.

Our Charter provides that unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, agent or our stockholder to us or our stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, our Charter, or our Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery lacks jurisdiction over any such action or proceeding, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware). Our Charter will also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our exclusive forum provision does not apply to a complaint asserting a cause of action arising under the Exchange Act or the rules and regulations promulgated thereunder.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees, agents or stockholders, which may discourage such lawsuits against us and such persons. A stockholder that is unable to bring a claim in the judicial forum of our choosing may be required to incur additional costs in the pursuit of actions which are subject to the exclusive forum provisions described above. We believe these choice of forum provisions may benefit us by providing increased consistency in the application of the DGCL and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums, and protection against the burdens of multi-forum litigation. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of the choice of forum provisions included in our governing documents. If a court were to find these provisions of our governing documents inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our financial condition, results of operations and cash flows.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, the market price of our Common Stock could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us, our business. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, it could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. If one or more of the analysts who cover us downgrades our Common Stock or if our reporting results do not meet their expectations, the market price of our Common Stock could decline. Moreover, the market price of our Common Stock may decline after the Business Combination if we do not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial analysts, or the effect of the Business Combination on our financial results is not consistent with the expectations of financial analysts. Accordingly, holders of our Common Stock may experience a loss as a result of a decline in the market price of our Common Stock following the Business Combination. In addition, a decline in the market price of our Common Stock following the consummation of the Business Combination could adversely affect our ability to issue additional securities and to obtain additional financing in the future.

We may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities. These matters are often expensive and time consuming, and, if resolved adversely, could harm our business, financial condition and operating results.

We may from time to time become subject to claims, arbitrations, individual and class action lawsuits with respect to a variety of matters, including employment, consumer protection, advertising and securities. In addition, we may from time to time become subject to government and regulatory investigations, inquiries, actions or requests, other proceedings and enforcement actions alleging violations of laws, rules and regulations, both foreign and domestic. The scope, determination and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes and proceedings to which we are subject cannot be predicted with certainty, and may result in:

●	substantial payments to satisfy judgments, fines or penalties;

●	substantial outside counsel, advisor and consultant fees and costs, including costs for monitorships or other compliance requirements that last beyond the date of the initial regulatory or other governmental action;

●	substantial administrative costs, including arbitration fees;

●	additional compliance and licensure requirements;

●	loss or non-renewal of then-existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for our business;

●	loss of productivity and high demands on employee time;

●	criminal sanctions or consent decrees;

●	termination of certain employees, including members of our executive team;

●	barring of certain employees from participating in our business in whole or in part;

●	orders that restrict our business or prevent us from offering certain products or services;

●	changes to our business model and practices;

●	an inability to deliver on our strategy;

●	delays to planned transactions, product launches or improvements; and

●	damage to our brand and reputation.

Regardless of the outcome, any such matters can have an adverse impact, which may be material, on our business, operating results or financial condition because of legal costs, diversion of management resources, reputational damage and other factors.

We are highly dependent on the services of Anthony Pompliano, who will be our Chief Executive Officer and other members of our senior management team. The loss of any of these key individuals could have a material adverse effect on our business, operations, financial condition, and stock price.

We are highly dependent on the services of Anthony Pompliano, who will be our Chief Executive Officer. Although Mr. Pompliano will spend a majority of his business time and attention on our Company and expects to be highly active in our management, he does not expect to devote his full time and attention to us. Mr. Pompliano will continue to lead Professional Capital Management and to serve as Chief Executive Officer and member of the board of directors of ProCap Acquisition Corp, a special purpose acquisition company, among other business ventures. As a result, he may devote less time to us than if he was not engaged in other business activities. While Mr. Pompliano owes fiduciary duties to our stockholders, he may also owe fiduciary duties to shareholders of other companies with which he may be affiliated. We obtained key man insurance for certain executives, including our Chief Executive Officer, Mr. Pompliano, to mitigate the financial risks associated with the loss of their services, such insurance may not be sufficient to fully cover the potential disruption caused by the loss of these executives. Mr. Pompliano is not bound by an employment agreement for any specific term and, if we were unable to retain him, we may not be able to successfully attract and retain a qualified replacement. Furthermore, the loss of any key personnel could impact our ability to maintain relationships with customers, partners, and investors, or to execute our business strategy effectively, particularly if a suitable replacement cannot be found in a timely manner. The unanticipated departure of any of our key executives could cause uncertainty among investors and employees, potentially leading to stock price volatility or operational challenges. Additionally, the absence of our key executives could result in significant management and operational gaps that could take time to address, which could negatively affect our ability to meet business objectives.

We have engaged in transactions with our affiliates and we expect to do so in the future. The terms of such transactions and the resolution of any conflicts that may arise may not always be in our or our stockholders’ best interests.

We have engaged in transactions, and we expect to continue to engage in transactions, with affiliated companies. Related party transactions can create the possibility of conflicts of interest with regard to our management. Such a conflict could cause an individual in our management to seek to advance his or her economic interests above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors.

For example, Legacy ProCap entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”) on June 23, 2025 with Professional Capital Management, an entity owned and controlled by Mr. Pompliano, our Chief Executive Officer. Under the Services Agreement, Professional Capital Management provides consulting and marketing services to Legacy ProCap. The term of the Services Agreement is four years and automatically renews annually thereafter, however, the Services Agreement may be terminated by either party upon 30-days’ written notice. The purpose of the Services Agreement is for Professional Capital Management to provide certain services and resources to support the growth of Legacy ProCap and us. The services that Professional Capital Management provides through the Services Agreement are different than the services Mr. Pompliano provides in his role as Chief Executive Officer of Legacy ProCap and our Company. As we mature, we expect that it will use fewer of Professional Capital Management’s services pursuant to the Services Agreement.

Mr. Pompliano has entered into a separate non-compete agreement, which is limited to him becoming a Control Person of a public company with a Bitcoin treasury strategy focus until the earlier of (i) eighteen months after Closing and (ii) six months after he ceases to be a Control Person of Legacy ProCap or our Company. If Mr. Pompliano were to terminate his employment with Legacy ProCap or our Company, or if Mr. Pompliano became a Control Person of a public or private company with a Bitcoin treasury strategy, such action could cause Professional Capital Management to terminate the Services Agreement with Legacy ProCap or have a material impact on Legacy ProCap’s or our future business operations and financial condition.

These transactions between Legacy ProCap, us, and other entities controlled by Mr. Pompliano may raise potential conflicts of interest and could result in business arrangements that are not as favorable to Legacy ProCap or us as those with unrelated third parties. In particular, Mr. Pompliano will have significant influence over our operations and the interests of his other business ventures, including in Professional Capital Management, may conflict with our interests. These conflicts of interest could arise in situations where our business needs and Mr. Pompliano’s personal or other business interests diverge. If any such conflicts arise, they could harm our business or reputation, lead to regulatory scrutiny, or result in adverse financial or operational consequences. Although we have adopted policies and procedures intended to address such conflicts of interest, there can be no assurance that these measures will effectively mitigate all risks associated with related-party transactions.

Equity-based compensation awards to our Chief Executive Officer and directors may expose us to reputational risk, stockholder discontent, dilution to existing holders of our Common Stock or litigation, which could have an adverse impact on our business, reputation, and results of operations.

Our Chief Executive Officer, Anthony Pompliano, and members of our board of directors will receive a significant portion of their compensation in the form of incentive-based equity awards that are subject to the achievement of specified performance metrics over multi-year periods. While these awards are designed to align incentives with long-term company performance and stockholder returns, the structure, size, or outcome of such awards may not be viewed as appropriately calibrated by stockholders, proxy advisory firms, or the general public.

If our Chief Executive Officer and directors receive substantial equity compensation due to the achievement of certain performance metrics that are perceived as insufficiently rigorous, misaligned with actual performance, or not reflective of broader stockholder value creation, we may be subject to negative publicity, or reputational damage. Additionally, we may face scrutiny from institutional investors or governance advocacy groups, which could impact investor sentiment and ultimately stock price.

Moreover, actual or perceived misalignment in the design, disclosure, or approval of such compensation arrangements could increase the likelihood of stockholder derivative litigation, including claims of breach of fiduciary duty, corporate waste, or inadequate disclosure under securities laws. Even if such claims are without merit, defending against them could require significant time and result in substantial legal costs. Defense of any claim, any adverse judgment, or settlement could have a material adverse effect on our financial condition, business, or reputation.

In addition, the issuance of equity awards to our Chief Executive Officer and directors will increase the number of outstanding shares of our Common Stock, which will dilute the ownership interests of existing stockholders. Such dilution may be significant depending on the size of the awards and future equity grants, and could adversely affect the market price of our Common Stock and the voting power of existing stockholders. Furthermore, because these awards may be structured to vest upon the achievement of performance metrics or service-based milestones, the timing and magnitude of such dilution may be unpredictable. Any such dilution could also make it more difficult for existing stockholders to realize future appreciation in the value of their investment.

Excessive severance arrangements may discourage the timely termination of underperforming executives and could negatively impact our performance, governance practices, and reputation.

Upon Closing, we entered into severance arrangements with certain of our executive officers, including our Chief Executive Officer, Anthony Pompliano, that provide for significant payments and benefits upon termination of employment under specified circumstances. While these arrangements are intended to attract and retain experienced leadership, they may reduce our ability to remove executives whose performance does not meet expectations.

If the severance benefits payable upon termination are perceived to be excessive in light of the executive’s experience, performance or tenure, we may be disincentivized from pursuing termination due to the associated financial cost or potential public scrutiny. This could result in the continued employment of underperforming executives, which may hinder our ability to execute strategic initiatives, weaken operational effectiveness, and impair long-term value creation for stockholders.

Additionally, such arrangements may be criticized by stockholders, proxy advisory firms, or corporate governance advocates, particularly if the terms are viewed as misaligned with market practice or performance outcomes. This may lead to reputational harm, litigation, or increased scrutiny of our executive compensation practices. In some cases, these concerns may give rise to stockholder litigation alleging breaches of fiduciary duty or corporate waste. Defending against such actions could be costly and time-consuming, and an adverse outcome could materially affect our financial condition and results of operations.

Our decision to compensate our Chief Executive Officer at a rate of $1 per year may expose us to legal and reputational risks under federal and New York State labor laws.

We currently compensate our Chief Executive Officer, Anthony Pompliano, at an annual salary of $1. While it is not uncommon for executives of growth-stage companies to forego cash compensation, and this arrangement is intended to reflect Mr. Pompliano’s personal commitment to us and is voluntarily undertaken, it is significantly below the minimum wage requirements under both the federal Fair Labor Standards Act (FLSA) and the New York State Labor Law. There is no legal exception that would allow us to not pay an executive at least minimum wage for all hours worked, plus potentially overtime pay for hours worked in excess of 40 hours per week.

While Mr. Pompliano will receive other compensation from us in the form of incentive-based equity, there is a risk that regulatory authorities or courts could determine that our compensation arrangement does not meet the applicable legal standards. This could subject us to investigations, governmental agency audits, litigation, penalties, and potential back-pay, liquidated damages, and attorneys’ fees obligations. The annual salary of $1 is also insufficient with respect to satisfying standard employee withholdings and deductions, such as for certain insurances and statutory benefits (e.g., disability and paid family leave in New York). Moreover, any such actions could divert management’s attention, result in significant costs, and negatively impact our reputation with investors, regulators, and potential employees. Further, this compensation arrangement could generate negative public perception or scrutiny, particularly in light of broader concerns about labor practices and executive governance. Any adverse outcome from this arrangement could result in damages for unpaid wages, liquidated damages, civil penalties, interest, and attorney’s fees, which could materially and adversely affect our business, financial condition, results of operations, and reputation.

Our directors and executive officers are active on social media, which may pose risks to our reputation, create regulatory or disclosure concerns, and impact the Common Stock price.

Certain of our directors and executive officers maintain active personal or professional social media accounts, including on platforms such as X (formerly known as Twitter), LinkedIn, Instagram, and others. Although these individuals may not intend to speak on behalf of us, statements made on social media — whether related to our business or unrelated personal views — may nonetheless be attributed to us. This could result in reputational harm, increased media or regulatory scrutiny, or adverse reactions from investors, customers, or other stakeholders.

Additionally, if any such communications are deemed to be incorrect, include material nonpublic information or are inconsistent with our public disclosures, we could face legal, regulatory, or investor relations challenges. We may also be required to address or clarify such statements, which could divert management’s attention, result in increased costs, and negatively impact the Common Stock price. While we will maintain disclosure controls and provide guidelines to our officers and directors, we cannot guarantee compliance at all times or prevent the dissemination of information that may adversely affect our business, results of operations, or financial condition.

Finally, the considerable expansion in the use of social media over recent years has increased the volume and speed at which negative publicity arising from these events can be generated and spread, and we may be unable to timely respond to, correct any inaccuracies in, or adequately address negative perceptions arising from such coverage. In addition, negative or inaccurate posts or comments about us on social media platforms could damage our reputation, brand image and goodwill, and we could lose the confidence of our customers and partners, regardless of whether such information is true and regardless of any number of measures we may take to address them.

Risks Related to Ownership of Our Common Stock.

Volatility in our share price could subject us to securities class action litigation.

The market price of the shares of our Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of this type of litigation and investigations. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

The financial forecasts for us are based on various assumptions that may not be realized.

Any financial forecasts or projections provided in connection with the Business Combination are based on numerous assumptions regarding future events and circumstances, many of which are beyond our control. There can be no assurance that these assumptions will prove to be accurate or that the projected results will be realized. Actual results may differ materially from those forecasted, and investors should not place undue reliance on such projections.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Common Stock.

Our management currently expects that securities research analysts will establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on it regularly, our share price or trading volume could decline. While our management expects research analyst coverage, if no analysts commence coverage of us, the trading price and volume for our Common Stock could be adversely affected.

We may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, applicable law, regulations, restrictions, our respective results of operations, financial condition, cash requirements, contractual restrictions, our future projects and plans and other factors that our Board may deem relevant. In addition, our ability to pay dividends depends significantly on the extent to which it receives dividends from us and there can be no assurance that we will pay dividends. As a result, capital appreciation, if any, of our Common Stock will be an investor’s sole source of gain for the foreseeable future.

Risks Related to the Convertible Notes

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Convertible Notes and could have a further material adverse effect on our business, financial condition and results of operations.

In the future, we may seek to raise or borrow additional funds to expand our product or business development efforts, make acquisitions or otherwise fund or grow our business and operations. Our indebtedness could have important consequences to the holders of our Common Stock, including:

●	increasing our vulnerability to general adverse economic and industry conditions;

●	requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

●	making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;

●	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

●	possibly placing us at a competitive disadvantage compared to our competitors that have less debt;

●	limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we find acceptable;

●	federal and state fraudulent transfer laws may permit a court to void the Convertible Notes and, if that occurs, the noteholders may not receive any payments on the Convertible Notes;

●	We may not have the ability to raise the funds necessary to settle conversions of the Convertible Notes, repurchase the Convertible Notes upon a fundamental change, purchase the Convertible Notes if tendered at the option of holders at the date specified in the indenture or repay the Convertible Notes in cash at their maturity, and our future debt may contain limitations on our ability to pay cash upon conversion, redemption or repurchase of the Convertible Notes;

●	the accounting method for convertible debt securities that may be settled in cash, including the Convertible Notes, may have a material effect on our reported financial results; and

●	the market price of the Convertible Notes, which may fluctuate significantly, may directly affect the market price for the Common Stock.

We may be able to incur significant additional indebtedness in the future and this could result in additional risk.

If we incur any additional indebtedness that ranks equally with the Convertible Notes, subject to any collateral arrangements, the holders of that debt will be entitled to share ratably in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up as a company. This may have the effect of reducing the amount of proceeds paid to our creditors and stockholders. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new indebtedness is added to our current indebtedness levels, the related risks that we now face could increase. Any of these risks could materially impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Convertible Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful or be on commercially reasonable terms, which would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the Convertible Notes and could force us into bankruptcy or liquidation.

Our ability to make scheduled payments on or to refinance our debt obligations, including the Convertible Notes, depends on our financial condition and results of operations, which in turn are highly dependent on and correlated with the value and performance of our Bitcoin holdings as well as subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Convertible Notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Convertible Notes. Our ability to restructure or refinance our debt will depend on, among other things, the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the Indenture that governs the Convertible Notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

Further, the Indenture that governs the Convertible Notes contains provisions that will restrict our ability to dispose of assets constituting collateral that secures the repayment of the Convertible Notes and use the proceeds from any such disposition. While we may dispose of assets not constituting collateral, it may not be able to consummate those dispositions quickly or at all or to obtain the proceeds that could be realized from such dispositions. In addition, any such dispositions and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we cannot make scheduled payments on our indebtedness, to the extent applicable, we will be in default and holders of the Convertible Notes and our other indebtedness could declare all outstanding principal and interest to be due and payable and foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. If we breach the covenants under our debt instruments, we would be in default under such instruments. The holders of such indebtedness could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. All of these events could result in the noteholders losing their entire investment in the Convertible Notes.

Additionally, in the event of a foreclosure on the collateral securing the Convertible Notes, the interests of our equity holders would be adversely affected. The collateral may include assets material to our business, including Bitcoin or other digital assets, and the loss of such assets could significantly impair our operations, financial condition, and prospects. Furthermore, because the claims of secured creditors generally take priority over those of equity holders in a bankruptcy or liquidation scenario, any such foreclosure could materially diminish or eliminate the residual value of our equity. As a result, holders of our Common Stock could lose all or a substantial portion of their investment in the event of a default and subsequent enforcement of remedies by the holders of the Convertible Note.

The debt documents governing debt incurred by us other than the Convertible Notes may contain terms that restrict our current and future borrowing costs and reduce our access to capital.

The terms of debt documents for indebtedness that we may incur other than the Convertible Notes may impose significant operating and financial restrictions on us. These restrictions could limit our ability to incur additional indebtedness, pay dividends, make investments, sell assets, or engage in certain business transactions. Such covenants may also require us to maintain specified financial ratios or meet other financial conditions. These restrictions could limit our flexibility in responding to changing business and economic conditions, increase our borrowing costs, and reduce our ability to obtain additional financing on favorable terms or at all. If we are unable to comply with the covenants or other terms of the Indenture or any other debt documents pursuant to which it incurs indebtedness other than the Convertible Notes, it could result in an event of default, which could have a material adverse effect on our business, financial condition, and results of operations.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies, if any, may increase our future borrowing costs and reduce our access to capital.

There can be no assurances that any rating assigned to our debt securities will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Convertible Notes. Credit ratings are not recommendations to purchase, hold or sell the Convertible Notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Convertible Notes.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Convertible Notes is subsequently lowered or withdrawn for any reason, our noteholders may not be able to resell their Convertible Notes at a favorable price or at all.

The Convertible Notes will be secured by a substantial portion of our assets. As a result of these security interests, such assets would only be available to satisfy claims of our general creditors or to holders of our equity securities if we were to become insolvent to the extent the value of such assets exceeded the amount of our secured indebtedness and other obligations. In addition, the existence of these security interests may adversely affect our financial flexibility.

Under the indenture associated with the Convertible Note Financing (the “Indenture”), we have up to 30 days from the Closing to 1.0:1.0 times collateralize the Convertible Notes using a mix of Bitcoin (with Bitcoin being valued at 50% for collateral calculation purposes), cash and cash equivalents (with cash and cash equivalents being valued at 100% for collateral calculation purposes). While we are not obligated under the terms of the Indenture to maintain any specific minimum percentage of the collateral for the Convertible Notes in the form of Bitcoin, we anticipate that, no less than 20% of our aggregate Bitcoin holdings will serve as collateral under the Indenture. In the event of our insolvency, liquidation, dissolution, or reorganization, the assets securing the Convertible Notes will be available to satisfy the claims of the holders of the Convertible Notes and other secured creditors before any remaining value is available to satisfy the claims of our unsecured creditors or holders of our equity securities. If the value of the secured assets is insufficient to repay all amounts owed under the Convertible Notes and other secured obligations, our general creditors and equity holders may not receive any recovery. Because a significant portion of our assets consists of Bitcoin, the value of the collateral securing the Convertible Notes is subject to extreme volatility. See the risk factors entitled “Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy” and “Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.” Sharp declines in the price of Bitcoin could require us to pledge additional Bitcoin, cash, or cash equivalents in order to maintain the collateral coverage required under the terms of the Convertible Notes. Furthermore, the existence of these security interests may limit our ability to incur additional secured indebtedness, dispose of assets, or obtain additional financing, thereby reducing our financial flexibility and ability to respond to business opportunities or adverse developments.

Federal and state fraudulent transfer laws may permit a court to void the Convertible Notes and, if that occurs, the Convertible noteholders may not receive any payments on the Convertible Notes.

Under U.S. federal and state laws, a court may void or otherwise decline to enforce the Convertible Notes, or subordinate the Convertible Notes to our other obligations, if it finds that, at the time the Convertible Notes were issued, we received less than reasonably equivalent value or fair consideration for the Convertible Notes and, among other things, (i) was insolvent or rendered insolvent by reason of the issuance of the Convertible Notes, (ii) was engaged in a business or transaction for which our remaining assets constituted unreasonably small capital, or (iii) intended to incur, or believed it would incur, debts beyond our ability to pay as they mature. In addition, a court could void the Convertible Notes if it finds that they were issued with actual intent to hinder, delay, or defraud creditors. If a court were to take any such action, noteholders could lose their right to payment on the Convertible Notes, which would have a material adverse effect on their investment.

The conversion rate of the Convertible Notes may not be adjusted for all dilutive events that may occur.

The terms of the Convertible Notes provide for adjustments to the conversion rate in certain circumstances, such as stock splits, stock or cash dividends, certain distributions, tender or exchange offers or a “Make-Whole Fundamental Change” (as such term is defined in the Indenture). However, the conversion rate will not be adjusted for every event that could have a dilutive effect on the value of the Convertible Notes or the underlying our Common Stock. As a result, events may occur that adversely affect the value of the Convertible Notes or the Common Stock into which the Convertible Notes are convertible, but that do not result in an adjustment to the conversion rate. This could result in noteholders receiving less value upon conversion than they would have if the conversion rate had been adjusted for all such events.

The increase in the conversion rate applicable to the Convertible Notes that holders convert in connection with a redemption or conversion may not adequately compensate noteholders for the lost option time value of the Convertible Notes.

If we elect to redeem the Convertible Notes or if certain other events occur, the conversion rate may be increased for notes converted in connection with such events. However, the amount of any such increase may not fully compensate noteholders for the lost time value of their option to convert the Convertible Notes at a later date. As a result, noteholders who convert their notes in connection with a redemption or other event may receive less value than they would have received if they had been able to hold the Convertible Notes until a later date or convert at a more favorable time.

Liquidity, regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the Convertible Notes and the ability of investors to implement a convertible note arbitrage trading strategy.

The trading price and liquidity of the Convertible Notes may be affected by a variety of factors, including changes in market conditions, regulatory actions, and other events beyond our control. These factors may make it difficult for investors to buy or sell the Convertible Notes at desired prices or in desired quantities. In addition, the ability of investors to implement a convertible note arbitrage trading strategy, which typically involves taking offsetting positions in the Convertible Notes and the underlying our Common Stock, may be adversely affected by limited liquidity or other market disruptions. As a result, investors may not be able to realize the expected returns from their investment in the Convertible Notes.

Upon conversion of the Convertible Notes, noteholders may receive less valuable consideration than expected because the value of the Common Stock may decline after noteholders exercise their conversion right but before we settle the conversion obligation.

When a noteholder elects to convert notes into our Common Stock, there may be a delay between the time the conversion right is exercised and the time we deliver the shares or other consideration. During this period, the market price of our Common Stock may decrease, resulting in the Convertible Notes noteholder receiving less valuable consideration than anticipated at the time of conversion. This risk is heightened during periods of market volatility or if there are delays in settlement.

Conversion or redemption may adversely affect noteholders’ return on the Convertible Notes.

If the Convertible Notes are converted or redeemed prior to maturity, noteholders may not realize the full potential return on their investment. Early conversion or redemption may occur at times when the market price of our Common Stock is unfavorable or when interest rates or other market conditions would otherwise make holding the Convertible Notes more advantageous. As a result, noteholders may receive less value than if they had held the Convertible Notes to maturity or converted at a later, more favorable time.

Investors in the Convertible Notes may have to pay U.S. federal income tax if we adjust the conversion rate of the Convertible Notes in certain circumstances, even if they do not receive any cash.

In certain circumstances, an adjustment to the conversion rate of the Convertible Notes may be treated as a taxable distribution to noteholders for U.S. federal income tax purposes, even if noteholders do not receive any cash or other property as a result of the adjustment. Noteholders may be required to include the amount of such a distribution in their taxable income and pay tax on it, even though they have not received any cash with which to pay the tax. The tax treatment of such adjustments is complex and may vary depending on individual circumstances.

The accounting method for convertible debt securities that may be settled in cash, including the Convertible Notes, may have a material effect on our reported financial results.

Under applicable accounting standards, we will be required to separately account for the liability and equity components of the Convertible Notes, which will result in the recognition of non-cash interest expense in our financial statements. This could have a material effect on our reported net income, earnings per share, and other financial measures. In addition, changes in accounting rules or interpretations could further affect the accounting treatment of the Convertible Notes and our reported financial results.

The market price of our Common Stock, which may fluctuate significantly, may directly affect the value of the Convertible Notes.

The market price of our Common Stock is likely to fluctuate due to various factors, including our financial performance, industry trends, general economic conditions, and market sentiment. Because the Convertible Notes are convertible into Common Stock, the value of the Convertible Notes will be directly affected by fluctuations in the market price of our Common Stock. A decline in the market price of our Common Stock could reduce the value of the Convertible Notes and the amount that noteholders would receive upon conversion.

There is expected to be limited trading and liquidity for the Convertible Notes, and notwithstanding any registration rights and trading being facilitated through the facilities of The Depository Trust Company, holders’ ability to sell the Convertible Notes could be limited.

The Convertible Notes are a new issue of securities for which there is expected to be only a limited trading market. Although the Convertible Notes may be eligible for trading through the facilities of The Depository Trust Company and we have granted registration rights, there can be no assurance that an active trading market for the Convertible Notes will develop or be maintained. As a result, holders may not be able to sell their notes at desired times or prices, or at all. The lack of liquidity could adversely affect the market value of the Convertible Notes.

Noteholders will not be entitled to any rights with respect to our Common Stock, but will be subject to all changes made with respect to our Common Stock.

Until a noteholder converts notes into our Common Stock, the Convertible Notes noteholder will not have any rights as a stockholder, including voting rights or rights to receive dividends or other distributions. However, the value of the Convertible Notes may be affected by changes in the rights, preferences, or privileges of our Common Stock, or by other actions taken by us with respect to our Common Stock. As a result, noteholders are subject to the risks associated with changes affecting our Common Stock, even though they do not have the rights of stockholders.

The Convertible Notes are convertible into our Common Stock. As a result, noteholders will be subject to all of the risks associated with holding our Common Stock of a public company listed on Nasdaq.

Because the Convertible Notes are convertible into shares of our Common Stock, noteholders will be exposed to the risks associated with an investment in our Common Stock. These risks include, among others, the risk of fluctuations in the market price of our Common Stock, the risk that we may not pay dividends, and the risk that our business, financial condition, or results of operations may be adversely affected by factors beyond our control. In addition, as a public company listed on Nasdaq, we are subject to extensive regulation and reporting requirements, and any failure to comply with these requirements could adversely affect the value of our Common Stock and, consequently, the value of the Convertible Notes.

Cross-default provisions under the Indenture and under indebtedness documents governing our indebtedness other than the Convertible Notes could result in liquidity issues and impact our ability to repay our indebtedness obligations generally.

The Indenture contains a cross-default provision that allows for the holders of the Convertible Notes to accelerate repayment of the Convertible Notes in the event of (i) a payment default with respect to any of our indebtedness other than the Convertible Notes in an amount equal to or greater than one-hundred million dollars ($100,000,000) (or our foreign currency equivalent) in the aggregate or (ii) any other default under any such indebtedness that results in such indebtedness becoming or being declared due and payable before our stated maturity.

In addition, the breach of the covenants under the Indenture, including defaults related to payment, conversion of the Convertible Notes or bankruptcy or insolvency-related issues, among other defaults, could result in an event of default under our indebtedness other than the Convertible Notes, assuming the documents governing any such indebtedness contain similar cross-default or cross-acceleration provisions. Such a default under the Indenture would allow the creditors under such other indebtedness to accelerate the repayment of their indebtedness.

A triggering of any such cross-default or cross-acceleration provisions under the Indenture and/or such other indebtedness on a stand-alone or simultaneous basis could create liquidity issues and adversely impact our ability to repay the Convertible Notes and/or such other indebtedness. An inability of us to repay the holders of the Convertible Notes would give such holders the right to proceed against the collateral granted to them to secure such indebtedness. Assuming such other indebtedness other than the Convertible Notes is also secured, the creditors under such indebtedness would similarly have the right to proceed against the collateral granted to them to secure their indebtedness. Additionally, we may not be able to incur additional loans from other lenders to enable it to refinance the Convertible Notes and/or any such other indebtedness.

Risks Related to Taxation

Unrealized fair value gains on our Bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

The U.S. enacted the Inflation Reduction Act of 2022 (“IRA”) in August 2022. Unless an exemption applies, the IRA imposes a 15% corporate alternative minimum tax (“CAMT”) on a corporation with respect to an initial tax year and subsequent tax years, if the average annual adjusted financial statement income for any consecutive three-tax-year period preceding the initial tax year exceeds $1 billion. On September 12, 2024, the Department of Treasury and the IRS issued proposed regulations with respect to the application of CAMT.

Additionally, we are required to adopt ASU 2023-08, under which Bitcoin holdings must be measured at fair value in our statement of financial position, with gains and losses from changes in the fair value of our Bitcoin recognized in net income each reporting period. When determining whether we are subject to CAMT and when calculating any related tax liability for an applicable tax year, the proposed regulations provide that, among other adjustments, our adjusted financial statement income must include any unrealized gains or losses reported in the applicable tax year.

Accordingly, as a result of the enactment of the IRA and our adoption of ASU 2023-08, we may be subject to CAMT in the 2026 taxable year and beyond. If we become subject to CAMT, it could result in a material tax obligation that we would need to satisfy in cash, which could materially affect our financial results, including our earnings and cash flow, and our financial condition.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. We will receive proceeds from the exercise of the Warrants for cash, but not from the sale of the shares of Common Stock issuable upon such exercise.

The Company may receive up to an aggregate of approximately $148 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. There is no assurance that the holders of the Warrants will elect to exercise any or all of the Warrants. To the extent that Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease, potentially to zero. On January 5, 2026, the last reported sales price of our Common Stock was $3.73 and the exercise price per share of the Warrants was $11.50. The exercise price of the Warrants is significantly higher than the current market price of our Common Stock and accordingly, it is highly unlikely that Warrant holders will exercise their Warrants in the foreseeable future. Cash proceeds associated with the exercises of the Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, there is no certainty that Warrant holders will exercise their Warrants and, accordingly, we may not receive any cash proceeds in relation to our outstanding Warrants. See “Description of Capital Stock” for additional information regarding the warrants.

We expect to use the net proceeds received from the Sellers from the exercise of the Warrants, if any, to purchase Bitcoin and for general corporate purposes, which may include funding working capital requirements, capital expenditures, acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. See “Plan of Distribution” elsewhere in this prospectus for more information.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the Selling Securityholders under this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the board of directors deems relevant.

MARKET INFORMATION

Our Common Stock is listed on the Nasdaq Global Market under the symbol “BRR” and our Warrants are listed on the Nasdaq Capital Market under the symbol “BRRWW.” As of December 30, 2025, there were 156 holders of record of our Common Stock. The actual number of stockholders of our Common Stock and the actual number of holders of our Warrants is greater than the number of record holders and includes holders of our Common Stock or Warrants whose shares of Common Stock or Warrants are held in street name by brokers and other nominees.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this filing. Unless the context requires otherwise, references to “ProCap” or “ProCap BTC” in this section are to ProCap BTC, LLC and references to “Pubco” or “ProCap Financial” in this section are to ProCap Financial, Inc.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of CCCM, Pubco and ProCap, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pubco has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination occurred on September 30, 2025. The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, presents pro forma effect to the Business Combination as if it had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been if the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, has been derived from:

●	The historical unaudited financial statements of CCCM as of September 30, 2025, and the related notes thereto included elsewhere in this prospectus; and

●	The historical unaudited consolidated financial statements of Pubco as of September 30, 2025, and the related notes thereto included in elsewhere in this prospectus.

●	The historical unaudited financial statements of ProCap as of September 30, 2025, and the related notes thereto included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, has been derived from:

●	The historical unaudited financial statements of CCCM for the nine months ended September 30, 2025, and the related notes thereto included elsewhere in this prospectus; and

●	The historical unaudited consolidated financial statements of Pubco for the period June 17, 2025 (Inception) to September 30, 2025, and the related notes included thereto elsewhere in this prospectus.

●	The historical unaudited financial statements of ProCap for the period June 10, 2025 (Inception) to September 30, 2025, and the related notes thereto included elsewhere in this prospectus.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as in effect on the date of this prospectus which incorporates Transaction Accounting Adjustments. Pubco, ProCap and CCCM have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

This information should be read together with the financial statements and related notes, as applicable, of each of Pubco, ProCap and CCCM included in this prospectus and Pubco’s, ProCap’s and CCCM’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

Description of the Transactions

Business Combination

On December 5, 2025 (the “Closing Date”), the transactions contemplated by the Business Combination Agreement were consummated (the “Closing”). Upon the Closing CCCM and ProCap BTC merged into SPAC Merger Sub and Company Merger Sub, respectively, and became wholly-owned subsidiaries. ProCap Financial is the go-forward company following the Closing. ProCap Financial’s common stock is listed on the Nasdaq Global Market under the symbol “BRR” and its warrants are listed on the Nasdaq Capital Market under the symbol “BRRWW.”

As previously disclosed, the Sponsor held an aggregate of 8,333,333 founder shares in the SPAC, substantially all of which were distributed to members prior to the Closing. In connection with the Closing, these SPAC founder shares were converted into shares of ProCap Financial’s common stock (the “ProCap Shares”). In addition to existing restrictions agreed upon in connection with CCCM’s initial public offering, the ProCap Shares are subject to certain transfer restrictions, which restrictions will lapse and the ProCap Shares will no longer be subject to these transfer restrictions upon the earliest to occur of the following (i) the second anniversary of the Closing, (ii) if the closing price of ProCap Financial’s common stock equals or exceeds $10.21 per share (subject to customary adjustments) for any 20 trading days within any consecutive 30-trading day period, and (iii) if the dollar volume-weighted average price for Bitcoin (BTC) during any one hundred twenty (120)-hour period equals or exceeds $140,000 during any five-day period.

Certain executives and key employees of ProCap BTC, who had purchased membership interests in the Sponsor either directly or indirectly, received ProCap Financial Shares that were previously held by the Sponsor. The number of ProCap Shares received by Cohen & Company, Inc. was approximately 2,150,000 ProCap Shares.

The following table summarizes the pro forma number of shares of Pubco Common Stock outstanding following the consummation of the Business Combination and the Domestication, discussed further in the sections below, excluding the potential dilutive effect of the Pubco Public Warrants, Pubco Private Placement Warrants and the shares underlying the Convertible Notes.

Equity Capitalization Summary	Shares	%
ProCap Common Unit Holders	10,000,000	11.7%
ProCap Preferred Unit Holders	64,562,500	75.9%
CCCM Public Shareholders	1,565,771	1.8%
Sponsor	8,598,333	10.1%
Representatives	440,000	0.5%
Total common stock	85,166,604	100.0%

The following table shows the per share value of Pubco Common Stock held by non-redeeming holders of Pubco Common Stock:

Shares	85,166,604
Book equity per share	$6.36

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S GAAP with CCCM being treated as the acquired company for financial reporting purposes and ProCap as the accounting “acquirer.” Accordingly, the financial statements of the combined entity will represent a continuation of the financial statements of ProCap with the business combination treated as the equivalent of ProCap issuing stock for the net assets of CCCM, accompanied by a recapitalization. The net assets of CCCM were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ProCap.

This determination was primarily based on the assumption that:

●	ProCap’s current shareholders hold a majority of the voting power of Pubco post Business Combination;

●	The Pubco Board consists of seven individuals, one of which was elected by CCCM, five of which were elected by ProCap and one director jointly selected by ProCap and CCCM;

●	ProCap’s operations will substantially comprise the ongoing operations of Pubco; and

●	ProCap’s senior management will comprise the senior management of Pubco.

Another determining factor was that CCCM does not meet the definition of a “business” pursuant to ASC 805-10-55, and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of CCCM will be stated at historical cost, with no goodwill or other intangible assets recorded.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025(1)

	Pubco (Historical)	ProCap (Historical)	CCCM (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash	$-	$-	$190,655	$227,950,000	A	$235,806,735
				15,992,015	B
				(8,325,935)	C
Accounts receivable	-	77,000	-	-		77,000
Prepaid expenses	-	18,350	194,280	-		212,630

Total current assets	-	95,350	384,935	235,616,080		236,096,365
Non-current assets
Investments held in Trust Account	-	-	253,824,027	(255,337,705)	B	-
				1,513,678	J
Long-term prepaid insurance	-	-	88,965	-		88,965
Digital assets	-	565,404,018	-	-		565,404,018
Fixed assets, net	-	8,015	-	-		8,015
Total non-current assets	-	565,412,033	253,912,992	(253,824,027)		565,500,998
Total assets	$-	$565,507,383	$254,297,927	$(18,207,947)		$801,597,363

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	$120,374	$3,636,381	$27,475	$26,552,478	C	$40,936,708
				10,600,000	H
Accrued offering costs	-	-	85,000	-		85,000
Promissory note - related party	209,097	723,192	-	(723,192)	C	-
				(209,097)	C
Total current liabilities	329,471	4,359,573	112,475	36,220,189		41,021,708
Non-current liabilities
Convertible notes payable	-	-	-	235,000,000	A	235,000,000
Conversion feature liability	-	516,500	-	(516,500)	D	-
Derivative liability - conversion option	-	-	-	31,994,190	A	31,994,190
Discount on note	-	-	-	(39,044,190)	A	(39,044,190)
Debt issuance costs	-	-	-	(9,400,000)	C	(9,400,000)
Deferred legal fee	-	-	684,067	(684,067)	C	-
Total non-current liabilities	-	516,500	684,067	217,349,433		218,550,000
Total liabilities	329,471	4,876,073	796,542	253,569,622		259,571,708

Ordinary shares subject to possible redemption		-	253,824,027	(239,345,690)	B	-
				(15,992,015)	F
				1,513,678	J
EQUITY
ProCap common unit	-	-	-	-		-
ProCap preferred unit	-	460,201,500	-	(516,500,000)	D	-
				56,298,500	D
PubCo common stock	-	-	-	10,000	D	85,167
				10,604	I
	-	-	-	64,563	D
				-	D
CCCM preference shares	-	-	-	-		-
CCCM Class A ordinary shares	-	-	71	157	F	-
				834	G
				(1,062)	I
CCCM Class B ordinary shares	-	-	834	(834)	G	-
Additional paid-in capital	-	-	813,455	(21,664,716)	C	497,622,149
				516,425,437	D
				(13,934,343)	E
				15,991,858	F
				(9,542)	I
Retained earnings (accumulated deficit)	(329,471)	100,429,810	(1,137,002)	(2,197,341)	C	44,318,339
				(55,782,000)	D
				13,934,343	E
				(10,600,000)	H
				1,513,678	J
				(1,513,678)	J
Total equity (deficit)	(329,471)	560,631,310	(322,642)	(17,953,542)		542,025,655
Total equity and liabilities	$-	$565,507,383	$254,297,927	$(18,207,947)		$801,597,363

(1)	The unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical unaudited balance sheet of ProCap as of September 30, 2025, with the historical unaudited consolidated balance sheet of Pubco as of September 30, 2025, and with the historical unaudited balance sheet of CCCM as of September 30, 2025.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025(2)

	Pubco (Historical)	ProCap (Historical)	CCCM (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$-	$77,000	$-	$-		$77,000

Operating expenses
General and administrative expenses	(329,471)	(4,333,208)	(1,917,681)	(2,197,341)	AA	(19,352,701)
				(25,000)	CC
				(10,600,000)	DD
				50,000	GG
Change in fair value of digital assets	-	48,904,018	-	-		48,904,018
Income (loss) from operations	(329,471)	44,647,810	(1,917,681)	(12,772,341)		29,628,317

Other income (expense):
Share based compensation expense	-	-	(395,400)	-		(395,400)
Interest earned on marketable securities held in Trust Account	-	-	3,824,027	(3,824,027)	FF	-
Interest expense	-	-	-	(12,111,048)	BB	(12,111,048)
Change in fair value of derivative liability	-	55,782,000	-	(55,782,000)	EE	-
Other income (expense), net	-	55,782,000	3,428,627	(71,717,075)		(12,506,448)

Net income (loss)	$(329,471)	$100,429,810	$1,510,946	$(84,489,416)		$17,121,869

Basic net income (loss) per share	$(329,471)	$11.35	$0.07
Diluted net income (loss) per share	$(329,471)	$0.68	0.07

Pro forma weighted average number of shares outstanding - basic						85,166,604 (1)
Pro forma income per share - basic						$0.20
Pro forma weighted average number of shares outstanding - diluted						116,090,604 (1)
Pro forma income per share - diluted						$0.15

(1)	Please refer to Note 3 (“Net Income per Share”) for details.

(2)	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, combines the historical unaudited statement of operations of ProCap for period June 10, 2025 (Inception) through September 30, 2025, with the historical unaudited consolidated statement of operations of Pubco for the period of June 17, 2025 (Inception) through September 30, 2025, and with the historical unaudited statement of operations of CCCM for the nine months ended September 30, 2025.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Accounting Policies

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S GAAP with CCCM being treated as the acquired company for financial reporting purposes and ProCap as the accounting “acquirer.” Under this method of accounting, although CCCM acquired all the outstanding equity interests of ProCap in the Business Combination, CCCM was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Pubco issuing stock for the net assets of CCCM, accompanied by a recapitalization. The net assets of CCCM were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of ProCap.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination and related transactions occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2025.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	CCCM’s unaudited balance sheet as of September 30, 2025, and the related notes for the nine months ended September 30, 2025, included in the Prospectus; and

●	Pubco’s unaudited consolidated balance sheet as of September 30, 2025, and the related notes for the period from June 17, 2025 (Inception) through September 30, 2025, included in included in the Prospectus.

●	ProCap’s unaudited balance sheet as of September 30, 2025, and the related notes for the period from June 10, 2025 (Inception) through September 30, 2025, included in the Prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	CCCM’s unaudited statement of operations for the nine months ended September 30, 2025, and the related notes, included in the Prospectus; and

●	Pubco’s unaudited consolidated statement of operations for the period from June 17, 2025 (Inception) through September 30, 2025, and the related notes, included in the Prospectus.

●	ProCap’s unaudited statement of operations for the period from June 10, 2025 (Inception) through September 30, 2025, and the related notes, included in the Prospectus.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The historical financial statements of Pubco and ProCap have been prepared in accordance with U.S. GAAP. The historical financial statements of CCCM have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by ProCap.

Upon consummation of the Business Combination, management has performed a comprehensive review of the three entities’ accounting policies. As a result of the review, management has not identified differences between the accounting policies of the three entities which have a material impact on the financial statements of the Combined Company. Based on its analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pubco has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The unaudited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under GAAP. Pubco, ProCap and CCCM have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2025.

Transaction Accounting Adjustments to Unaudited Pro Foma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2025, are as follows:

A.	Reflects the proceeds received from the Convertible Notes Investment of $228.0 million, for an aggregate purchase price of 97% of the principal amount of the notes of $235.0 million, reflecting a debt discount of $39 million consisting of $7.0 million of OID interest and the derivative liability for the conversion option at a fair value of $32.0 million. The derivative liability was valued using a Black-Scholes option pricing model. The notes do not bear regular interest.

B.	Reflects the redemption of 23,434,229 CCCM Class A ordinary shares for $239.3 million and the liquidation and reclassification of $16.0 million of funds held in the Trust Account to cash that became available following the Business Combination.

C.	Reflects the payment of $2.9 million of CCCM transaction costs at the Closing of which $0.7 million of these fees were accrued as of September 30, 2025. Reflects the payment of $6.4 million of ProCap transaction costs at the Closing of which $3.5 million were accrued expenses and $0.9 million were due to related party as of September 30, 2025. Reflects the additional draw on the related party note of $0.9 million subsequent to September 30, 2025. Reflects the accrual of $9.4 million of fees related to the issuance of the convertible notes with an offset to debt issuance costs and the accrual of $20.7 million of fees related to the issuance of the equity units with the offset to additional paid in capital, of which such fees are to be paid subsequent to the Closing.

D.	Represents the exchange of ProCap Common Units for the issuance of 10,000,000 shares of Pubco common stock and the exchange of ProCap Preferred Units for the issuance of 64,562,500 shares of Pubco Common Stock, and the reversal of the derivative liability upon the Closing. These share issuances do not include any Adjustment Shares pursuant to the terms of the Business Combination Agreement, as the calculated Closing Bitcoin Price was less than the Signing Bitcoin Price of $104,333.56.

E.	Represents the elimination of CCCM’s historical accumulated losses after recording the transaction costs incurred by CCCM of $2.2 million as described in (C) above, the recording of interest earned in the Trust of $1.5 million as described in (J) below, the accretion of ordinary shares subject to redemption of $1.5 million as described in (J) below and the Business Combination Marketing Agreement of $10.6 million as described in (H) below.

F.	Reflects the reclassification of 1,565,771 shares of CCCM ordinary shares subject to possible redemption to permanent equity.

G.	Reflects the conversion of CCCM Class B ordinary shares into Class A ordinary shares on a one-for-one basis.

H.	Reflects the accrual of the CCCM Business Combination Marketing Agreement of which such fees are to be paid subsequent to the Closing.

I.	Reflects the conversion of 10,604,104 CCCM Class A ordinary shares into shares of Pubco common stock, par value $0.001.

J.	Reflects the interest earned in the Trust Account subsequent to September 30, 2025, of $1.5 million and the accretion of the ordinary shares subject to redemption of $1.5 million.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, are as follows:

AA.	Reflects the transaction costs of CCCM.

BB.	Reflects the amortization of the debt discount for the nine months ended September 30, 2025, amortized over a term of 3 years.

CC.	Reflects the amortization of the prepaid D&O insurance policy for the nine months ended September 30, 2025, amortized over a term of 6 years.

DD.	Reflects the payment of the CCCM Business Combination Marketing Agreement as described in (H) above.

EE.	Reflects the reversal of the change in fair value of the derivative liability due to the conversion of the ProCap Preferred Units to Pubco common stock.

FF.	Reflects the elimination of the interest income earned on funds in the Trust Account which funds were released from the Trust Account upon the Closing.

GG.	Reflects the elimination of the administrative service fees that ceased to be paid upon the Closing.

Note 3 — Net Income per Share

Represents the income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted income per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. Diluted EPS was calculated using the if-converted method.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by CCCM’s Public Shareholders for the nine months ended September 30, 2025:

Nine Months Ended September 30, 2025
Pro forma net income	$17,121,869
Weighted average shares outstanding of common stock – basic	85,166,604
Net income per share – basic	$0.20
Weighted average shares outstanding of common stock – diluted (1)	116,090,604
Net income per share – diluted	$0.15

(1)	Includes 12,500,000 shares underlying CCCM Public Warrants, 352,500 shares underlying CCCM Private Placement Warrants and assumes the conversion of $235,000,000 of the convertible notes at a 130% conversion rate into 18,071,500 shares of Pubco Class A common stock.

CCCM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

References in this section of this prospectus to the “Company,” “our,” “us” or “we” refer to CCCM. References to CCCM’s “management” or CCCM’s “management team” refer to CCCM’s officers and directors. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited interim consolidated condensed financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We are a blank check company incorporated in the Cayman Islands on June 25, 2024 and formed for the purpose of effecting a Business Combination. Our Sponsor is Columbus Circle 1 Sponsor Corp LLC.

We are an early stage and emerging growth company and, as such, we are subject to all of the risks associated with early stage and emerging growth companies. We expect to continue to incur significant costs in the pursuit of our acquisition plans. There can be no assurance that our plans to complete a Business Combination, including the ProCap Business Combination, will be successful.

Our Registration Statement became effective on May 15, 2025. On May 19, 2025, we consummated our Initial Public Offering of 25,000,000 Units, including 3,000,000 Units issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each Unit consists of one Public Share and one-half of one Public Warrant. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to us of $250,000,000.

Simultaneously with the closing of the Initial Public Offering, we completed the sale of an aggregate of 705,000 Private Placement Units to the Sponsor and the Representatives in the Private Placement at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to us of 7,050,000. Of those 705,000 Private Placement Units, the Sponsor purchased 265,000 Private Placement Units and the Representatives purchased 440,000 Private Placement Units. The Private Placement Units and underlying securities are identical to the Units, except as otherwise disclosed in the Registration Statement.

Following the closing of the Initial Public Offering and Private Placement, an amount of $250,000,000 from the net proceeds of the Initial Public Offering and the Private Placement was initially placed in the Trust Account located in the United States with Continental Stock Transfer & Trust Company acting as trustee. The Trust Account may be invested only (i) in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act with a maturity of 185 days or less, (ii) in any open-ended investment company that holds itself out as a money market fund selected by us meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, or (iii) as cash or cash items (including in demand deposit accounts) at a bank as determined by us, until the earlier of: (x) the completion of the Business Combination and (y) the distribution of the Trust Account, as described below.

We have until May 19, 2027 (24 months from the closing of the Initial Public Offering), or until such earlier liquidation date as our Board may approve or such later date as our shareholders may approve pursuant to the Amended and Restated Articles, to consummate the Business Combination. If we are unable to complete the Business Combination by the end of the Completion Window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay taxes, if any, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board, dissolve and liquidate, subject, in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

We may seek to extend the Completion Window consistent with applicable laws, regulations and stock exchange rules by amending our Amended and Restated Articles. Any such amendment would require the approval of our Public Shareholders, who will be provided the opportunity to redeem all or a portion of their Public Shares in connection with the vote on such approval. Such redemptions will decrease the amount held in our Trust Account and our capitalization, and may affect our ability to maintain our listing on the Global Market tier of the Nasdaq Stock Market LLC (“Nasdaq”). In addition, the continued listing rules of Nasdaq, as they exist as of the date of this prospectus (the “Nasdaq Rules”), currently require special purpose acquisition companies (“SPAC”) such as us to complete their initial Business Combination within 36 months following the effectiveness of their initial public offering registration statement (the “Nasdaq 36-Month Requirement”). If we do not meet the Nasdaq 36-Month Requirement, our securities will likely be subject to a suspension of trading and delisting from Nasdaq.

Business Combination Agreement with ProCap BTC LLC

On June 23, 2025, we entered into the ProCap Business Combination Agreement with (i) ProCap BTC and (ii) Pubco, (iii) SPAC Merger Sub, (iv) Company Merger Sub and (iv) the Seller.

Pursuant to the ProCap Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the Closing of the Proposed Transactions, we will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation, and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into our Company, with our Company continuing as the surviving entity, and each outstanding security of our Company immediately prior to the effective time of the SPAC Merger shall automatically be cancelled in exchange for the right to receive substantially equivalent securities of Pubco, with our non-redeeming shareholders receiving their pro rata share of an aggregate of 15% of the Adjustment Shares, and (y) Company Merger Sub will merge with and into ProCap BTC, with ProCap BTC continuing as the surviving entity, and with the ProCap Holders receiving, in exchange for their membership interests in ProCap BTC, shares of Pubco Stock, including certain adjustment shares of Pubco Stock as described in the ProCap Business Combination Agreement. As a result of the ProCap Business Combination, our Company and ProCap BTC will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the ProCap Business Combination Agreement.

For more information regarding the ProCap Business Combination Agreement and the ProCap Business Combination, see our filings with the SEC, including our Current Reports on Form 8-K filed with the SEC on June 24, 2025, June 27, 2025, July 24, 2025, and July 28, 2025, respectively, as well as the ProCap Registration Statement, our definitive proxy statement filed with the SEC on November 12, 2025, and the other filings that the Company and Pubco may make from time to time with the SEC.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since June 25, 2024 (inception) through September 30, 2025 have been (i) organizational activities and (ii) activities relating to (x) the Initial Public Offering, (y) identifying and evaluating prospective acquisition candidates and activities in connection with the initial Business Combination and (z) consummating the ProCap Business Combination. We will not generate any operating revenues until after completion of our initial Business Combination. We have generated non-operating income in the form of interest income on investments held in the Trust Account after the Initial Public Offering. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance, among other things), as well as for due diligence expenses.

For the three months ended September 30, 2025, we had net income of $1,625,328, which consists of interest income on marketable securities held in the Trust Account of $2,624,404 offset by operating costs of $999,076.

For the nine months ended September 30, 2025, we had net income of $1,510,946, which consists of interest income on marketable securities held in the Trust Account of $3,824,027, offset by operating costs of $1,917,681 and share-based compensation expense of $395,400.

For the period from June 25, 2024 (inception) through September 30, 2024, we had a net loss of $13,124.

Liquidity, Capital Resources and Going Concern

Following the Initial Public Offering, including the partial exercise of the underwriters’ over-allotment option, and the Private Placement, a total of $250,000,000 was placed in the Trust Account. We incurred $5,456,417, consisting of $4,400,000 of cash underwriting fee and $1,056,417 of other offering costs.

For the nine months ended September 30, 2025, cash used in operating activities was $1,378,900. Net income of $1,510,946 was affected by interest earned on marketable securities held in the Trust Account of $3,824,027, share based compensation expense of $395,400 and payment of operation costs through the IPO Promissory Note of $30,800. Changes in operating assets and liabilities provided $507,981 of cash for operating activities.

For the period from June 25, 2024 (inception) through September 30, 2024, cash used in operating activities was $0.

As of September 30, 2025, we had marketable securities held in the Trust Account of approximately $253,824,027 (including approximately $3,824,027 of interest income) consisting of money market funds invested in U.S. Treasury Bills with a maturity of 185 days or less. We may withdraw interest from the Trust Account to pay taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable, if any), to complete our Business Combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the Trust Account, we may, at any time, (based on our Management’s ongoing assessment of all factors related to our potential status under the Investment Company Act) instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest-bearing demand deposit account at a bank.

As of September 30, 2025, we had cash of $190,655 outside of the Trust Account. We use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants, or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

Our liquidity needs through September 30, 2025 have been satisfied through (i) a contribution of $25,000 from the Sponsor in exchange for the issuance of our Founder Shares, (ii) a loan pursuant to the IPO Promissory Note and (iii) the net proceeds from the consummation of the Initial Public Offering and Private Placement held outside the Trust Account.

Promissory Note

Prior to the closing of our Initial Public Offering, our Sponsor agreed to loan us an aggregate of up to $300,000 under the IPO Promissory Note. Such loans and advances were non-interest bearing and payable on the earlier of June 30, 2025 or the completion of our Initial Public Offering. The loan of $300,000 was fully repaid upon the consummation of our Initial Public Offering on May 19, 2025. As of September 30, 2025 and December 31, 2024, we owed $0 and $42,444 to the Sponsor pursuant to the IPO Promissory Note. Borrowings under the IPO Promissory Note are no longer available.

Working Capital Loans

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us Working Capital Loans, as may be required. If we complete a Business Combination, we may repay such Working Capital Loans. In the event that a Business Combination does not close, we will use a portion of the working capital held outside the Trust Account to repay such Working Capital Loans, but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such Working Capital Loans may be converted into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units. Other than as set forth above, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such Working Capital Loans. As of September 30, 2025 and December 31, 2024, we did not have any borrowings under any Working Capital Loans.

Going Concern

We have incurred and expect to continue to incur significant costs in pursuit of its acquisition plans. We may need to raise additional capital through loans or additional investments from our Sponsor, stockholders, officers, directors, or third parties. Our officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. If we are unable to complete the Business Combination because we do not have sufficient funds available, we will be forced to cease operations and liquidate the Trust Account. These conditions raise substantial doubt about our ability to continue as a going concern one year from the date that the unaudited condensed financial statements and the notes thereto included in this Report under Item 1. “Financial Statements” were issued.

In connection with our assessment of going concern considerations in accordance with ASC 205-40, Management has determined that our liquidity condition raises substantial doubt about our ability to continue as a going concern through twelve months from the date the unaudited condensed financial statements and the notes thereto included in this Report under Item 1. “Financial Statements” were issued. Management plans to address this uncertainty through a Business Combination. We intend to complete the initial Business Combination before the end of the Completion Window. However, there can be no assurance that we will be able to consummate any Business Combination by the end of the Completion Window. The unaudited condensed financial statements and the notes thereto included in this Report under Item 1. “Financial Statements” do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than as set forth below.

Administrative Services Agreement

Commencing on May 15, 2025, and until completion of the Business Combination or liquidation, we reimburse an affiliate of our Sponsor $10,000 per month for certain office space, utilities and secretarial and administrative services as may be reasonably required. For the three and nine months ended September 30, 2025, we incurred and paid $30,000 and $50,000, respectively, in fees for these services. For the period from June 25, 2024 (inception) through September 30, 2024, we did not incur any fee for these services.

Underwriting Agreement

The underwriters had a 45-day option from the date of the Initial Public Offering to purchase up to an additional 3,300,000 Units to cover over-allotments, if any. On May 19, 2025, the underwriters partially exercised their over-allotment option, purchasing 3,000,000 Units and forfeiting the remaining unexercised balance of 300,000 Units.

The underwriters were entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering, or $4,400,000, which was paid upon the closing of the Initial Public Offering.

Business Combination Marketing Agreement

We engaged the Representatives as advisors in connection with the Business Combination to assist in holding meetings with shareholders to discuss potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing securities and assist us with press releases and public filings in connection with the Business Combination. We will pay the Representatives a cash fee for such services upon the consummation of the initial Business Combination in an amount up to $10,600,000. As a result, the Representatives will not be entitled to such fee unless we consummate the initial Business Combination.

Registration Rights Agreement

The holders of (i) the Founder Shares, (ii) the Private Placement Units and (iii) any private placement-equivalent units issued in connection with the Working Capital Loans, if any (and in each case holders of their underlying securities, as applicable) are entitled to registration rights pursuant to the Registration Rights Agreement, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A Ordinary Shares). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The Representatives may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Registration Statement. In addition, the Representatives may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the Registration Statement. We will bear the expenses incurred in connection with the filing of any such registration statements.

Letter Agreement

Our Sponsor, directors and officers have entered into the Letter Agreement with us, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our initial Business Combination within the Completion Window. However, if they acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if we fail to complete our initial Business Combination within the Completion Window.

Additionally, pursuant to the Letter Agreement, our Sponsor, directors and officers will not propose any amendment to our Amended and Restated Articles to modify (i) the substance or timing of our obligation to allow redemption in connection with our initial Business Combination or to redeem 100% of our Public Shares if we do not complete our initial Business Combination within the Completion Window or (ii) any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless we provide our Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, divided by the number of then outstanding Public Shares.

Critical Accounting Estimates and Policies

We have identified the following as our critical accounting policies. See Note 2-”Summary of Significant Accounting Policies” of our unaudited condensed financial statements and notes thereto included in this Report under Item 1. “Financial Statements” for additional information regarding these critical accounting policies and other significant accounting policies.

Use of Estimates

The preparation of the unaudited condensed financial statements and notes thereto included in this Report under Item 1. “Financial Statements” in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities, income and expenses, and the disclosure of contingent assets and liabilities, in our unaudited condensed financial statements. These accounting estimates require the use of assumptions about matters, some of which are highly uncertain at the time of estimation. Management bases its estimates on historical experience and on various other assumptions it believes to be reasonable under the circumstances, the results of which form the basis for making judgments, and we evaluate these estimates on an ongoing basis. As of September 30, 2025, except for the fair value determination of the Public Warrants related to our Initial Public Offering, we did not have any critical accounting estimates to be disclosed.

Class A Ordinary Shares Subject to Possible Redemption

We account for our ordinary shares subject to possible conversion in accordance with the guidance in ASC 480. Ordinary shares subject to mandatory redemption are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our condensed balance sheets included in this Report under Item 1. “Financial Statements”.

Net Loss Per Ordinary Share

We comply with the accounting and disclosure requirements of ASC 260. Net income (loss) per ordinary share is computed by dividing net loss applicable to shareholders by the weighted average number of ordinary shares outstanding for the applicable periods. We apply the two-class method in calculating earnings per ordinary share and allocate net income (loss) pro rata to Class A ordinary shares subject to possible redemption, nonredeemable Class A ordinary shares and Class B ordinary shares. Accretion associated with the redeemable Class A ordinary shares are excluded from earnings per share as the redemption value is not in excess of the fair value.

Recent Accounting Standards

In November 2024, the FASB issued ASU 2024-03, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the impact of adopting ASU 2024-03.

Management does not believe that there are any other recently issued, but not yet effective, accounting standards, which, if currently adopted, would have a material effect on the unaudited condensed financial statements and notes thereto included in this Report under Item 1. “Financial Statements”.

PROCAP BTC LLC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “ProCap” or “its” refer to ProCap BTC LLC, a Delaware limited liability company, prior to the Business Combination. The discussion and analysis should also be read together with the “Unaudited Pro Forma Condensed Financial Information.” This discussion contains forward-looking statements based upon current beliefs, plans, and expectations that involve numerous risks, uncertainties, and assumptions, including, but not limited to, those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements.

Overview

ProCap was incorporated on June 10, 2025, as a Delaware limited liability company. ProCap’s material assets consist solely of approximately 4,951 Bitcoin as of the date of this prospectus. Prior to the consummation of the Business Combination, the sole member of the board of managers is Anthony Pompliano and the sole common unitholder of ProCap is Inflection Points, Inc., d/b/a/Professional Capital Management (“Inflection Points” or “Professional Capital Management”).

Services Agreement and Common Unit Issuance

Professional Capital Management and ProCap entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”) on June 23, 2025 (the “Execution Date”). Pursuant to the Services Agreement, Professional Capital Management agreed to provide certain services to ProCap, with the services provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Execution Date and will automatically renew for a subsequent one (1) year terms, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration for the services and work performed under the Services Agreement, ProCap issued an aggregate of 10,000,000 common units of ProCap (the “Common Units”) to Professional Capital Management (the “Common Unitholder”).

Preferred Equity Investment

On the Execution Date and in connection with the Business Combination Agreement (as defined below), certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBs”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors”, as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), Procap Financial, Inc., a Delaware corporation (“Pubco”), and ProCap pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of ProCap (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment”). Additionally, each Preferred Equity Investor executed a joinder agreement to that certain Limited Liability Company Operating Agreement of ProCap, dated as of June 22, 2025, by and among ProCap and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Investor accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of ProCap (each a “Preferred Unitholder”, and together with the Common Unitholder, the “ProCap Holders”).

ProCap used all of the proceeds from the Preferred Equity Investment to purchase Bitcoin (the “Purchased Bitcoin”), and such Purchased Bitcoin is held in custody account in accordance with a custody agreement by and between ProCap and Anchorage Digital Bank, N.A., as custodian (“Anchorage”), until the Closing, upon which time it will be contributed to Pubco. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

Pursuant to the Preferred Equity Subscription Agreements, ProCap agreed to use commercially reasonable efforts to cause Pubco to register the offer and sale of Pubco Stock, into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, Pubco agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, Pubco will file with the SEC (at Pubco’s sole cost and expense) a registration statement registering the offer and resale of such Pubco Stock (the “Resale Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Recent Developments

Business Combination Agreement

On the Execution Date, CCCM, Pubco, Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), ProCap and Professional Capital Management, entered into a business combination agreement (the “Business Combination Agreement” and, together with the Convertible Note Financing (as defined below), the Preferred Equity Investment, and other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the closing (the “Closing”) of the Proposed Transactions, CCCM will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Conversion”), and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”), and each outstanding security of CCCM immediately prior to the effective time of the SPAC Merger will automatically be cancelled in exchange for the right to receive substantially equivalent securities of Pubco, and (y) Company Merger Sub will merge with and into ProCap, with ProCap continuing as the surviving entity (the “Company Merger”, and together with SPAC Merger, the “Mergers”), and with the members of ProCap (the “ProCap Holders”) receiving, in exchange for their ProCap Units, shares of common stock, par value $0.001 per share, of Pubco (“Pubco Stock”), including certain adjustment shares of Pubco Stock as described below. As a result of the Business Combination, CCCM and ProCap will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

As consideration for the Company Merger, Professional Capital Management, which is the holder of all of the Common Units, will receive a number of shares of Pubco Stock equal to: (i) 10,000,000, plus (ii) fifteen percent (15%) of the Adjustment Shares (as defined below) (such shares, the “Common Merger Consideration Shares”).

As consideration for the Company Merger, the Preferred Unit Holder will receive an aggregate number of shares of Pubco Stock equal to: (i) the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 plus (ii) eighty five percent (85%) of the Adjustment Shares (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder shall receive its pro rata share of the Preferred Merger Consideration Shares, based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

The “Adjustment Shares” refer to a number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate - New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3) business day prior to the Closing Date (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin (as defined below) was acquired (the “Signing Bitcoin Price”) (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, Pubco, CCCM, ProCap and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a “Control Person” of ProCap or Pubco, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a Bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

Voting Agreement

In connection with the execution and delivery of the Business Combination Agreement, CCCM, ProCap and Professional Capital Management have entered into a Voting and Support Agreement (the “Voting Agreement”) pursuant to which, as promptly as reasonably practicable, and in any event within two (2) business days following the date on which the Registration Statement is declared effective under the Securities Act, Professional Capital Management shall duly execute and deliver a written consent pursuant to which Professional Capital Management shall approve (i) the Business Combination Agreement, the Ancillary Documents to which ProCap is a party and the Proposed Transactions, (ii) any amendments to the organizational documents of ProCap, to the extent required or advisable in connection with the Proposed Transactions, and (iii) all other actions in support and required in furtherance of the Business Combination Agreement, the Ancillary Documents to which ProCap is a party, and the Proposed Transactions.

Services Agreement

In connection with the execution and delivery of the Business Combination Agreement, Inflection Points, an entity under common control, and the Company entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Inflection Points agreed to provide certain services to ProCap Financial. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Effective Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration of the Work performed, upon execution of this Agreement, Service Provider shall receive an aggregate of 10,000,000 Common Units of ProCap BTC. Payment for all or part of the Work shall not constitute acceptance. Service Provider may not increase the mutually agreed fee or rate without ProCap BTC’s prior written approval. As of September 30, 2025, theses shares have been issued and are outstanding (see Note 7). These shares were recorded at fair value at date of issuance, which was reported at $0 on the statement of changes in members’ equity.

Preferred Equity Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBS”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors,” as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, ProCap Financial and the Company, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of the Company (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment,”). Additionally, each Preferred Equity Subscriber executed a joinder agreement to that certain Limited Liability Company Operating Agreement of the Company, dated as of June 22, 2025, by and among the Company and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Subscriber accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of the Company.

As described above, all of the proceeds from the Preferred Equity Investment were used by the Company to the Purchased Bitcoin, which Purchased Bitcoin is held in a custodial account until the Closing, upon which it will be contributed to ProCap Financial. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin, or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

Pursuant to the Preferred Equity Subscription Agreements, the Company agreed to use commercially reasonable efforts to cause ProCap Financial to register the Pubco Stock into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, ProCap Financial agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, ProCap Financial will file with the SEC (at ProCap Financial’s sole cost and expense) a registration statement registering the resale of such Pubco Common Stock (the “Resale Registration Statement”), and ProCap Financial shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Convertible Notes Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with ProCap, Pubco and CCCM pursuant to which, upon the Closing (the “Issuance Date”), the Convertible Note Investors agreed to purchase convertible notes issued by Pubco (the “Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing will be funded and contingent upon the Closing.

The Convertible Notes will have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and will be two (2) times collateralized by cash, cash equivalents and certain Bitcoin assets of Pubco. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing are expected to be utilized by Pubco for purposes of acquiring additional Bitcoin and for working capital purposes. Prior to the Closing, the parties intend to take actions necessary for the Convertible Notes to have an associated 144A CUSIP number to facilitate the possibility of future post-Closing trading amongst QIBS; however, the Convertible Notes are not expected to otherwise be registered or tradeable.

In addition, Pubco and CCCM shall have the option to increase the number of Convertible Notes available (such notes, the “Upsize Notes”) for purchase after the date set forth in the Convertible Note Subscription Agreement (the “Upsize Option”). Pubco and CCCM may elect to exercise the Upsize Option one time prior to the Closing. If Pubco and CCCM exercise the Upsize Option, each Convertible Note Investor shall have a right of first refusal to purchase its pro rata portion of the Upsize Notes. Each Convertible Note Investor’s pro rata portion will be calculated based on the Convertible Note Investor’s subscription amount relative to the aggregate subscription amount of all of the initial Convertible Note Investors as of the Execution Date, on the same terms and conditions as those offered in the Convertible Notes Subscription Agreement.

Results of Operations

The following table sets forth a summary of ProCap’s results of operations. This information should be read together with ProCap’s financial statements and related notes.

	For the three months ended September 30, 2025	For the period June 10, 2025 (inception) through September 30, 2025
Revenue	$77,000	$77,000

Operating expenses
Change in fair value of digital assets	(34,607,635)	(48,904,018)
General and administrative	4,325,350	4,333,208
Income from operations	30,359,285	44,647,810

Other income:
Change in fair value of conversion feature	45,452,000	55,782,000
Other income, net	45,452,000	55,782,000

Net income	$75,811,285	$100,429,810

Change in fair value of digital assets

In accordance with, ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. Changes in fair value are recognized in change in fair value of digital assets. For the period from June 10, 2025 (inception) through September 30, 2025, there was a gain on the change in fair value of digital assets of $48,904,018 and a gain of $34,607,635 for the three months ended September 30, 2025.

General and administrative expenses

General and administrative expenses consist of costs, such as professional fees, and bank fees. For the period from June 10, 2025 (inception) through September 30, 2025, there was $4,333,208 of general and administrative expenses. For the three months ended September 30, 2025, there was $4,325,350 of general and administrative expenses.

Change in fair value of conversion feature

In accordance with ASC 815, Derivatives and Hedging (“ASC 815”), the conversion feature was recorded at fair value upon entering into the LLC Agreement and is subsequently remeasured to fair value at each reporting period with the corresponding change in fair value recognized in Change in fair value of conversion feature. For the period from June 10, 2025 (inception) through September 30, 2025, there was a change in fair value of conversion feature of $55,782,000 and $45,452,000 for the three months ended September 30, 2025.

Liquidity and Capital Resources

For the period from June 10, 2025 (inception) through September 30, 2025, ProCap has generated revenue of $77,000 and have reported a net income of $100,429,810. As of September 30, 2025, ProCap had no cash on hand and a net working capital deficit of $4,264,223.

On June 30, 2025, the Company entered into a promissory note (the “Promissory Note”) with Inflection Points, an entity under common control, for a principal sum of up to $1,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026 or the date of which the Company consummates the business combination. On July 11, 2025, the Company entered into an amended and restated promissory note, to ensure the Company and Pubco are listed as recipients of the funds. On October 5, 2025, the Company entered into the second amended and restated the promissory note, to increase the allowable principal draws to be up to $2,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026, as described in Note 8. As of September 30, 2025, the outstanding balance of the Promissory Note is $723,192.

ProCap assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. ProCap’s expected primary uses of cash on a short and long-term basis are for working capital requirements, Bitcoin acquisitions, and other liquidity needs. ProCap’s management expects that future operating losses and negative operating cash flows may increase from current levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

ProCap’s future capital requirements will depend on many factors, including the timing of the consummation of the Business Combination. In order to finance these opportunities, ProCap may need to raise additional financing. Until such time, if ever, that ProCap can generate revenue sufficient to achieve profitability, ProCap intends to raise such capital through issuances of additional Common Units or Preferred Units and/or the issuance of debt. To the extent that Pubco raises additional capital through the sale of equity or convertible debt securities, the ownership interests of ProCap Holders will be diluted, and the terms of these securities may include liquidation or other preferences for which ProCap may need to obtain the consent of the ProCap Holders prior to issuance. If additional financing is required from outside sources, ProCap may not be able to raise such capital on terms acceptable to it or at all. If ProCap is unable to raise additional capital when desired, its business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with ProCap’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, ProCap’s management has determined that ProCap’s liquidity condition raises substantial doubt about its ability to continue as a going concern through twelve months from the date these financial statements are available to be issued.

Cash Flows for the period from June 10, 2025 (inception) through September 30, 2025

The following table summarizes ProCap’s cash flows from operating, investing and financing activities for period from June 10, 2025 (inception) through September 30, 2025:

For the period June 10, 2025 (inception) through September 30, 2025
Net cash in operating activities	$(703,492)
Net cash used in investing activities	$(476,008,122)
Net cash provided by financing activities	$476,711,614

Cash Flows Used in Operating Activities

Net cash used in operating activities for the period from June 10, 2025 (inception) through September 30, 2025 was $703,492.

Cash Flows Used in Investing Activities

Net cash used in investing activities for the period from June 10, 2025 (inception) through September 30, 2025, was $476,008,122. This relates to the purchase of Bitcoin.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities for the period from June 10, 2025 (inception) through September 30, 2025, was $476,711,614. This relates primarily to the proceeds from the Preferred Equity Investment.

Critical Accounting Policies and Estimates

General

ProCap’s financial statements and the accompanying notes thereto included elsewhere in this prospectus are prepared in accordance with U.S. GAAP. The preparation of ProCap’s financial statements and related notes requires ProCap to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. ProCap has based its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. ProCap’s chief executive officer and board of managers have reviewed the development, selection and disclosure of these estimates. ProCap is subject to uncertainties such as the impact of future events, economic and political factors, and changes in its business environment; therefore actual results could differ significantly from these estimates under different assumptions or conditions. To the extent that there are differences between ProCap’s estimates and actual results, its future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements. ProCap believes the following critical accounting policies reflect the more significant estimates and assumptions used in the preparation of its financial statements. The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with ProCap’s financial statements and related notes and other disclosures included in this report.

Fair Value Measurement

ProCap’s financial assets and liabilities are accounted for in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”), which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1- Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2- Observable, market-based inputs, other than quoted prices included in Level 1, for the assets or liabilities either directly or indirectly.

Level 3-Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on ProCap’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or a liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Digital Assets

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price from Coinbase, in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, ProCap utilizes the price as of midnight UTC time. Changes in fair value are recognized in Change in fair value of digital assets, in Operating income (loss) on the Statements of Operations. When ProCap sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item Change in fair value of digital assets.

Currently, ProCap’s strategic treasury policy is to retain all Bitcoin it acquires to increase its Bitcoin holdings. As a result of its intent to retain its Bitcoin, ProCap classifies its digital assets held as a non-current asset on its Balance Sheet.

Derivative Liability

ProCap evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives per ASC 815, Derivatives and Hedging (“ASC 815”). The preferred units contain certain features that meet the definition of an embedded derivative requiring bifurcation as a separate compound financial instrument (the “Derivative Liability”). The Derivative Liability was recorded at fair value upon entering into the ProCap LLC Agreement and is to be subsequently remeasured to fair value at each reporting period with the corresponding change in fair value recognized Change in fair value of derivative liability in the statements of operations. The conversion feature was initially valued and is remeasured using Black-Scholes pricing model. The Black-Scholes model requires the use of Level 3 unobservable inputs, primarily the current value of the underlying share, the exercise price of the option, and the estimated volatility of the value of the share over the life of the option. For details regarding the fair value, see “Fair Value Measurements” described in Note 6 of ProCap’s financial statements included elsewhere in this prospectus.

Off-Balance Sheet Arrangements

Other than as otherwise described in this prospectus, ProCap does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on its financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

See “Recent Accounting Pronouncements” described in Note 3 of ProCap’s financial statements included elsewhere in this prospectus.

Emerging Growth Company Status

ProCap is an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. ProCap has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk

Macroeconomic Trends Impacting ProCap’s Market

The following macroeconomic factors as they relate to Bitcoin specifically impact ProCap’s business:

●	Awareness: The perception of Bitcoin as a legitimate and secure asset class and technology by the general public plays a crucial role. The pace and effectiveness of continued education and awareness will impact adoption rates.

●	Regulation: The global regulatory landscape for Bitcoin, including clarity around legal status, accounting and tax treatment, and other compliance requirements will significantly impact its growth. Favorable regulations can encourage adoption, while restrictive measures can hinder it.

●	Institutional Adoption: Increased participation by institutional investors, including hedge funds, mutual funds, corporations, and nation states can drive market confidence and liquidity, supporting continued growth.

●	Political environment: Bitcoin has entered the political conversation in the United States and abroad. As a global leader in innovation and new technologies, ProCap anticipates that the United States political environment will become increasingly favorable for the Bitcoin industry.

●	Monetary Policy: Central bank monetary policies, especially those related to interest rates and monetary supply, can influence Bitcoin adoption. Low-interest rates and expansive monetary policies that lead to currency debasement often lead to a search for alternative investments like Bitcoin.

●	Technological innovation: Advances in blockchain technology, improvements in scalability (e.g., Lightning Network), and enhanced security protocols can increase Bitcoin adoption and integration into various financial systems.

Bitcoin Market Price Risk

ProCap’s Bitcoin treasury assets are measured using observed prices from active exchanges that could result in volatility in its financial results in future periods. Adjustments are recorded in net income through “change in fair value of digital assets” on the statements of operations. Therefore, negative swings in the market price of Bitcoin could have a material impact on ProCap’s earnings and on the carrying value of ProCap’s digital assets.

Custodian Risk

ProCap’s Bitcoin assets are held with third-party custodians, initially Anchorage, which ProCap select based on various factors, including their financial strength and industry reputation. Custodian risk refers to the potential loss, theft, or misappropriation of ProCap’s Bitcoin assets due to operational failures, cybersecurity breaches, or financial difficulties experienced by these third parties. Although ProCap periodically monitors the financial health, insurance coverage, and security measures of its custodians, reliance on such third parties inherently exposes ProCap to risks that it cannot fully mitigate.

PUBCO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless otherwise indicated or the context otherwise required, references included in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “Pubco,” “we,” “us,” “our,” and the “Company” refer to ProCap Financial, Inc. References to our “management” or our “management team” refer to our officers and directors. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

Overview

Pubco was incorporated on June 17, 2025, as a Delaware corporation, solely for the purpose of effectuating the Business Combination as described herein. Pubco has no material assets and does not operate any business. On June 17, 2025, Pubco issued one (1) share of common stock to Mr. Anthony Pompliano for nominal consideration. This share of common stock represents all shares in the capital of Pubco that are issued and outstanding as of September 30, 2025.

Pubco has two wholly owned subsidiaries, Crius SPAC Merger Sub, Inc., a Delaware corporation (“SPAC Merger Sub”) and Crius Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”).

SPAC Merger Sub was incorporated on June 18, 2025 solely for the purpose of effectuating the Business Combination (as described below). SPAC Merger Sub has no material assets and does not operate any business. Prior to the consummation of the Business Combination, the sole director of SPAC Merger Sub is Mr. Anthony Pompliano, and the sole stockholder of SPAC Merger Sub is Pubco.

Company Merger Sub was formed on June 17, 2025 solely for the purpose of effectuating the Business Combination. Company Merger Sub owns no material assets and does not operate any business. Prior to the consummation of the Business Combination, the sole member of the board of managers of Company Merger Sub is Mr. Anthony Pompliano, and the sole member of Company Merger Sub is Pubco.

Proposed Business Combination and Recent Developments

Business Combination Agreement

On June 23, 2025 (the “Execution Date”), Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), Pubco, SPAC Merger Sub, Company Merger Sub, ProCap BTC, LLC, a Delaware limited liability company (“ProCap”) and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (“Inflection Points” or “Professional Capital Management”), entered into a business combination agreement (the “Business Combination Agreement” and, together with the Convertible Note Financing (as defined below), the Preferred Equity Investment (as defined below) and other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the closing (the “Closing”) of the Business Combination, CCCM will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Conversion”), and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”), and each outstanding security of CCCM immediately prior to the effective time of the SPAC Merger will automatically be cancelled in exchange for the right to receive substantially equivalent securities of Pubco, and (y) Company Merger Sub will merge with and into ProCap, with ProCap continuing as the surviving entity (the “Company Merger”, and together with SPAC Merger, the “Mergers”), and with the members of ProCap (the “ProCap Holders”) receiving, in exchange for their membership interests in ProCap, shares of common stock, par value $0.001 per share, of Pubco (“Pubco Stock”), including certain adjustment shares of Pubco Stock as described below. As a result of the Business Combination, CCCM and ProCap will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

As consideration for the Company Merger, Professional Capital Management, which is the holder of all of the common units of ProCap (the “Common Units”), will receive a number of shares of Pubco Stock equal to: (i) 10,000,000, plus (ii) fifteen percent (15%) of the Adjustment Shares (as defined below) (such shares, the “Common Merger Consideration Shares”).

As consideration for the Company Merger, holders of the preferred units (the “Preferred Units”) of ProCap (the “Preferred Unit Holders”) will receive an aggregate number of shares of Pubco Stock equal to: (i) the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 plus (ii) eighty five percent (85%) of the Adjustment Shares (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder shall receive its pro rata share of the Preferred Merger Consideration Shares, based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

The “Adjustment Shares” refer to a number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate - New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3rd) business day prior to the Closing Date (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin by ProCap using the proceeds from the Preferred Equity Investment (as defined below) was acquired (the “Signing Bitcoin Price”) (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00.

Preferred Equity Subscription Agreement

On the Execution Date and in connection with the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBs”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors”, as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, Pubco and ProCap, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of ProCap (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment”). Additionally, each Preferred Equity Investor executed a joinder agreement to that certain Limited Liability Company Operating Agreement of ProCap, dated as of June 22, 2025, by and among ProCap and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Investor accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of ProCap (each, a “Preferred Unitholder”).

ProCap used all of the proceeds from the Preferred Equity Investment to purchase Bitcoin (the “Purchased Bitcoin”), and such Purchased Bitcoin is held in a custody account in accordance with a custody agreement by and between ProCap and Anchorage Digital Bank, N.A., as custodian (“Anchorage”), until the Closing, upon which time it will be contributed to Pubco. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

Pursuant to the Preferred Equity Subscription Agreements, Procap agreed to use commercially reasonable efforts to register the offer and sale of Pubco Stock, into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, Pubco agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, Pubco will file with the SEC (at Pubco’s sole cost and expense) a registration statement registering the offer and resale of such Pubco Stock (the “Resale Registration Statement”), and Pubco shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Services Agreement

Professional Capital Management and ProCap entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”) on the Execution Date. Pursuant to the Services Agreement, Professional Capital Management agreed to provide certain services to ProCap, with the services provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Execution Date and will automatically renew for a subsequent one (1) year terms, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration for the services and work performed under the Services Agreement, ProCap BTC issued an aggregate of 10,000,000 Common Units of ProCap (the “Common Units”) to Professional Capital Management.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, CCCM entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with the Columbus Circle I Sponsor Corp LLC, a Delaware limited liability company (the “Sponsor”) and ProCap, pursuant to which, among other things, the Sponsor agreed to (i) vote its Class A ordinary shares and Class B ordinary shares of CCCM (collectively, the “Ordinary Shares”) in favor of the Business Combination Proposed Transactions and each of the CCCM Shareholder Approval Matters; (ii) vote its Ordinary Shares against any alternative transactions; (iii) vote against any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by CCCM (other than the Business Combination); and (iv) comply with the restrictions imposed by the Insider Letter (as defined below), including the restrictions on transfer and redeeming CCCM Ordinary Shares in connection with the Business Combination. Further, the parties agreed that at the Closing, they would enter into an amendment to the letter agreement, dated as of May 15, 2025 (the “Insider Letter”) by and among the Sponsor, CCCM, and CCCM’s directors and officers, in order to add Pubco as a party.

The Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of the Closing or if the Business Combination Agreement is terminated pursuant to its terms, all provisions of the Sponsor Support Agreement will terminate and be of no further force or effect unless otherwise specified in the Sponsor Support Agreement.

Lock-up Agreement

In connection with the execution and delivery of the Business Combination Agreement, Professional Capital Management entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with Pubco, pursuant to which Professional Capital Management agreed that the Merger Consideration Shares received by Professional Capital Management will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions. The securities held by Professional Capital Management will be locked up until the earlier of (i) six (6) months after the date of the Closing and (ii) the date on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing which results in all of Pubco’s stockholders having the right to exchange their shares of Pubco Stock for cash, securities or other property.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, Pubco, CCCM, ProCap and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a Control Person of ProCap or Pubco, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a Bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

Convertible Notes Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with the ProCap, Pubco and CCCM pursuant to which, upon the Closing (the “Issuance Date”), the Convertible Note Investors agreed to purchase convertible notes issued by Pubco (the “Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing will be funded and contingent upon the Closing.

The Convertible Notes will have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and will be one (1) time collateralized by cash, cash equivalents or two (2) times certain Bitcoin assets or a combination of both. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing are expected to be utilized by Pubco for purposes of acquiring additional Bitcoin and for working capital purposes. Prior to the Closing, the parties intend to take actions necessary for the Convertible Notes to have an associated 144A CUSIP number to facilitate the possibility of future post-Closing trading amongst QIBS; however, the Convertible Notes are not expected to otherwise be registered or tradeable.

In addition, Pubco and CCCM shall have the option to increase the number of Convertible Notes available (such notes, the “Upsize Notes”) for purchase after the date set forth in the Convertible Note Subscription Agreement (the “Upsize Option”). Pubco and CCCM may elect to exercise the Upsize Option one time prior to the Closing. If Pubco and CCCM exercise the Upsize Option, each Convertible Note Investor shall have a right of first refusal to purchase its pro rata portion of the Upsize Notes. Each Convertible Note Investor’s pro rata portion will be calculated based on the Convertible Note Investor’s subscription amount relative to the aggregate subscription amount of all of the initial Convertible Note Investors as of the Execution Date, on the same terms and conditions as those offered in the Convertible Notes Subscription Agreement.

Results of Operations

The following table sets forth a summary of Pubco’s results of operations. This information should be read together with Pubco’s consolidated financial statements and related notes.

	For the three months ended	For the period from June 17, 2025 (inception) through
	September 30, 2025	September 30, 2025
Operating expenses
General and administrative	$319,048	$329,471
Loss from operations	(319,048)	(329,471)
Net loss	$(319,048)	$(329,471)

General and Administrative Expenses

General and administrative expenses consist of various costs, such as professional fees. For the period from June 17, 2025 (inception) through September 30, 2025, there was $329,471 of general and administrative expenses and $319,048 for the three months ended September 30, 2025.

Liquidity and Capital Resources

For the period from June 17, 2025 (inception) through September 30, 2025, Pubco has not generated revenue and reported a net loss of $329,471. As of September 30, 2025, Pubco had no cash on hand and a net working capital deficit of $329,471.

On July 11, 2025, the Company entered into an amended and restated promissory note, pursuant to which Pubco and ProCap BTC, LLC, a related party, will reimburse Inflection Points, a company under common control, for a principal sum of up to $1,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026 or the date of which the companies consummate the business combination, as described in Note 5. The amounts paid by Inflection Points were initially recorded as Due to related party prior to the execution of the promissory note agreement. On July 11, 2025, the Company entered into the promissory note agreement, at which time the Due to related party balance was converted to a promissory note payable.

On October 5, 2025, the Company entered into the second amended and restated the promissory note, to increase the allowable principal draws to be up to $2,000,000. As of September 30, 2025, the Company has borrowed a total of $209,097 under the Promissory Note, which includes $108,674 proceeds from related party promissory note and $100,423 conversion of due to related party to related party promissory note.

Pubco assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Pubco’s expected primary uses of cash on a short and long-term basis are for working capital requirements, Bitcoin acquisitions, and other liquidity needs. Pubco’s management expects that future operating losses and negative operating cash flows may increase from current levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

Pubco’s future capital requirements will depend on many factors, including the timing of the consummation of the Business Combination. In order to finance these opportunities, Pubco will likely need to raise additional financing. Until such time, if ever, that Pubco can generate revenue sufficient to achieve profitability, Pubco intends to raise such capital through issuances of additional Pubco Stock and/or the issuance of debt. To the extent that Pubco raises additional capital through the sale of equity or convertible debt securities, the ownership interest of Pubco’s stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of holders of Pubco Stock. If additional financing is required from outside sources, Pubco may not be able to raise such capital on terms acceptable to it or at all. If Pubco is unable to raise additional capital when desired, Pubco’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with Pubco’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that Pubco’s liquidity condition raises substantial doubt about its ability to continue as a going concern through twelve months from the date these financial statements are available to be issued.

Cash Flows for the period from June 17, 2025 (inception) through September 30, 2025

The following table summarizes Pubco’s cash flows from operating, investing and financing activities for period from June 17, 2025 (inception) through September 30, 2025:

For the period from June 17, 2025 (inception) through September 30, 2025
Net cash used in operating activities	$(108,674)
Net cash used in investing activities	$-
Net cash provided by financing activities	$108,674

Cash Flows Used in Operating Activities

Net cash used in operating activities for the period from June 17, 2025 (inception) through September 30, 2025 was $108,674.

Cash Flows Provided by Financing Activities

Net cash provided by financing activities for the period from June 17, 2025 (inception) through September 30, 2025 was $108,674.

Critical Accounting Policies and Estimates

Pubco’s consolidated financial statements and the accompanying notes thereto included elsewhere in this Quarterly Report are prepared in accordance with U.S. GAAP. The preparation of Pubco’s consolidated financial statements requires Pubco to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs and expenses, and related disclosure of contingent assets and liabilities. Pubco has based its estimates on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Pubco is subject to uncertainties such as the impact of future events, economic and political factors, and changes in its business environment; therefore actual results could differ significantly from these estimates under different assumptions or conditions. To the extent that there are differences between Pubco’s estimates and actual results, its future consolidated financial statement presentation, financial condition, results of operations, and cash flows will be affected.

Given its limited operating history, Pubco currently does not have any critical accounting policies. See “Summary of Significant Accounting Policies” described in Note 3 of Pubco’s consolidated financial statements included elsewhere in this Quarterly Report for a description of Pubco’s significant accounting policies. Also, there were no significant estimates for the period from June 17, 2025 (inception) through September 30, 2025.

Off-Balance Sheet Arrangements

Other than as otherwise described in this Quarterly Report, Pubco does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on its financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Recent Accounting Pronouncements

See “Recent Accounting Pronouncements” described in Note 3 of Pubco’s consolidated financial statements included elsewhere in this Quarterly Report.

Emerging Growth Company Status

Pubco is an emerging growth company (“EGC”), as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. Pubco has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

In addition, Pubco intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, Pubco intends to rely on such exemptions, it is not required to, among other things: (i) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Pubco will remain an EGC under the JOBS Act until the earliest of (i) the last date of its fiscal year in which it has total annual gross revenue of at least $1.235 billion, (ii) the date on which it is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates as of the end of that year’s second fiscal quarter, or (iii) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the previous three-years.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this Item.

BUSINESS

Overview

ProCap BTC, LLC (“we,” “us,” “our,” or “ProCap”) is a U.S.-based, Bitcoin-focused company. Our mission is to preserve and grow shareholder value through Bitcoin and the creation of media products related to Bitcoin, including audio, video, and text products to educate a global audience about Bitcoin. The cash-flow we believe will be created by these products and services will be primarily used to acquire additional Bitcoin in a disciplined manner.

Our business is built upon a foundational belief that Bitcoin represents a superior long-term store of value and a viable alternative to traditional fiat-based reserve assets. We believe Bitcoin will play an increasingly important role as a reserve asset for individuals, corporations, and governments worldwide. A key objective of ProCap is to support the broader Bitcoin information ecosystem, including through audio podcasts, video interviews, and text-based articles designed to help individuals and organizations understand Bitcoin’s significance and utility of our mission. To support our operations, we have initiated our plan to accumulate and hold Bitcoin as a long-term treasury reserve asset, and we simultaneously intend to operate a portfolio of cash-flow-generative media products, which will generate revenue through fees and advertising contracts and paid subscriptions. By combining the dependable earnings of traditional media products with the potential of Bitcoin appreciation, we aim to deliver a differentiated and compelling value proposition to our shareholders.

Our management team is led by our Chief Executive Officer, Anthony Pompliano, who also serves as the founder and Chief Executive Officer of Professional Capital Management and Chief Executive Officer of ProCap Acquisition Corp.

Media Products

We offer media products to explain current Bitcoin news, create educational content on how Bitcoin functions and operates, and provide various opinions about different market developments. These “media products” will include, without limitation:

●	Weekly podcasts with audio interviews and market commentary related to Bitcoin, which may be accessed via: (1) MaxVol Pod’s channel on Spotify, (2) links posted to Mr. Pompliano’s X account; and (3) MaxVol Pod’s channel on Apple;

●	Weekly video interviews and market commentary related to Bitcoin, which may be accessed via the following YouTube Channels: (1) MaxVol Pod; and (2) AnthonyPompliano;

●	Multiple daily updates to social media accounts, including our X Account, with market commentary and educational content related to Bitcoin, which may be accessed at the following

X: @APompliano

TikTok: @anthonypomplianoofficial

Instagram: @pompglobal

LinkedIn: linkedin.com/in/anthonypompliano, linkedin.com/in/the-pomp-podcast; and

●	Weekly Substack Newsletter, with market commentary and educational content related to Bitcoin, which may be accessed at https://maxvolpodcast.substack.com/.

We launched our media products in September of 2025. The media products are built on the knowledge and experience gained from Anthony Pompliano’s other media businesses, including Professional Capital Management, which has utilized a combination of social and traditional media to generate recurring subscription revenue and bolstered by advertising and sponsorship revenue. Leveraging our experience in this field, and through the Investment Consulting and Marketing Services Agreement (the “Services Agreement”) between ProCap and Professional Capital Management (described below) we are able to execute at a high level, while reducing our media products operations expenses. However, we may still face challenges in building large audiences for our media products and content recordings, which may be delayed due to talent availability, scheduling, and demand.

In the ordinary course of our media operations, we have entered into two non-exclusive agreements to advertise certain Bitcoin-related products and services of third parties on our audio podcast and video podcasts broadcast on our YouTube channel and X account, in exchange for fees. The terms of each agreement are structured as follows: (i) ProCap provides one advertisement for each advertiser on ProCap’s podcast, which is disseminated via audio, video, and social media channels for a period of six months, which may be renewed by mutual agreement; and (ii) the advertiser pays to ProCap a fixed fee, which may be paid in a combination of fiat, Bitcoin, or the advertiser’s token, subject to ProCap’s consent. However, in the future ProCap may determine that it is in its best interests to accept other digital assets. ProCap expects to earn $306,000 in fiat and CORE tokens in total under these agreements. All token assets are valued in USD at their market price (as set forth on www.coinmarketcap.com) at the time and date of receipt. ProCap intends to hold these tokens indefinitely but may determine to liquidate them in the future. The revenue from these agreements will be used to operate the business and fund additional media products. Should we not be able to enter into additional advertising agreements or if these advertising relationships do not continue past the initial term, we may face challenges in continuing to grow our advertising-based revenue.

On June 23, 2025, Professional Capital Management and ProCap entered into the Services Agreement. Pursuant to the Services Agreement, Professional Capital Management agreed to provide certain investment consulting, marketing and advertising services pursuant to the statements of work, including production, editing, and distribution services for our media products. In consideration for such services, ProCap issued to Professional Capital Management 10,000,000 Common Units of ProCap, which subsequently transferred 500,000 Common Units to Jeffrey Park. The Services Agreement has a term of four (4) years following the effective date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein.

In addition to our advertising and sponsorship revenue, we may participate in “staking” activities involving digital assets, and we may evaluate emerging protocols that enable Bitcoin holders to engage in staking-like arrangements. We may collaborate with our advertising partners to evaluate and provide feedback on their staking-related products and services. Staking is a mechanism available on certain proof-of-stake (“PoS”) blockchains whereby users delegate or lock up a specified amount of tokens to help validate transactions and secure the network. In return, participants may earn rewards, typically in the form of additional tokens. These rewards are generally distributed by the network protocol.

We plan to use less than 5% of our total Bitcoin holdings for staking activities. Staked Bitcoin typically remains custodied and subject to an unbonding period of approximately seven days, during which it is not transferable. In connection with our staking activities, we intend to adhere to the following guidelines:

●	Allocation Limits: ProCap will allocate no more than 5% of ProCap’s Bitcoin holdings for use in staking activities.

●	Custody Protocols: All staked Bitcoin will remain with a qualified institutional custodian engaged by ProCap, which is currently Anchorage under the Custody Agreement. The custodian may facilitate access to third-party staking or yield protocols on behalf of ProCap. In the future, we may engage additional or alternative custodians to support these activities, provided that all such custodians meet applicable regulatory and institutional standards.

●	Oversight and Approvals: All staking decisions require approval from our Chief Executive Officer and activity is subject to ongoing monitoring by our senior management team and compliance officer.

●	Unbonding Period: We will not exceed an unbonding period of approximately 7 days without approval from our Chief Investment Officer.

●	Risk Controls: We will monitor potential risks associated with staking, including liquidity constraints and counterparty exposure. Further, we and our audit committee will periodically review participation in connection with our general risk management protocols.

While Bitcoin does not use a PoS consensus mechanism and cannot be staked natively, emerging protocols such as Babylon, enable Bitcoin holders to lock Bitcoin as economic security on PoS chains. These mechanisms do not involve validating transactions on the Bitcoin blockchain but enables Bitcoin to serve as collateral for security in other blockchain ecosystems. In return, participants may receive rewards, if any, distributed by the PoS protocol and not by the Bitcoin network.

In exchange for evaluating or using our partners’ staking platforms or services, including those involving Bitcoin staking via external protocols, we may receive fixed advertising fees and, where applicable, a portion of any staking rewards generated by our participation.

Bitcoin Treasury Strategy

ProCap’s Bitcoin treasury strategy is designed to support ProCap’s media products and is grounded in the belief that Bitcoin represents an attractive store of value, characterized by its fixed supply, verifiable scarcity, and global liquidity. ProCap plans to adopt a Treasury Reserve Policy (the “Treasury Reserve Policy”) that establishes Bitcoin as the primary treasury reserve asset, while maintaining sufficient cash and cash equivalents to meet working capital, operational, and contractual requirements. The key elements of ProCap’s Bitcoin strategy include:

●	Opportunistic Purchases: ProCap will monitor macroeconomic indicators, market valuation metrics (including, but not limited to, Market Value to Realized Value (“MVRV”) ratio, relative strength index, and on-chain analytics), and industry sentiment to identify periods of market dislocation or undervaluation. During such periods, ProCap may accelerate Bitcoin accumulation through discretionary purchases. We will retain sufficient cash and cash equivalents for operating needs and obligations. Our Bitcoin holdings are not intended to replace working capital reserves.

●	Capital Raising: ProCap intends to periodically access capital markets through the issuance of equity, debt, or convertible instruments, with the objective of deploying proceeds into additional Bitcoin acquisitions. ProCap may also utilize innovative financing strategies, such as Bitcoin-collateralized debt instruments, to enhance its ability to accumulate Bitcoin in a manner that is accretive to shareholders on a per-share basis.

●	Long-Term Holdings: ProCap views its Bitcoin holdings as a strategic, long-term reserve asset. ProCap will continue to accumulate Bitcoin as market conditions and capital availability permit. We do not plan to sell Bitcoin except in extraordinary circumstances, such as to meet critical liquidity needs, to address adverse regulatory changes, or in the event of a fundamental change in ProCap’s strategic outlook.

●	Governance and Risk Management: ProCap’s board of managers has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of ProCap’s Bitcoin holdings or other activities it may pursue, and has the power to change its current policies, including its strategy of acquiring and holding Bitcoin. After the Closing of the Business Combination, all Bitcoin acquisition and treasury management activities will be overseen by Pubco’s senior management team and the Pubco Board, in consultation with external advisors with expertise in Bitcoin and corporate finance. ProCap will maintain internal controls, risk limits, and compliance protocols to ensure prudent execution of its Bitcoin strategy.

As of the date of this prospectus, we hold approximately 4,951 Bitcoin. In addition to maintaining sufficient cash and cash equivalents to meet working capital, operational, and contractual requirements, our policy is to hold at least 95% of our total treasury reserve assets in Bitcoin.

While we only intend to sell Bitcoin in extraordinary circumstances, we plan to use various investment strategies such as covered calls and various other option-based strategies to generate yield from our Bitcoin holdings. The use of covered calls and other option strategies is part of our treasury management program. While these strategies may result in Bitcoin being sold if options are exercised, such dispositions are an expected feature of the strategy rather than discretionary sales.

While we do not have policies in place to address air drops, incidental rights and hard forks, we plan to discuss with our board of directors the potential need for such policies in the future. Our audit committee and board of directors will monitor the need for such policies as part their risk management oversight.

To facilitate our Bitcoin purchases, we plan to purchase Bitcoin through third-party trading platforms and certain brokers. For example, we entered into a customary purchase and sale agreement with A1, Ltd., a Cayman Islands exempted limited liability company (“A1”), an affiliate of Anchorage, pursuant to which A1 acts as a principal counterparty for the Company’s Bitcoin transactions. The Company may submit trade requests to A1, which A1 may accept, reject, or propose modifications to, and once both parties agree to the terms, the trade is settled in accordance with the purchase and sale agreement. In the ordinary course of our business, we may enter into similar, customary agreements with other third party providers.

Over the next 12 months, we anticipate raising approximately $500 million to purchase Bitcoin, subject to, among other factors, market conditions and public perception of Bitcoin, through a combination of equity and debt instruments, which may include preferred stock, common stock, convertible notes, or other instruments as determined by the Pubco Board.

Hedging and Risk Management Practices

To reduce the volatility inherent in our Bitcoin holdings and better manage capital efficiency, we may implement selective hedging strategies. These include:

●	Use of exchange-listed Bitcoin derivatives, such as CME Bitcoin futures and options;

●	Covered call or collar strategies to limit downside risk or monetize price volatility; and

●	Strategic counterparty arrangements for risk reduction in liquidity or event-driven scenarios

.

We do not engage in speculative trading or market-making activities. All derivatives transactions are for bona fide risk management, not for speculative gain. All hedging transactions are conducted solely for our own account and in compliance with the Commodity Exchange Act, applicable exchange rules, SEC regulations, and relevant internal risk and hedging policies. See “— Government Regulation” below for more information.

We have implemented a comprehensive KYC and AML Policy to comply with global AML and CTF laws, aiming to prevent misuse of its services for illicit activities. The policy includes governance by the Board of Directors, annual risk assessments, compliance with key regulations, thorough customer identification and enhanced due diligence for high-risk customers, ongoing transaction monitoring, daily sanctions screening, and prompt reporting of suspicious activities. Additionally, all employees receive annual AML/KYC training, and the program is independently audited yearly to address emerging risks.

Overview of Bitcoin Industry and Market

Introduced in 2008 and launched in 2009, Bitcoin is a decentralized digital currency operating on a peer-to-peer network and is built on free and open-source technology, which is designed to facilitate secure and transparent transactions. This network hosts a public transaction ledger, known as the Bitcoin blockchain, on which all validated transactions that have ever taken place on the Bitcoin network are recorded. One or more “private keys” are stored in individual “wallet” functions, which are used to sign transactions and control the transfer of Bitcoin. The Bitcoin blockchain is maintained by a decentralized network of participants (i.e., miners, nodes, and developers), none of whom has unilateral control. As a result, the Bitcoin network can be updated without any single entity owning or operating the network.

The global Bitcoin market has grown substantially over the past five years, with its total market capitalization surpassing $2 trillion as of July 2025. This expansion underscores Bitcoin’s emergence as a globally recognized store of value and a foundational asset within the digital asset ecosystem.

Bitcoin’s price rose from approximately over $9,000 in July 2020 to over $120,000 by July 2025, reflecting long-term adoption and increasing institutional participation. After a decline during COVID in early 2020, Bitcoin rebounded strongly and ended that year near $29,000. In 2021, it surged past $60,000 before briefly correcting below $30,000 mid-year.

Through 2022 and 2023, Bitcoin remained at prices significantly below its all-time high. Momentum returned in 2024, driven by ETF inflows and institutional accumulation, pushing prices to over $60,000. In 2025, Bitcoin reached new all-time highs over $120,000, bolstered by favorable regulatory developments and renewed investor confidence.

Bitcoin’s five-year trajectory highlights the asset’s resilience, sustained growth, institutional validation, and increasing relevance as a long-term investment asset.

●	While Bitcoin is often described as a potential store of value, it has historically exhibited strong volatility. The price of Bitcoin has fluctuated dramatically over short periods of time, and it is not uncommon for Bitcoin to experience double-digit percentage changes within a single day. For example, Bitcoin traded at approximately $16,000 in January 2023 and has since increased to over $91,000 as of January 2026, reflecting significant appreciation during this period. At the same time, Bitcoin has also experienced material drawdowns, including a decline of about 77% from November 2021 to November 2022. This volatility is influenced by factors including speculative trading, limited liquidity, concentration of ownership, evolving regulation, technological developments, and shifts in market sentiment. See the risk factors entitled “Our principal asset is Bitcoin. The concentration of our Bitcoin holdings enhances the risks inherent in our Bitcoin strategy” and “Bitcoin is a highly volatile asset, and our operating results and market price may significantly fluctuate, including due to the highly volatile nature of the price of Bitcoin and erratic market movements.”

The Bitcoin industry is dynamic and rapidly evolving, offering substantial opportunities alongside significant risks. We will continue to monitor technological, regulatory, and market developments to navigate this complex landscape effectively.

Creation of New Bitcoin and Limits on Supply

The Bitcoin protocol limits the total number of Bitcoins that can be generated over time to 21 million. As of July 1, 2025, approximately 19.8 million Bitcoin have been generated, further highlighting the asset’s scarcity and long-term value proposition. Based on current estimates, we expect that the 21 millionth Bitcoin will be mined around the year 2140. New Bitcoin are created and allocated by the Bitcoin protocol through a “mining” process that rewards users that validate transactions in the Bitcoin blockchain. Validated transactions are added in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the Bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to perform repeated hash functions in search of a valid solution under Bitcoin’s “proof-of-work” protocol.

To incentivize miners to incur the costs of mining Bitcoin, the Bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated Bitcoin. The current reward for miners that successfully validate a block of transactions is 3.125 Bitcoin per mined block. The mining reward is reduced by half, which is referred to as a Bitcoin halving, after every 210,000 blocks are mined. This halving has historically occurred approximately every four years. The most recent Bitcoin halving occurred in 2024, and the next Bitcoin halving is expected to occur sometime in 2028, although the exact date is uncertain and depends on block times.

Modifications to the Bitcoin Protocol

The Bitcoin network operates as a decentralized, open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. Bitcoin Core, a widely used Bitcoin software implementation, is maintained by a community of open-source contributors that propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, Bitcoin network is a peer-to-peer network in which individual network participants, called nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a proposed change becomes part of the Bitcoin protocol only if a majority of network participants, including miners and nodes, choose to adopt and enforce it through the software they run on the Bitcoin network. For some changes, such as soft forks, activation may involve miners signaling support with their hash power, but enforcement of the rules is determined by node operators. If a certain percentage of the nodes reject the changes, particularly in the case of a hard fork, a chain split can occur, resulting in separate versions of the blockchain based on the software each participant chooses to run. A soft fork is a backward-compatible change to the Bitcoin protocol that tightens or adds new consensus rules. Nodes that have not been upgraded will still accept blocks as valid if those blocks comply with both old and new rules. However, non-upgraded nodes may be unaware of the new restrictions and cannot enforce them. A hard fork, by contrast, is a non-backward-compatible change that alters consensus rules such that nodes running older versions cannot validate blocks created under the new rules. If consensus is not reached, hard forks can result in a split into two separate blockchains.

Forms of Attack Against the Bitcoin Network and Wallets

Blockchain technology has certain built-in security features that make it difficult for hackers and other malicious actors to alter confirmed transaction records or tamper with the blockchain’s historical ledger. However, as with any computer network, the Bitcoin network may still be subject to certain attacks. Some forms of attack include direct attacks, like “denial-of-service attacks” or “51% attacks” on the Bitcoin network, as well as individual-level security breaches, such as unauthorized access to digital wallets.

Bitcoin is controllable only by the possessor of the private key(s) associated with the public address to which the Bitcoin is assigned. Private keys are typically generated and stored by individual users or custodians and may be secured in hardware wallets, software wallets, or custodial storage solutions. One form of obtaining unauthorized access to a wallet occurs following a “phishing attack” where the attacker deceives the victim and manipulates them into sharing their private keys or other sensitive information. Loss of private keys generally results in permanent loss of access to the associated Bitcoin.

A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The Bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can increase transaction fees or delay transaction confirmations, but typically do not result in delays in block creation. A “51% attack” may occur when a group of miners attain more than 50% of the Bitcoin network’s mining power, enabling them to temporarily reorganize the blockchain, censor transactions, or perform double-spend attacks. However, such an attack does not permit altering Bitcoin’s fundamental protocol rules or total supply. As of the date of this prospectus, we are not aware of any successful “51% attack” on the Bitcoin network. We believe, due to Bitcoin’s globally distributed hash rate, the prohibitively high cost of mounting such an attack, and the existence of community and network-level responses that serve as additional deterrents even if an attack was attempted. See “Risk Factors — Risks Related to Our Bitcoin Strategy and Holdings” for more information on the related risks.

Bitcoin Industry Participants

The primary Bitcoin industry participants are miners, node operators, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions. Developers and infrastructure providers (e.g., Lightning Network operators) also play a key role in Bitcoin’s ecosystem, though they may not be primary participants in trading or mining.

Miners. Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine Bitcoin blocks. See “— Creation of New Bitcoin and Limits on Supply” above.

Node operators. Node operators validate transactions and blocks according to the consensus rules coded in their software along with propagating transaction information throughout the peer-to-peer network. These operators can range from individuals to large-scale commercial operators.

Investors and Traders. Bitcoin investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell Bitcoin or Bitcoin-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot Bitcoin exchange-traded products (“ETPs”) on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were Bitcoin futures contracts, this order represented the first time the SEC approved the listing and trading of ETPs that acquire, hold and sell Bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to Bitcoin through traditional brokerage accounts. We anticipate that the approval of spot Bitcoin ETPs will improve market liquidity and broaden investor access to the Bitcoin ecosystem, which we expect to lead to greater adoption of Bitcoin and long term price stability.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of Bitcoin in exchange for fiat or other digital assets. Bitcoin can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on Bitcoin trading platforms, which are typically regulated as money service businesses and not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for Bitcoin also exist. The value of Bitcoin within the market is determined, in part, by the supply of and demand for Bitcoin in the global Bitcoin market, market expectations for the adoption of Bitcoin as a store of value, the number of merchants that accept Bitcoin as a form of payment, the volume of peer-to-peer transactions, macroeconomic conditions, and regulatory developments, among other factors.

Service providers. Service providers offer a multitude of services to other participants in the Bitcoin industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by Bitcoin collateral, and financial advisory services. If adoption of the Bitcoin network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin network.

Other Digital Assets

As of the date of this prospectus, Bitcoin was the largest digital asset by market capitalization. However, numerous alternative digital assets exist, which are often referred to as “altcoins,” and many entities, including consortia and financial institutions, are actively researching and investing resources in blockchain platforms and digital assets that utilize consensus mechanisms other than proof-of-work mining, which is employed by the Bitcoin network. For example, in late 2022 the Ethereum network completed “The Merge,” transitioning from proof-of-work (“PoW”) to a PoS mechanism. Under PoW, miners expend computing power and energy to solve cryptographic puzzles. The first to solve a valid block earns the right to add it to the blockchain and receive newly minted tokens and transaction fees as a reward. By contrast, under PoS, validators pseudo-randomly are selected to propose and attest to blocks based on the amount of network tokens they have locked (or “staked”) as collateral. If validators act dishonestly or violate protocol rules, their “staked” tokens may be subject to “slashing,” resulting in partial or complete forfeiture. Because PoS does not require energy-intensive mining competition, it generally operates with materially lower energy consumption than PoW. Some alternative digital assets, such as stablecoins, are designed to maintain a constant price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly, particularly as a medium of exchange and store of value, particularly on digital asset trading platforms where they are often used as trading pairs or to facilitate transactions without converting to fiat currency. Additionally, central banks in some countries have started to introduce digital forms of legal tender known as central bank digital currencies (“CBDCs”), which are digital forms of legal tender issued and controlled by sovereign authorities.

Competition

Our Bitcoin strategy generally involves, from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase Bitcoin and (ii) acquiring Bitcoin with our liquid assets that exceed working capital requirements. When we engage in such capital raising transactions, we compete for capital with, among others, the Bitcoin network, ETPs, Bitcoin miners, digital assets exchanges, other digital assets service providers, other private and, increasingly, publicly traded companies that hold Bitcoin or other digital assets as treasury reserve assets, private funds that invest in Bitcoin and other digital assets, and similar vehicles. An increase in the competition for sources of capital could adversely affect the availability and cost of financing for our Bitcoin purchases, and thereby could adversely affect the market price of our listed securities.

Bitcoin ETFs are designed solely to track the price of Bitcoin and provide passive exposure through a regulated fund structure. In contrast, ProCap will directly acquire and hold Bitcoin as its primary treasury reserve asset. The Treasury Reserve Policy will prioritize the accumulation of Bitcoin using excess cash assets and proceeds from capital raising transactions, with a long-term view toward holding and growing its Bitcoin reserves. This direct ownership model ensures that shareholders have transparent, verifiable exposure to Bitcoin’s price appreciation, while also allowing ProCap to leverage its Bitcoin holdings for strategic and operational purposes.

ProCap’s differentiated model — combining direct Bitcoin holdings, marketing services, cash-flowing media products, and public market access — offers investors a multifaceted exposure to the Bitcoin ecosystem that is not available through traditional investment vehicles. We believe that our disciplined capital allocation, robust governance, and thought leadership position us to become a leading choice for investors seeking exposure to Bitcoin and the broader digital asset economy.

Our Competitive Strengths

Large, Engaged, and Cross-Platform Audience. ProCap’s Chief Executive Officer, Anthony Pompliano, has cultivated a substantial and engaged global audience through his daily newsletter (The Pomp Letter), podcast (The Pomp Podcast), and social media platforms, including X (formerly Twitter), YouTube, Instagram, Facebook, and LinkedIn. As of the date of this prospectus, Mr. Pompliano’s cumulative following across these platforms exceeds 2.5 million, reflecting high levels of user engagement and trust. This broad reach allows for effective dissemination of digital asset content and timely updates on Bitcoin and macroeconomic trends.

Recognized Authority in the Bitcoin and Cryptocurrency-Related Financial Markets Space. Mr. Pompliano has become a leading voice in the cryptocurrency and related financial markets community through years of public advocacy, consistent content production, and appearances on major financial media outlets, including CNBC, Bloomberg, and Fox Business. Mr. Pompliano is widely regarded as a well-known educator and early adopter of Bitcoin, often sought for his views by institutional investors and retail audiences alike.

Proven Content and Distribution Strategy. Through daily content including interviews with prominent investors, policymakers, technologists, and entrepreneurs, Mr. Pompliano consistently provides high-value insights tailored for both novice and experienced investors. Mr. Pompliano’s ability to communicate complex financial and technological concepts in accessible formats has led to strong audience retention and subscriber growth across multiple platforms.

Integrated Media Products. The integration of media operations with ProCap’s financial services platform creates a powerful feedback loop — educational content and market commentary attract new participants to the Bitcoin ecosystem, while ProCap’s financial products and services benefit from increased awareness and credibility. By producing accessible, high-quality educational content, ProCap demystifies Bitcoin for both institutional and retail audiences, fostering greater understanding and adoption of Bitcoin as an asset class.

Strategic Relationships and Industry Influence. Mr. Pompliano maintains strong relationships with certain leaders in venture capital, blockchain infrastructure, and financial media. These relationships offer strategic value in the form of deal flow, brand partnerships, and access to early-stage innovations in the digital asset sector, which may be leveraged for business development and market positioning.

Strong Brand Recognition and Monetization History. The “Pomp” brand is widely recognized in the Bitcoin and fintech community. Mr. Pompliano has demonstrated monetization across multiple channels, including premium subscriptions, advertising, live events, educational courses, and media licensing. Mr. Pompliano’s track record reinforces his value as both a content creator and business operator.

Institutional and Entrepreneurial Experience. In addition to his public persona, Mr. Pompliano has experience as a venture capitalist and entrepreneur, having co-founded Morgan Creek Digital and invested in over 300 private companies. Mr. Pompliano’s background in both institutional finance and startup ecosystems provides him with a unique perspective on market dynamics, innovation, and capital allocation within the digital economy.

Potential Advantages and Disadvantages of Holding Bitcoin

ProCap believes that Bitcoin is an attractive asset because it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy. We also believe that, due to its limited supply, Bitcoin may offer the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value.

Bitcoin exists entirely in electronic form, as virtually irreversible public transaction ledger entries on the blockchain, and transactions in Bitcoin are recorded and authenticated not by a central repository, but by a decentralized peer-to-peer network. This decentralization mitigates the risks of certain threats common to centralized computer networks, such as denial-of-service attacks, and reduces the dependency of the Bitcoin network on any single system. The decentralization of user nodes and miners also mitigates the risk of a 51% attack, which would be very costly and difficult to execute with respect to Bitcoin because the Bitcoin network is open source and widely distributed, and transactions on the blockchain require significant computing power to be validated.

However, while the Bitcoin network as a whole is decentralized, the private keys used to access Bitcoin balances are not widely distributed and are susceptible to phishing and other attacks designed to obtain sensitive information or gain access to password-protected systems. Loss of such private keys can result in an inability to access, and effective loss of, the corresponding Bitcoin. Consequently, Bitcoin holdings are susceptible to all of the risks inherent in holding any electronic data, such as power failure, data corruption, security breach, communication failure and user error, among others. These risks, in turn, make Bitcoin substantially more susceptible to theft, destruction, or loss of value from hackers, corruption, viruses and other technology-specific factors as compared to conventional fiat currency or other conventional financial assets. For more information on risks associated with holding Bitcoin, please see “Risk Factors — Risks Related to our Business and Bitcoin Treasury Strategy” of this prospectus.

In addition, the Bitcoin network relies on open-source developers to maintain and improve the Bitcoin protocol. Accordingly, Bitcoin may be subject to protocol design changes, governance disputes such as “forked” protocols, competing protocols, and other open source-specific risks that do not affect conventional proprietary software.

Custody of ProCap’s Bitcoin

ProCap will secure all Bitcoin holdings in custody accounts at top-tier, U.S.-based institutional qualified custodians with demonstrated records of regulatory compliance and information security. As of the date of this prospectus, all of ProCap’s Bitcoin is held in a custody account with Anchorage.

ProCap’s custody framework includes:

●	Diversification of custody across multiple providers to mitigate counterparty risk (to be implemented);

●	Utilization of multi-signature cold storage solutions to enhance security, which store private keys in offline, air-gapped environments that are not connected to the internet, significantly reducing the risk of cyberattacks, unauthorized access, or online breaches;

●	Rigorous due diligence and ongoing monitoring of custodians and service providers; and

●	Negotiation of contractual protections to ensure ProCap’s property interests in Bitcoin are safeguarded in the event of custodian insolvency or other adverse events.

In the ordinary course of our business, we entered into a customary custody services agreement with Anchorage (the “Custody Agreement”), pursuant to which we engaged Anchorage to provide custodial services for our Bitcoin holdings. Under the Custody Agreement, all of our Bitcoin assets held with Anchorage are fully segregated on-chain and are not commingled with the assets of Anchorage or its other clients. All of our Bitcoin assets are held in cold storage, and ProCap is the only party with access to its Bitcoin held in custody with Anchorage. The existence of ProCap’s Bitcoin held in custody pursuant to the Custody Agreement may be verified by third party auditors, subject to ProCap’s consent for Anchorage to share account information with such auditors. The Custody Agreement has a term of eighteen months from June 19, 2025 and automatically renews for one-year terms, unless written notice is provided to the other party thirty days prior to the expiration of the Custody Agreement. The Custody Agreement may be terminated for cause by the non-breaching party upon a material breach which is not cured within thirty days after receipt by the breaching party of written notice form the non-breaching party of a material breach, however, the Custody Agreement may be terminated immediately under certain circumstances. In the ordinary course of our business, we may enter into other customary custody agreements with other third-party providers.

Anchorage is chartered as a national trust bank and is regulated by the Office of the Comptroller of the Currency (“OCC”). As a national trust bank, Anchorage is authorized to perform fiduciary custody of digital assets, including Bitcoin, and is subject to ongoing regulatory oversight by the OCC. Anchorage maintains insurance coverage for certain losses of Bitcoin and other digital assets held in its custody. Anchorage holds insurance policies with aggregate policy limits, rather than per-account limits, including coverage for: the loss of property due to theft, robbery, burglary and third-party computer and funds transfer fraud ($100,000,000 policy limit), cyber/technology errors and omissions ($1,000,000 policy limit), general liability ($4,000,000 policy limit, inclusive of umbrella coverage), workers’ compensation (in accordance with minimum state law requirements), employer’s liability ($1,000,000 policy limit) and automobile liability ($4,000,000 policy limit, inclusive of umbrella coverage). However, digital assets held in Anchorage’s custody are not guaranteed by Anchorage and are not subject to the insurance protections of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”).

ProCap will continuously review and enhance its custody arrangements to ensure the highest standards of asset protection and operational resilience.

Government Regulation

The laws and regulations applicable to Bitcoin and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have adopted regulatory frameworks permitting their use and trade with varying degrees of restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (“CFTC”), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, as well as other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of Bitcoin, the markets for Bitcoin in general, and ProCap’s activities in particular, ProCap’s business and Bitcoin strategy, including the “treasury” approach, may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our Bitcoin strategies. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory have expressed concern regarding the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Some state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states. For risks associated with the regulations to which we may be subject to, please see “Risk Factors — Risks Related to our Business and Bitcoin Treasury Strategy” of this prospectus.

The CFTC takes the position that some digital assets, including Bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not currently regulate cash or spot market transactions involving digital assets (such as the Bitcoin treasury strategy) or exchanges that facilitate such transactions, provided that such transactions do not utilize margin, leverage, or financing. Rather, the CFTC’s regulations and enforcement authority generally apply to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade. Several proposed pieces of U.S. federal legislation may significantly expand or clarify the jurisdiction of the CFTC or other regulatory agencies over cryptocurrency-related companies, including Bitcoin treasury companies.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not currently consider Bitcoin to be a security under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets. Future regulatory developments with respect to Bitcoin from the CFTC, SEC, or any other federal or state regulator, are difficult to predict.

In addition, since Bitcoin network transactions are pseudonymous, they may be susceptible to misuse for criminal activities, such as money laundering. Such transactions are recorded on a public ledger, allowing for forensic analysis that can link transactions to individuals or entities under certain circumstances. Nevertheless, this misuse, or the perception of such misuse, could lead to greater regulatory oversight of Bitcoin and Bitcoin platforms, and there is the possibility that law enforcement agencies may seize or shut down digital asset exchanges or service providers, which could prevent users from accessing custodial-held assets. Users who self-custody Bitcoin in private wallets remain outside the direct reach of such actions. For example, the U.S. Treasury Department’s Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals. Additionally, in January 2025, the Consumer Financial Protection Bureau announced that it is seeking public input on privacy protections and surveillance in digital payments, particularly those offered through large technology platforms.

As noted above, activities involving Bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. On January 23, 2025, President Trump issued an executive order titled, “Strengthening American Leadership in Digital Financial Technology.” While the executive order did not mandate the adoption of any specific regulations, the executive order identifies certain key objectives to guide agencies involved in cryptocurrency regulation, including (i) protecting the sovereignty of the United States dollar by promoting the development of United States dollar-backed stablecoins, (ii) providing regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and (iii) taking measures to protect Americans from the risks of CBDCs. To achieve these objectives, the executive order established a working group on digital asset markets within the National Economic Council, comprised of representatives from key federal agencies, with a tight timeline for examining existing regulations and proposing a new regulatory framework. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

Legislation is currently pending in the U.S. Congress which, if passed and signed into law, could significantly affect the digital currency and digital asset markets. One such piece of legislation is the Digital Asset Market Clarity Act of 2025 (“CLARITY Act”), which would clarify which digital currencies and digital assets are commodities, as opposed to securities. Additionally, the CLARITY Act would subject certain spot-market digital commodities to a comprehensive regulatory regime for the first time. For example, the legislation would require several different types of entities to register with the CFTC and/or SEC and comply with various regulatory requirements that would be promulgated by the CFTC and SEC. Further, the legislation would require issuers of new and “non-mature” digital commodities to make a mandatory filing with the SEC containing information regarding the issuer, planned use of proceeds, economics, governance and development roadmap. The details of the legislation are likely to change from its current form as it is reviewed and revised by the U.S. House of Representatives and the Senate, and it is unknown at this time whether it will be approved.

Intellectual Property

As of the date of this prospectus, ProCap maintains and uses trade names, registered and unregistered trademarks, domain names, and logos, which it considers material to its brand identity. ProCap may pursue registration of certain marks or content in various jurisdictions as appropriate.

Human Capital

As of the date of this prospectus, ProCap employs five individuals, its Chief Executive Officer, Chief Investment Officer, Chief Operating Officer, Chief Legal Officer, Secretary and Chief Compliance Officer, and Chief Financial Officer, all of whom are located in the United States. None of ProCap’s employees are represented by a labor union or covered by a collective bargaining agreement. ProCap may, from time to time, engage third-party contractors and consultants to support our operations. Following the Closing, PubCo expects to employ the same executive officers as ProCap and PubCo’s board of directors or executive officers may authorize the hiring of additional employees as operational needs expand.

Legal Proceedings

From time to time, ProCap, and after the Closing, PubCo and its subsidiaries, may become involved in legal proceedings or be subject to claims arising in the ordinary course of their business. Neither ProCap nor PubCo is currently a party to any legal proceedings, the outcome of which, if determined adversely, is reasonably expected to individually or in the aggregate have a material adverse effect on its respective business or financial condition.

Available Information

Our website address is https://www.procapfinancial.com/. We make available, free of charge through the Investor Relations portion of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus.

Periodic Reporting and Financial Information

We have registered the initial sale of our Common Stock and Warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accountants. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

We are required to evaluate and report on our internal control procedures over financial reporting as required by the Sarbanes-Oxley Act.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some stockholders find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30th.

MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of January 6, 2026, concerning the persons who serve as our executive officers and directors.

Name	Age	Title
Anthony J. Pompliano III(4)	37	Chief Executive Officer and Chairman
Renae Cormier	54	Chief Financial Officer and Treasurer
Jeffrey Park(4)	39	Chief Investment Officer
Megan Pacchia	41	Chief Operating Officer
Kyle Wood	49	Chief Legal Officer and Secretary
Gary Quin	55	Director
William H. Miller IV(1)(2)(3)(4)	44	Director
Bill Koutsouras(1)(2)(3)	53	Director
Eric M. Jackson(1)(2)(3)	53	Director

____________

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Governance Committee.

(4) Member of Treasury Committee.

Executive Officers

Anthony J. Pompliano III, 37, has served as our Chief Executive Officer and Chairman of the Board since June 2025. Additionally, Mr. Pompliano has served as the chief executive officer and sole Manager of ProCap since June 2025 and the chief executive officer and member of the board of directors of ProCap Acquisition Corp., a special purpose acquisition company, since May 2025. He is also the founder and has served as the Chief Executive Officer of Professional Capital Management since January 2022. Professional Capital Management is a global investment firm backed by leading venture capitalists and business executives. The organization leverages a large social media following to create and acquire cash-flow positive businesses. The profits from the operating companies is then invested across the public and private market. Prior to founding Professional Capital Management, Mr. Pompliano has been an entrepreneur and private investor for more than 14 years, having invested in more than 300 companies.

Mr. Pompliano currently hosts podcasts in business and investing on “The Pomp Podcast,” while also writing a daily letter to 260,000+ investors each morning. Mr. Pompliano was a co-founder and managing partner at Full Tilt Capital from 2016 until it was acquired by Morgan Creek Digital Assets in 2018. Mr. Pompliano was a co-founder and managing partner of Morgan Creek Digital Assets from 2018 to 2020.

Prior to his investment career, Mr. Pompliano ran product and growth teams at Facebook, and served as a sergeant in the US Army. Mr. Pompliano graduated from Bucknell University with a degree in economics. Mr. Pompliano is well qualified to serve as a member of the Pubco Board due to his operational, financial, and Bitcoin experience.

Renae Cormier, 53, has served as our Chief Financial Officer since December 1, 2025. Ms. Cormier previously served as Chief Financial Officer of Semler Scientific, Inc. (“Semler Scientific”) since July 2023, where she led and managed all Bitcoin treasury, accounting, finance, investor relations, business development, and legal and human resources functions for the publicly traded Bitcoin treasury and healthcare technology company. In that capacity, she has been responsible for Bitcoin treasury, SEC reporting, Sarbanes-Oxley Act compliance, tax compliance, budgeting, financial planning and analysis, corporate development and mergers and acquisitions. From April 2025 to October 2025, she also served as Treasurer and Secretary and as a director of CardioVanta, Inc., a wholly owned subsidiary of Semler Scientific. From May 2022 to July 2023, she served as Semler Scientific’s head of corporate communications and business strategy. From September 2013 to March 2022, Ms. Cormier was a Partner and investment professional at Aravt Global LLC, an investment fund that focused on global public equity investments in high-growth companies across multiple sectors. From 2001 to 2010, Ms. Cormier was an equity analyst and director of financial research at Ziff Brothers Investments. From 1997 to 2001 she was an auditor and transaction advisory professional in the Transaction Services practice at PricewaterhouseCoopers. Ms. Cormier holds a Bachelor of Science degree in Accounting and Finance from the University of Colorado Denver.

Jeffrey Park, 38, has served as our Chief Investment Officer since August 4, 2025. He served as Head of Alpha Strategies and Portfolio Manager at Bitwise Asset Management from February 2022 to August 2025, where he was responsible for business development initiatives, developing new investment products and managing asset portfolios. Before joining ProCap BTC, Mr. Park was the Head of Alpha Strategies and Portfolio Manager at Bitwise Asset Management, one of the world’s largest crypto-specialist asset managers. Prior to Bitwise, he was a Partner at Corbin Capital Partners, a multi-billion alternative asset management firm that specializes in multi-strategy hedge fund and opportunistic credit investing, where he led the firm’s digital asset investing efforts. He is a graduate of Stanford University with a B.A. in Economics and International Relations.

Megan Pacchia, 41, has served as our Chief Operating Officer since September 15, 2025. Prior to joining ProCap, Ms. Pacchia spent the past 14 years at McKinsey & Company, where she was Partner from January 2018 to September 2025. While at McKinsey & Company, Ms. Pacchia provided strategic consulting services to Fortune 500 Consumer clients in the areas of digital innovation, transformation, and growth strategy. From 2006 to 2009, she worked as an Analyst and Senior Analyst at Morgan Stanley in the Capital Markets and Global Wealth Management Divisions. Ms. Pacchia is a Co-Founder of PubKey, Inc., where she has served as non-operating partner since May 2022. Ms. Pacchia holds a Bachelor’s degree in History from Wesleyan University and a Master of Business Administration from Harvard Business School.

Kyle Wood, 49, has served as our Chief Legal Officer, Chief Compliance Officer and Secretary since August 25, 2025. He served as the Chief Legal Officer of Pishevar Family Office, LLC from January 2020 to July 2025, where he acted as Chief Legal Officer of its affiliated private fund, Sofreh Capital LP. Mr. Wood specializes in corporate governance, regulatory compliance, and risk management. Before his most recent roles, he was a partner at Perkins Coie, where he was involved in the law firm’s blockchain technology and digital assets group. Mr. Wood holds a Bachelor’s degree in Economics from the University of Virginia and a Juris Doctor from Santa Clara University School of Law.

Non-Employee Directors

Gary Quin, 55, has served as a member of the Board since December 5, 2025. Mr. Quin has served as the Chairman of the Board and Chief Executive Officer CCCM since April 2025. He has over 30 years of corporate and financial experience and has executed approximately $65 billion in M&A and capital market transactions throughout his career. Mr. Quin is currently the Vice Chairman of Cohen Capital Markets, a position he has held since 2024. He is responsible for leading and expanding the firm’s investment banking operations throughout the European, Middle Eastern, and African regions and has extensive connections in the global financial sponsor community. He also has deep sectoral expertise in telecoms, media (including sports and media rights), digital infrastructure, real estate, and financial services (including fintech). His expertise spans a wide array of industries, enabling him to provide strategic counsel and execution support to clients across diverse sectors. Mr. Quin is also currently a board member of Venturerock BV, a Dutch venture capital firm. In October 2020, Mr. Quin became the Chief Executive Officer of North Atlantic Acquisition Corp (“NAAC”), which completed a $330 million IPO and raised a total of $383 million. In January 2023, NAAC announced its dissolution and the liquidation and return of assets held in trust to its shareholders. Prior to NAAC, Mr. Quin was Vice Chairman of Credit Suisse Group investment banking division in Europe from 2010 to December 2019, where he advised Europe’s corporates, governments, financial sponsors and family offices across M&A, private and public capital raising. Prior to this, Mr. Quin also served as Senior Advisor to The Blackstone Group from 2011 to 2012, during which time Blackstone acquired Eircom Limited for $3.8 billion. Mr. Quin received his bachelor’s degree from the University College Cork, Ireland and his M.B.A. from Trinity College Dublin, Ireland. Mr. Quin is well-qualified to serve as a director due to his extensive finance and operational experience in a variety of industries and sectors.

William H. Miller IV, 44, has served as a member of the Board since December 5, 2025 and chair of the Treasury Committee since December 9, 2025. Mr. Miller has been Chief Investment Officer and Chairman of Miller Value Partners, LLC since May 2023 and has concurrently worked as Portfolio Manager since August 2008. With more than 17 years of investment management experience, Mr. Miller is well versed in operating a fund management company. He was also an early investor in Bitcoin in 2013. Mr. Miller holds a Bachelor’s degree in Economics from Tufts University and a Master of Business Administration from Dartmouth’s Tuck School of Business. He also earned his Chartered Financial Analyst designation in 2011 and his Chartered Market Technician designation in 2018. Mr. Miller is well-qualified to serve as a director due to his extensive experience as an investment professional and executive, with a robust background in fund management, financial analysis, and investment strategy.

Bill Koutsouras, 53, has served as lead independent director and the chair of the Audit Committee of the Board since December 5, 2025. Mr. Koutsouras is a seasoned finance executive and director with more than 20 years of public company board experience across governance, strategy, audit, and capital markets. He currently serves as Lead Independent Director and Chair of the Audit Committee of Galaxy Digital Inc. (Nasdaq: GLXY) since 2018 and as an Independent Director of Wheaton Precious Metals International, a subsidiary of Wheaton Precious Metals (NYSE: WPM) since 2004. Since 2011, Mr. Koutsouras has served as President and Director of Kouts Capital, an investment and advisory services company that provides strategic advice and assistance to companies with corporate finance and capital markets transactions. Previously, Mr. Koutsouras was Executive Vice President, Chief Financial Officer and a Director of Endeavour Financial from 2002 to 2011, where he was involved in over $25 billion of mergers and acquisition transactions and more than $4 billion of financing transactions. He also served as Independent Director and Chairman of the Board for WonderFi Technologies from November 2021 to September 2022, as Independent Director for Norsemont Mining from July 2020 to September 2021, and as Independent Director for Aton Resources from May 2014 to September 2021. Mr. Koutsouras also previously worked as a Senior Associate at PricewaterhouseCoopers and EvansMartins Chartered Accountants. Mr. Koutsouras holds a Bachelor’s degree in Economics from the University of Toronto, and is a Chartered Professional Accountant (CPA) and Chartered Financial Analyst (CFA). Mr. Koutsouras is well-qualified to serve as a director due to his extensive financial, audit, and capital markets expertise, executive leadership experience, and long-standing service on public company boards.

Eric M. Jackson, 53, has served as an independent director and chair of the Compensation Committee of the Board since December 5, 2025. Mr. Jackson long advocated for shareholder value at Yahoo! from 2006 to 2016 and has lead the Rising Dynasty and OPEN Army, the retail shareholder movement, since July 2025. He is the founder and president of EMJ Capital Ltd, a position he has held since October 2016, where he serves as portfolio manager of a technology-focused hedge fund. He served as a managing director and portfolio manager at SpringOwl Event Driven Partners from September 2015 to October 2016, where he led shareholder activist campaigns. Mr. Jackson was also the founder and Managing Member of Ironfire Capital LLC, from February 2008 to August 2015. Before that, he served as president of Jackson Leadership Systems Inc. from February 2004 to June 2010, and as Vice President of Business Development & Strategy at VoiceGenie Technologies Inc. from March 2000 to February 2004. Mr. Jackson received a Ph.D. and master’s degree in Strategy from Columbia Business School and a B.A. in English from McGill University. Mr. Jackson is well-qualified to serve as director due to his extensive experience as hedge fund portfolio manager and as an activist investor.

Family Relationships

There are no family relationships among any of the our directors and executive officers.

Composition of the Board

Our business and affairs are organized under the direction of the Board. The Board consists of five members. Mr. Pompliano is a Class III director and serves as Chairman of the Pubco Board. Gary Quin was designated by CCCM, and is a Class II director. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.

In accordance with the terms of the our Charter, the Board is divided into three classes, Class I, Class II and Class III, with, only one class of directors being elected each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The Board is divided into the following classes:

●	Class I, including William H. Miller IV and Eric Jackson, whose terms will expire at our first annual meeting of stockholders to be held after the closing of Business Combination;

●	Class II, including Bill Koutsouras and Gary Quin, whose terms will expire at our second annual meeting of stockholders to be held after the closing of Business Combination; and

●	Class III, including Mr. Pompliano, whose term will expire at our third annual meeting of stockholders to be held after the closing of Business Combination.

At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable; provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Directors already in office at the time such classification becomes effective and who will remain in office shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. A person so elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Any director or the entire Board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 ⅔% of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors.

Director Independence

Under the Nasdaq listing standards, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on information provided by each director concerning his or her background, employment and affiliations, each of the directors on the Board, other than Mr. Pompliano and Mr. Quin, qualify as independent directors, as defined under the Nasdaq Rules, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and the Nasdaq Rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee and compensation committee, as discussed below.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board will be responsible for monitoring and assessing strategic risk exposure and Audit Committee will have the responsibility to consider and discuss our major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee will also monitor compliance with legal and regulatory requirements. Our Compensation Committee will assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee, and the Treasury Committee.

Audit Committee

The Audit Committee consists of Bill Koutsouras, William H. Miller IV and Eric Jackson. The Board determined that each of the members of the Audit Committee satisfies the independence requirements of the Nasdaq Rules and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with applicable audit committee requirements. In arriving at this determination, the Board examined each candidate’s scope of experience and the nature of their prior and/or current employment.

Bill Koutsouras serves as the chair of the Audit Committee and the Board determined that Mr. Koutsouras qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Rules. In making this determination, the Board considered his Bachelor’s degree in Economics from the University of Toronto, his CPA and CFA certifications and his extensive financial, audit, and capital markets expertise, executive leadership experience, and long-standing service on public company boards. Both our independent registered public accounting firm and management periodically will meet privately with the Audit Committee.

The Audit Committee does the following, among other things:

●	select, retain, compensate, evaluate, oversee and, where appropriate, terminate our independent registered public accounting firm;

●	review and approve the scope and plans for the audits and the audit fees and approve all non-audit and tax services to be performed by the independent registered public accounting firm;

●	evaluate the independence and qualifications of our independent registered public accounting firm;

●	review the our consolidated financial statements, and discuss with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

●	review and discuss with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

●	discuss with management our procedures regarding the presentation of our financial information, and review earnings press releases and guidance;

●	oversee the design, implementation and performance of our internal audit function, if any;

●	set hiring policies with regard to the hiring of employees and former employees of our independent registered public accounting firm and oversee compliance with such policies;

●	review, approve and monitor related party transactions;

●	review and monitor compliance with our Code of Business Conduct and Ethics and consider questions of actual or possible conflicts of interest of our directors and officers;

●	adopt and oversee procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

●	review and discuss with management and our independent registered public accounting firm the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

●	review and discuss with management and our independent registered public accounting firm our guidelines and policies to identify, monitor and address enterprise risks.

●	recommend to the Board that the audited financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in our annual report on Form 10-K and whether the annual report on Form 10-K should be filed with the SEC; and to produce the audit committee report required to be included in our proxy statement.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Compensation Committee

Our Compensation Committee consists of Eric Jackson, William H. Miller IV and Bill Koutsouras. Eric Jackson serves as the chair of the Compensation Committee. The Board determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq.

The Compensation Committee does the following, among other things:

●	review and approve or recommend to the Board for approval the compensation for our executive officers, including the chief executive officer;

●	review, approve and administer the employee benefit and equity incentive plans;

●	advise the Board on stockholder proposals related to executive compensation matters;

●	establish and review the compensation plans and programs of our employees, and ensure that they are consistent with our general compensation strategy;

●	oversee the management of risks relating to executive compensation plans and arrangements;

●	monitor compliance with any stock ownership guidelines;

●	approve the creation or revision of any clawback policy;

●	review and approve or recommend to the Board for approval non-employee director compensation; and

●	review executive compensation disclosure in our SEC filings and prepare the Compensation Committee report required to be included in our annual proxy statement.

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Governance Committee

Our Governance Committee consists of William H. Miller IV, Eric Jackson and Bill Koutsouras. William H. Miller IV serves as the chair of the Governance Committee. The Board determined that each of the members of the Governance Committee satisfies the independence requirements of Nasdaq.

Our Governance Committee does the following, among other things:

●	review, assess and make recommendations to the Board regarding desired qualifications, expertise and characteristics sought of members of the Board;

●	identify, evaluate, select or make recommendations to the Board regarding nominees for election to the Board;

●	develop policies and procedures for considering stockholder nominees for election to the Board;

●	review our succession planning process for our chief executive officer and any other members of our executive management team;

●	review and make recommendations to the Board regarding the composition, organization and governance the Board and its committees;

●	review and make recommendations to the Board regarding the corporate governance guidelines and corporate governance framework;

●	oversee director orientation for new directors and continuing education for our directors;

●	oversee our environmental, social and governance programs and related disclosures and communications;

●	oversee the evaluation of the performance of the Board and its committees; and

●	administer policies and procedures for communications with the non-management members of the Board.

The Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Treasury Committee

The Treasury Committee is comprised of William H. Miller IV, Anthony Pompliano, and Jeff Park. William H. Miller IV serves as the chair of the Treasury Committee.

Our Treasury Committee does the following, among other things:

●	oversees the Company’s compliance with the Treasury Reserve Assets and Investment Policy as the Board-designated committee, providing governance over designated officers’ management of treasury reserve assets;

●	reviews and grants prior written approval for transactions between approved custodians, including the ability to condition approvals and withdraw them prior to execution if material changes occur;

●	approves the initial list of approved providers and must approve entry into, termination of, and material amendments to agreements with such providers; changes to the provider list require its approval following consultation by designated officers with legal, finance, and tax advisors;

●	sets maximum and minimum percentage thresholds for categories of treasury reserve assets (fiat assets, BTC, BTC-linked instruments, and non-core Assets) to manage concentration risk and align with strategic objectives;

●	reviews the working capital threshold at least semi-annually, including liquidity stress-testing under adverse market or operational conditions, with results documented and reported to the Board;

●	reviews treasury reserve asset allocations at least quarterly based on fair-value accounting and may authorize rebalancing to restore the desired risk profile when holdings deviate materially from targets; and

●	reviews insurance coverage for treasury reserve assets, including provider-provided insurance and corporate cyber liability policies, with annual reassessment of coverage limits.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee have ever been an executive officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or our Compensation Committee.

Limitation on Liability and Indemnification of Our Directors and Officers

Our Charter eliminates the liability of our officer and directors for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that officers and directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties, except for liability:

●	for any transaction from which the director or officer derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares by directors; or

●	for any breach of a director’s or officer’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Bylaws require us to indemnify and advance expenses, to the fullest extent permitted by applicable law, to its directors, officers and agents. We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our Charter will prohibit any retroactive changes to the rights or protections or increasing the liability of any officer or director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We believe these provisions in our Charter and Bylaws are necessary to attract and retain qualified persons as directors and officers.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

The Board adopted a Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://www.procapfinancial.com/. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Director Compensation

In consideration for their service on the Board, each director receives a director fee equal to $100,000, payable in quarterly installments, in accordance with our standard director payment practices and procedures as in effect from time to time. The Board periodically reviews director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.

In addition, each director will be eligible to receive an annual grant of restricted stock units (“RSUs”). The number of RSUs under the annual grant will be determined by dividing $166,667 by the closing trading price of Common Stock on the date of grant. The RSUs are subject to performance-based vesting upon satisfaction of certain specified Common Stock prices.

Our policy is to reimburse directors for reasonable and necessary out-of-pocket business expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors, and we intend to grant equity awards to directors.

Clawback Policy

Our Board adopted a clawback policy (the “Clawback Policy”) designed to comply with Section 10D of the Exchange Act, the rules promulgated thereunder, and the listing standards of Nasdaq. The Clawback Policy is available on our website at https://www.procapfinancial.com/.The Clawback Policy provides for the recoupment of certain executive compensation in the event that we are required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws. The Compensation Committee administers the Clawback Policy, and any determinations made by our Compensation Committee will be final and binding on all affected individuals. The Clawback Policy applies to our current and former executive officers (as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act, the rules promulgated thereunder, and the listing standards of Nasdaq) and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation Committee.

EXECUTIVE AND DIRECTOR COMPENSATION

As Legacy ProCap was incorporated on June 10, 2025, Legacy ProCap had no management or directors as of December 31, 2024. No compensation was paid by Legacy ProCap to any named executive officers during the fiscal years ended December 31, 2023 and December 31, 2024, and no compensation was paid by Legacy ProCap to its directors as of December 31, 2024. There are no outstanding equity awards held by Legacy ProCap’s named executive officers or directors as of December 31, 2024. For this reason, we have omitted the 2024 Director Compensation Table and Summary Compensation Table and the corresponding narrative disclosures.

We are an “emerging growth company” within the meaning of the Securities Act and has elected to comply with the reduced compensation disclosure requirements available to such emerging growth companies.

As we were incorporated on June 17, 2025, we had no management or directors as of December 31, 2024. No compensation was paid by us to our named executive officers during the fiscal years ended December 31, 2023 and December 31, 2024, and no compensation was paid by us to our directors as of December 31, 2024. There are no outstanding equity awards held by our named executive officers or directors as of December 31, 2024.

We entered into employment agreements with its Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Legal Officer and Chief Operating Officer. We also granted equity awards, under our 2025 Equity Incentive Plan (the “Incentive Plan”), to our Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Legal Officer and Chief Operating Officer.

Employment Agreements. We entered into employment agreements with our Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Legal Officer and Chief Operating Officer.

Incentive Plan and Equity Awards. We approved and adopted, prior to the Closing of the Business Combination, the Incentive Plan, a long-term stock incentive plan for selected participants and granted equity awards under the Incentive Plan to our Chief Executive Officer, Chief Financial Officer, Chief Investment Officer, Chief Legal Officer and Chief Operating Officer in accordance with the terms of their respective employment and the Incentive Plan. In addition, we awarded members of our Board equity awards under the Incentive Plan.

In accordance with Item 402(x) of Regulation S-K, our policy on a go-forward basis will be to grant equity awards, including stock options and stock appreciation rights, at times that are not proximate to the release of material nonpublic information. The Compensation Committee intends to schedule meetings to approve equity awards in advance and without regard to the timing of the release of earnings or other material nonpublic information. We do not intend to time the granting of equity awards to take advantage of any material nonpublic information.

If equity awards ultimately are granted at a time when we are in possession of material nonpublic information, such awards will only be made after careful consideration is given by the Compensation Committee, and the good-faith rationale and legitimate business reasons for the timing of making the award are documented in the Compensation Committee’s minutes. We do not intend to have a practice of coordinating the timing of equity award grants with the release of material nonpublic information, and any such coincidence would be incidental.

The exercise price of all stock options and stock appreciation rights shall be set at the closing price of our Common Stock on the date of grant, which is the date the Compensation Committee approves the award. We do not and will not have a policy or practice of retroactively selecting grant dates or of granting equity awards with exercise prices that are based on a date other than the actual grant date.

Awards under the Incentive Plan will be granted in amounts and to individuals as determined by our Compensation Committee in its sole discretion. Certain amounts have been promised to individuals pursuant to certain employment agreements.

The following table sets forth awards of RSUs to be granted to employees and directors under our 2025 Equity Incentive Plan, subject to (i) the shares underlying the Incentive Plan being registered on a Form S-8, and (ii) continuous employment or service (as applicable) through the applicable date of grant.

Mr. Pompliano is eligible to receive a grant of 8,000,000 time and performance-based restricted stock units, subject to the Board (or its compensation committee) approval, vesting conditions established by the Pubco Board (or its compensation committee) and other conditions. The dollar value of the RSUs that will be granted will be determined based on the closing price of our Common Stock on the date of grant, are not determinable at this time, and therefore are not included in the table below.

Each of Mr. Wood and Ms. Cormier are eligible to receive annual grants of time and/or performance-based restricted stock units with a grant date fair value equal to $1,650,000, subject to approval by the Board (or its compensation committee), vesting conditions established by the Board (or its compensation committee) and other conditions. The number of shares that will be granted following the date of this prospectus will be determined based on the closing price of our Common Stock on the date of grant, are not determinable at this time, and are therefore not included in the table below.

Mr. Park is eligible to receive annual grants of time and/or performance-based restricted stock units in an amount equal to 400,000 restricted stock units, for four years, subject to approval by the Board (or its compensation committee), vesting conditions established by the Board (or its compensation committee) and other conditions. Ms. Pacchia is eligible to receive grants of 220,000 time-based restricted stock units, for four years, subject to vesting conditions and other conditions. The dollar value of the RSUs that will be granted will be determined based on the closing price of our Common Stock on the date of grant, are not determinable at this time, and therefore are not included in the table below.

Each of the directors (Messrs. Quin, Miller, Jackson and Koutsouras) are eligible to receive annual grants of performance-based RSUs, with a grant date fair value equal to $166,667, that vest subject to the achievement of certain performance goals. The number of shares that will be granted following the date of this prospectus will be determined based on the closing price of our Common Stock on the date of grant, are not determinable at this time, and are therefore not included in the table below.

2025 Equity Incentive Plan

Name and position	Dollar value ($)		Number of units
CEO	—		8,000,000	(1)
Executive Group	3,300,000	(2)	620,000	(3)
Non-Executive Director Group	666,668	(4)	—
Non-Executive Officer Employee Group	—		—

(1)	The number of units includes the 8,000,000 time and performance-based restricted stock units granted to Mr. Pompliano, which are subject to Board (or its compensation committee) approval, vesting conditions established by the Board, and other conditions. The restricted stock units vest upon the achievement of certain share price vesting conditions and are subject to Mr. Pompliano’s continuous employment with us through the date in which the vesting conditions are satisfied. To the extent that any outstanding portion of the restricted stock units remains unvested as of the seventh anniversary of the date of grant or Mr. Pompliano’s termination of employment with us, any such portion will automatically be forfeited for no consideration.

(2)	The amount included includes the $1,650,000 grant date fair value to Ms. Cormier and the $1,650,000 grant date fair value to Mr. Wood.

(3)	The number of units included includes the 400,000 time and/or performance-based restricted stock units granted to Mr. Park and the 220,000 restricted stock units granted to Ms. Pacchia, which are subject to the Board (or its compensation committee) approval, vesting conditions established by Board, and other conditions.

(4)	The amount included includes the grants of time and/or performance-based restricted stock units equal to $166,667 to each of Messrs. Quin, Miller, Jackson and Koutsouras, which are subject to the Board (or its compensation committee) approval, vesting conditions established by Board, and other conditions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Lock-up Agreement

On June 23, 2025, we entered into a lock-up agreement with Professional Capital Management (the “Lock-up Agreement”), pursuant to which Professional Capital Management agreed not to, without our prior written consent, sell, offer to sell, or otherwise transfer or dispose of any Common Stock received by Professional Capital Management in consideration for the Transactions until the earlier of (i) the six (6) month anniversary of the Closing Date, or (ii) the date on which we consummate a subsequent liquidation, merger, capital stock exchange, reorganization, or similar transaction which results in all of our stockholders having the right to exchange their shares of our Common Stock for cash, securities or other property.

Non-Competition and Non-Solicitation Agreement

On June 23, 2025, Anthony Pompliano entered into with CCCM, Legacy ProCap, and us the Non-Competition Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the date of the Closing and (ii) the date that is six (6) months after such date on which Mr. Pompliano ceases to be a Control Person of Legacy ProCap or the Company, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a Bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person (as defined elsewhere in this prospectus) which entitles the holder thereof to the ability to manage or control such Person.

Subscription Agreement with Mr. Anthony Pompliano

Pursuant to a subscription agreement, dated June 17, 2025, by and between Mr. Pompliano and the Company, Mr. Pompliano subscribed to purchase one share of our Common Stock for $0.001.

Amended and Restated Registration Rights Agreement

Concurrently with the Closing, we, the Sponsor, CCCM, and the Common Unitholders entered into an amended and restated registration rights agreement, which added us as a party and cover the resale of the shares of our Common Stock held by Sponsor, Professional Capital Management, and certain ProCap Holders (the “Amended and Restated Registration Rights Agreement”), and which amends and restates the Registration Rights Agreement, dated as of May 15, 2025, by and among CCCM, the Sponsor and the underwriters in the CCCM initial public offering (the “Founder Registration Rights Agreement”), to, among other matters, have us assume the obligations of CCCM under the Founder Registration Rights Agreement and to provide the ProCap Holders party thereto with registration rights thereunder covering, among other securities, the shares of our Common Stock, which Amended and Restated Registration Rights Agreement will become effective as of the Closing.

ProCap LLC Agreement

On June 23, 2025, Legacy ProCap entered into the ProCap LLC Agreement. Concurrently with the execution of the ProCap LLC Agreement, Professional Capital Management subscribed to purchase 850,000 preferred units of Legacy ProCap for $8,500,000. Anthony Pompliano, director and Chief Executive Officer of Legacy ProCap, is the founder and Chief Executive Officer of Professional Capital Management.

Investment Consulting and Marketing Services Agreement

On June 23, 2025, Professional Capital Management and Legacy ProCap entered into the Services Agreement. Pursuant to the Services Agreement, Professional Capital Management will provide certain investment consulting, marketing and advertising services pursuant to the statements of work. In consideration for such services, Legacy ProCap issued to Professional Capital Management 10,000,000 Common Units of Legacy ProCap, which subsequently transferred 500,000 Common Units to Jeffrey Park. The Services Agreement has a term of four (4) years following the effective date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein.

Jeffrey Park Transfer

On August 27, 2025, Professional Capital Management and Mr. Park entered into a transfer agreement on August 27, 2025 (the “Park Transfer Agreement”) pursuant to which Mr. Park will provide subcontracted services to Professional Capital Management. As compensation for Park’s services to Professional Capital Management in accordance with the terms of the Park Transfer Agreement, Professional Capital Management transferred 500,000 Common Units to Park as set forth in the Park Transfer Agreement, which included customary representations and warranties relating to the transfer. In connection with and as a condition to entry into the Park Transfer Agreement and acceptance of the 500,000 Common Units, Park executed a joinder agreement to the ProCap BTC LLC Agreement and accepted the rights, duties, and obligations thereof.

Voting Agreement

On June 23, 2025, CCCM, Legacy ProCap, and Professional Capital Management entered into a Voting and Support Agreement (the “Voting Agreement”) pursuant to which as promptly as reasonably practicable, and in any event within two (2) business days following the date on which the Registration Statement is declared effective under the Securities Act, Professional Capital Management duly executed and delivered a written consent pursuant to which Professional Capital Management approved (i) the Business Combination Agreement, the Ancillary Documents to which Legacy ProCap is a party and the Proposed Transactions, (ii) any amendments to the organizational documents of Legacy ProCap, to the extent required or advisable in connection with the Proposed Transactions, and (iii) all other actions in support and required in furtherance of the Business Combination Agreement, the Ancillary Documents to which Legacy ProCap is a party, and the Proposed Transactions.

Promissory Note

On June 30, 2025, Legacy ProCap issued an unsecured and non-interest-bearing promissory note to Professional Capital Management (the “Promissory Note”), pursuant to which Legacy ProCap may borrow up to an aggregate principal amount of $1,000,000. On July 11, 2025, we, Legacy ProCap, and Professional Capital Management entered into an Amended and Restated Promissory Note (the “A&R Promissory Note”), pursuant to which we (together with Legacy ProCap, the “Makers”) were added as a Maker to the A&R Promissory Note.

On October 5, 2025, we entered into a Second Amended and Restated Promissory Note with Legacy ProCap in favor of Inflection Points Inc. (d/b/a Professional Capital Management), which amends and restates the A&R Promissory Note to provide for unsecured, non-interest-bearing advances of up to an aggregate principal amount of $2,000,000 prior to the earlier of May 31, 2026 or the consummation of the Business Combination. Amounts may be drawn from time to time in minimum increments of $10,000 and are to be funded within five business days of a draw request. The note contains customary events of default, including failure to pay within five business days after maturity and certain bankruptcy events, upon which the note is subject to acceleration (automatic in the case of bankruptcy). The note is governed by New York law and may be amended or assigned only with the written consent of the parties.

Insider Letter Amendment

Concurrently with the Closing, each of Legacy ProCap, CCCM, us and the Insiders executed and delivered the Insider Letter Amendment, pursuant to which, among other matters, effective as of the Closing, we assumed and were assigned the rights and obligations of CCCM under the Insider Letter. Pursuant to the Insider Letter, the Insiders agreed, among other things, to a lock-up and restrictions on their ability to transfer, assign, or sell the Founder Shares and Private Placement Units and the securities underlying the Private Placement Units.

Employment Agreements with Legacy ProCap

Each of the following employment agreements were entered into with Legacy ProCap. Following the Closing, the employment agreements were assigned to us.

Employment Agreement with Mr. Anthony Pompliano

On October 17, 2025, Legacy ProCap entered into an employment agreement with Anthony Pompliano setting forth the terms and conditions of his employment with us. The employment agreement provides for Mr. Pompliano to serve as Legacy ProCap’s Chief Executive Officer. Under the terms of his employment agreement, Mr. Pompliano’s initial base salary is $1, subject to review and adjustment by Legacy ProCap from time to time. Mr. Pompliano is also eligible to receive a grant of 8,000,000 time-based and performance-based restricted stock units, subject to the board of managers of Legacy ProCap (the “ProCap Board”) (or its compensation committee) approval, vesting conditions established by the ProCap Board (or its compensation committee) and other conditions.

Employment Agreement with Ms. Renae Cormier

On October 15, 2025, Legacy ProCap entered into an employment agreement with Renae Cormier setting forth the terms and conditions of her employment with ProCap. The employment agreement provides for Ms. Cormier to serve as Legacy ProCap’s Chief Financial Officer commencing December 1, 2025. Under the terms of her employment agreement, Ms. Cormier’s initial base salary is $700,000, subject to review and adjustment by Legacy ProCap from time to time. Ms. Cormier is also eligible for an annual bonus opportunity with a target amount equal to $300,000, subject to approval by the compensation committee of the ProCap Board in its sole discretion and prorated for the initial year of employment, and annual grants of time-based and/or performance-based restricted stock units with a grant date fair value equal to $1,650,000, subject to approval by the ProCap Board (or its compensation committee), vesting conditions established by the ProCap Board (or its compensation committee) and other conditions.

Employment Agreement with Mr. Jeffrey Park

On July 25, 2025, Legacy ProCap entered into an employment agreement with Jeffrey Park setting forth the terms and conditions of his employment with Legacy ProCap. The employment agreement provides for Mr. Park to serve as Legacy ProCap’s Chief Investment Officer. Under the terms of his employment agreement, Mr. Park’s initial base salary is $700,000, subject to review and adjustment by Legacy ProCap from time to time. Mr. Park is also eligible for an annual bonus opportunity with a target amount equal to $300,000, subject to approval by the compensation committee of the ProCap Board in its sole discretion, and annual grants of time-based and/or performance-based restricted stock units in an amount equal to 400,000 restricted stock units, for four years, subject to approval by the ProCap Board (or its compensation committee), vesting conditions established by the ProCap Board (or its compensation committee) and other conditions.

Employment Agreement with Mr. Kyle Wood

On July 26, 2025, Legacy ProCap entered into an employment agreement with Kyle Wood setting forth the terms and conditions of his employment with us. The employment agreement provides for Mr. Park to serve as Legacy ProCap’s Chief Legal Officer and Secretary. Under the terms of his employment agreement, Mr. Wood’s initial base salary is $700,000, subject to review and adjustment by Legacy ProCap from time to time. Mr. Wood is also eligible for an annual bonus opportunity with a target amount equal to $300,000, subject to approval by the compensation committee of the ProCap Board in its sole discretion, and annual grants of time-based and/or performance-based restricted stock units with a grant date fair value equal to $1,650,000, subject to ProCap Board (or its compensation committee) approval, vesting conditions established by the ProCap Board (or its compensation committee) and other conditions. Mr. Wood is also eligible for a $15,000 relocation package and a housing search allowance of up to $25,000, subject to conditions.

On October 1, 2025, Legacy ProCap entered into an amended and restated employment agreement with Mr. Wood, pursuant to which the restrictive covenants included in Mr. Wood’s original employment agreement were removed.

Employment Agreement with Ms. Megan Pacchia

On August 25, 2025, Legacy ProCap entered into an employment agreement with Megan Pacchia setting forth the terms and conditions of her employment with Legacy ProCap. The employment agreement provides for Ms. Pacchia to serve as Legacy ProCap’s Chief Operating Officer. Under the terms of her employment agreement, Ms. Pacchia’s initial base salary is $800,000, subject to review and adjustment by Legacy ProCap from time to time. Ms. Pacchia is also eligible for an annual cash retention bonus opportunity equal to $600,000, and annual grants of 220,000 time-based restricted stock units, for four years, subject to vesting conditions and other conditions.

Severance

The employment agreement for Mr. Pompliano provides that in the event Mr. Pompliano terminates his employment for “good reason” or Legacy ProCap terminates his employment without “cause” (in each case defined in his employment agreement), he is entitled to receive the following benefits, in addition to any accrued obligations and subject to his execution of a general release of claims in Legacy ProCap’s favor and obligations regarding solicitation, return of property, and restrictive covenants, non-solicitation of customers, non-solicitation of employees, non-disparagement and the expiration of any applicable expiration period with respect to the release: (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with Legacy ProCap’s policy; (iii) unused vacation and sick leave that accrued through the date of termination in accordance with Legacy ProCap’s policy; and (iv) a $10,000,000 cash payment. The amounts payable will be paid out in substantially equal installments in accordance with Legacy ProCap’s payroll practice commencing on the first regularly scheduled payroll date following the effective date of the release.

The employment agreements for Ms. Cormier, Mr. Park and Mr. Wood provide that in the event Ms. Cormier, Mr. Park or Mr. Wood terminate their employment for “good reason” or Legacy ProCap terminates their employment without “cause” (in each case defined in their employment agreement), they are entitled to receive the following benefits, in addition to any accrued obligations and subject to their execution of a general release of claims in Legacy ProCap’s favor and obligations regarding solicitation, return of property, restrictive covenants (for Ms. Cormier and Mr. Park, but not for Mr. Wood) non-solicitation of customers, non-solicitation of employees, non-disparagement and the expiration of any applicable expiration period with respect to the release: (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with Legacy ProCap’s policy; (iii) unused vacation and sick leave that accrued through the date of termination in accordance with Legacy ProCap’s policy; (iv) six months of base salary; (v) continued time-vesting of any unvested restricted stock units for six months following the date of termination; provided, however, that (a) if Mr. Park or Mr. Wood terminate for “good reason” or is terminated by Legacy ProCap for “cause” within six months following a change in control (in each case defined in their employment agreement), all unvested time-based restricted stock units accelerate and vest in full and (b) with respect to Ms. Cormier, for any performance-based awards, any applicable performance metrics are satisfied; and (vi) for Mr. Park or Mr. Wood, COBRA continuation coverage costs for up to six months, subject to conditions. The amounts payable will be paid out in substantially equal installments in accordance with ProCap’s payroll practice commencing on the first regularly scheduled payroll date following the effective date of the release.

The employment agreement for Ms. Pacchia provides that in the event she terminates her employment for “good reason” or Legacy ProCap terminates her employment without “cause” (in each case defined in her employment agreement), she is entitled to receive the following benefits, in addition to any accrued obligations and subject to her execution of a general release of claims in Legacy ProCap’s favor and obligations regarding solicitation, return of property, and restrictive covenants, non-solicitation of customers, non-solicitation of employees, non-disparagement and the expiration of any applicable expiration period with respect to the release:

(A) during the one-year period from her September 15, 2025 start date until the first anniversary thereof (the “Initial Term”), (i) base salary continuation for the greater of the six (6) month period following the date of termination or the number of months remaining in the Initial Term (the greater of such periods, the “Tail Period”); (ii) continued eligibility for an annual cash retention bonus and a pro-rated portion of the annual cash retention bonus for a period of time equal to the Tail Period; (iii) continued time-vesting of any unvested restricted stock units for a period of time equal to the Tail Period; (iv) any base salary earned through the date of termination; (v) unpaid expense reimbursement in accordance with ProCap’s policy; and (vi) unused vacation and sick leave that accrued through the date of termination in accordance with ProCap’s policy. The amounts payable will be paid out in substantially equal installments in accordance with ProCap’s payroll practice commencing on the first regularly scheduled payroll date following the effective date of the release; or (B) after the Initial Term, (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with ProCap’s policy; (iii) unused vacation and sick leave that accrued through the date of termination in accordance with ProCap’s policy; (iv) six months of base salary; and (v) continued time-vesting of any unvested restricted stock units for six months following the date of termination. The amounts payable will be paid out in substantially equal installments in accordance with ProCap’s payroll practice commencing on the first regularly scheduled payroll date following the effective date of the release.

In the event Ms. Pacchia voluntarily resigns other than for “good reason” or Ms. Pacchia’s employment is terminated by Legacy ProCap for “cause,” Ms. Pacchia will be entitled to (i) any base salary earned through the date of termination; (ii) unpaid expense reimbursement in accordance with Legacy ProCap’s policy; and (iii) unused vacation and sick leave that accrued through the date of termination in accordance with Legacy ProCap’s policy.

Each executive’s employment agreement defines “cause” to mean the occurrence of any one or more of the following subject to certain notice and cure rights: (i) willful misconduct, gross negligence, or material failure to perform the duties and responsibilities of his position; (ii) violation of any policy(ies); (iii) commission of, or participation in, any act of fraud, dishonesty, embezzlement, misappropriation, or other act of material misconduct with respect to Legacy ProCap; (iv) indictment for, conviction of, or plea of guilty or nolo contender to a felony or any crime involving moral turpitude, dishonesty, or theft; (v) material breach of his employment agreement or any other written agreement with Legacy ProCap or breach of any fiduciary duty owed to Legacy ProCap; or (vi) unauthorized use or disclosure of any confidential or proprietary information of Legacy ProCap.

Mr. Pompliano’s employment agreement defines “good reason” to mean the occurrence of any one or more of the following without the Mr. Pompliano’s consent and subject to certain notice and cure rights: (i) a material diminution in authority, duties or responsibilities (other than during a suspension or investigation of grounds that may constitute cause); or (ii) a required relocation of Mr. Pompliano’s primary work location to a facility or location that would increase his one way commute distance by more than twenty five miles.

Ms. Cormier, Mr. Park and Mr. Wood’s employment agreements define “good reason” to mean the occurrence of any one or more of the following subject to certain notice and cure rights: (i) a material diminution in their base salary; (ii) a material diminution in their authority, duties, or responsibilities; or (iii) a required relocation of their primary work location to a facility or location that would increase their one way commute distance by more than twenty five miles.

Ms. Pacchia’s employment agreement defines “good reason” to mean the occurrence of any one or more of the following without the Ms. Pacchia’s consent: (i) a material reduction in base salary by more than ten percent (10%); (ii) a material diminution in job title; or (iii) a material change in the geographic location of Ms. Pacchia’s work facility or location that is requested or initiated by Legacy ProCap.

PRINCIPAL STOCKHOLDERS

The following table sets forth beneficial ownership of our Common Stock as of December 30, 2025 (the “Ownership Date”), after giving effect to the consummation of the Business Combination and actual redemptions from CCCM’s trust account by:

●	each person who is known to be the beneficial owner of more than 5% of issued and outstanding Common Stock;

●	each of the Company’s named executive officers and directors; and

●	all current named executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Ownership Date.

The beneficial ownership of Common Stock is based on 85,166,604 shares of Common Stock outstanding as of the Ownership Date.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class
Anthony Pompliano(2)(3)	10,860,501	12.8%
Renae Cormier	-	-
Jeffrey Park(4)	508,250	*
Megan Pacchia	-	-
Kyle Wood	-	-
Gary Quin(5)	700,000	*
William H. Miller IV	30,000	*
Bill Koutsouras	-	-
Eric Jackson	-	-
All officers and directors as a group (9 individuals)	12,098,751	14.2%
Other 5% Shareholders
Inflection Points Inc, d/b/a Professional Capital Management(2)	10,562,500	12.4%
Jane Street Global Trading, LLC(6)	7,900,637	9.1%
Funds associated with Anson(7)	8,148,500	9.0%
Funds associated with Magnetar(8)	7,175,000	8.0%
Steadfast Capital Management LP(9)	6,250,000	7.3%
Verition Multi-Strategy Master Fund Ltd.(10)	4,745,250	5.4%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 600 Lexington Avenue, Floor 2, New York, New York 10022.
(2)	Includes (i) 9,500,000 shares of Common Stock received at Closing upon in exchange for an equal number of Common Units and (ii) 1,062,500 shares of Common Stock received at Closing in exchange for 850,000 Preferred Units, held by Professional Capital Management. Anthony Pompliano is the controlling member and Chief Executive Officer of Professional Capital Management. Accordingly, Mr. Pompliano is deemed to have voting and investment control over the shares of Common Stock held by Professional Capital Management.
(3)	Includes shares of Common Stock purchased in open market transaction(s) by Mr. Pompliano.
(4)	Includes (i) 500,000 shares of Common Stock received at Closing in exchange for an equal number of Common Units, transferred to Mr. Park by Professional Capital Management pursuant to that certain transfer agreement, entered into by Professional Capital Management and Mr. Park on August 27, 2025 (the “Park Transfer Agreement”) and (ii) 8,250 shares of Common Stock purchased in open market transaction(s) by Mr. Park.
(5)	Represents 700,000 shares of Common Stock received at Closing in exchange for equal number of shares of Class B common stock of CCCM (the “Class B Common Stock”) that Mr. Quin received upon conversion of an equal number of Class B Ordinary Shares of CCCM (the “Class B Ordinary Shares”) pursuant to the Domestication, because Mr. Quinn received such Class B Ordinary Shares pursuant to the distribution of CCCM securities held by the Sponsor prior to the Domestication (the “Sponsor Distribution”).
(6)	Represents (i) 6,173,736 shares of Common Stock (including 5,625,000 shares of Common Stock received at Closing in exchange for the 4,500,000 Preferred Units purchased by the holder in the Preferred Equity Investment), (ii) 11,599 shares of Common Stock received at Closing in exchange for an equal number of shares of Class A common stock of CCCM (the “Class A Common Stock”), that the stockholder received upon conversion of an equal number of Class A Ordinary Shares of CCCM (the “Class A Ordinary Shares”) pursuant to the Domestication, because the stockholder received such Class A Ordinary Shares pursuant to the Sponsor Distribution, (iii) 1,538,000 shares of Common Stock underlying the Convertible Notes purchased by the holder, (iv) 1,902 shares of Common Stock issuable upon exercise of Warrants, which are exercisable within 30 days of the Closing Date, and (v) 175,400 shares which the holder (or its affiliates) would be entitled to receive upon the exercise of certain call options currently held. The holder’s Convertible Notes are subject to a 9.99% beneficial ownership blocker. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Turner Batty and Matthew Berger are the members of Jane Street Group’s Management Committee who exercise dispositive power over the shares. Mr. Batty and Mr. Berger disclaim any beneficial ownership of the shares of Common Stock held by Jane Street Global Trading, LLC. The address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, New York 10281.
(7)	Represents (i) 3,150,000 shares of Common Stock received at Closing in exchange for the 3,000,000 Preferred Units purchased by the holder in the Preferred Equity Investment and (ii) up to 4,998,500 shares of Common Stock issuable upon conversion of the Convertible Notes issued to the holder in the Convertible Notes Financing at Closing. The referenced shares are directly held by: Anson Investments Master Fund LP, Anson East Master Fund LP, Anson Opportunities Master Fund LP, Anson North Star Tactical Equity Fund LP (collectively, the “Anson Funds”), Arch Anson Tactical Real Estate Fund, and Arch Anson Tactical Real Estate NR Fund (collectively, the “Arch Anson Funds”). Anson Advisors Inc. and Anson Funds Management LP, the co-Investment Advisers of the Anson Funds and the Arch Anson Funds hold voting and dispositive power over the referenced securities held by the Anson Funds and the Arch Anson Funds. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of the securities referenced herein except to the extent of their pecuniary interest therein. The principal business address of the Anson Funds is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal business address of the Arch Anson Funds is 181 Bay Street, Suite 4200, Toronto, Ontario, M5J 2T3.
(8)	Represents (i) 3,125,000 shares of Common Stock received at Closing in exchange for the 2,500,000 Preferred Units purchased by the holder in the Preferred Equity Investment, (ii) up to 3,845,000 shares of Common Stock issuable upon conversion of the Convertible Notes issued to the holder in the Convertible Notes Financing at Closing, and (iii) 205,000 shares of Common Stock issuable upon exercise of Warrants, which are exercisable within 30 days of the Closing Date. The registered holders of the referenced shares to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of Magnetar Waterfront Series A LLC, Magnetar Alpha Star Fund LLC, Purpose Alternative Credit Fund - F LLC, Magnetar Longhorn Fund II LLC, Magnetar Xing He Master Fund Ltd, Magnetar Constellation Master Fund Ltd and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. The address of the Magnetar Funds is 1603 Orrington Avenue, 13 Fl, Evanston, Illinois 60201.
(9)	Represents 6,250,000 shares of Common Stock beneficially owned by Steadfast Capital Management LP, a Delaware limited partnership (the “Investment Manager”). Robert S. Pitts, Jr., a United States Citizen (“Mr. Pitts”) is the controlling principal of the Investment Manager. The Investment Manager has the power to vote and dispose of the 2,275,000 shares of Common Stock held by American Steadfast, L.P., a Delaware limited partnership (“American Steadfast”) and the 3,975,000 shares of Common Stock held by Steadfast International Master Fund Ltd., a Cayman Islands exempted company (the “Offshore Fund”). The business address of each of Mr. Pitts, the Investment Manager and American Steadfast is 450 Park Avenue, 20th Floor, New York, New York 10022. The business address of the Offshore Fund is c/o Morgan Stanley Fund Services (Cayman) Ltd., 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.
(10)	Represents (i) 52,500 shares of Common Stock received at Closing in exchange for an equal number of shares of Class A Common Stock that the stockholder received upon conversion of an equal number of Class A Ordinary Shares pursuant to the Domestication because the stockholder received such Class A Ordinary Shares pursuant to the distribution of CCCM securities held by the Sponsor prior to the Domestication, (ii) 350,000 shares of Common Stock received at Closing in exchange for an equal number of shares of Class B Common Stock that the stockholder received upon conversion of an equal number of Class B Ordinary Shares pursuant to the Domestication, because the stockholder received such Class B Ordinary Shares pursuant to the Sponsor Distribution, (iii) 1,625,000 shares of Common Stock received at Closing in exchange for the 1,300,000 Preferred Units purchased by the holder in the Preferred Equity Investment, (iv) 26,250 shares of Common Stock issuable upon exercise of Warrants, which are exercisable within 30 days of the Closing Date, and (v) up to 2,691,500 shares of Common Stock issuable upon conversion of the Convertible Notes issued to the holder in the Convertible Notes Financing at Closing. Verition Fund Management LLC, the investment manager of Verition Multi-Strategy Master Fund, Ltd., and Nicholas Maounis, through its managing member, may be deemed to have voting and investment control of the shares held by Verition Multi-Strategy Master Fund, Ltd. and may be deemed the beneficial owners of such shares. Verition Fund Management LLC and Mr. Maounis disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein. The address of Verition Multi-Strategy Master Fund Ltd. is 1 American Lane, Greenwich, Connecticut 06831.

SELLING SECURITYHOLDERS

This prospectus relates to the resale of up to 51,024,833 shares of our Common Stock issued in connection with the Business Combination by certain of the Selling Securityholders named herein, which consists of (i) 20,100,833 shares of our Common Stock, (ii) 18,071,500 shares of Common Stock issuable upon conversion of the Convertible Notes, and (iii) 12,852,500 shares of Common Stock that are issuable upon the exercise of 12,852,500 Warrants, including 12,500,000 Public Warrants and 352,500 Private Warrants.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus.

Unless otherwise noted, the business address of each of the following entities or individuals is 600 Lexington Avenue, Floor 2, New York, New York 10022. Percentage ownership is based on 85,166,604 shares of Common Stock outstanding as of December 30, 2025.

	Number of Shares of Common	Maximum Number of Shares of Common Stock to be Sold Pursuant to	Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder	Stock Beneficially Owned Prior to Offering	this Prospectus	Number (1)	Percent (2)(3)
Adam Back (4)	1,300,000	1,300,000	0	-
Alberto Alsina Gonzalez (5)	50,000	50,000	0	-
Anson East Master Fund LP (6)	1,333,345	901,345	432,000	*
Anson Investments Master Fund LP (7)	4,731,810	3,195,810	1,536,000	1.80%
Anson Opportunities Master Fund LP (8)	1,333,345	901,345	432,000	*
Boothbay Absolute Return Strategies, LP (9)	310,050	153,800	156250	*
Capital Ventures International (10)	384,500	384,500	0	-
Context Partners Master Fund, L.P. (11)	1,722,000	1,520,750	201,250	*
CSS, LLC (12)	2,480,755	605,755	1,875,000	2.20%
Daniel Nash (13)	500,000	500,000	0	-
Gary Quin (14)	700,000	700,000	0	-
Harraden Circle Investors, LP (15)	639,703	573,290	66,413	*
Harraden Circle Special Opportunities, LP (16)	352,899	234,161	118,738	*
Hudson Bay Master Fund Ltd. (17)	522,575	321,325	201,250	*
Inflection Points, Inc. (18)	10,562,500	10,562,500	0	-
Jane Street Global Trading, LLC (19)	7,889,038	1,539,902	6,349,136	7.45%
Jeffrey Park (20)	500,000	500,000	0	-
Joseph Pooler (21)	150,000	150,000	0	-
Magnetar Alpha Star Fund LLC (22)	369,120	369,120	0	-
Magnetar Constellation Master Fund, Ltd (23)	707,480	707,480	0	-
Magnetar Lake Credit Fund LLC (24)	799,760	799,760	0	-
Magnetar Longhorn Fund II LLC (25)	138,420	138,420	0	-
Magnetar SC Fund LTD (26)	246,080	246,080	0	-
Magnetar Structured Credit Fund, LP (27)	753,620	753,620	0	-
Magnetar Waterfront Series A LLC (28)	61,520	61,520	0	-
Magnetar Xing He Master Fund Ltd (29)	615,200	615,200	0	-
Purpose Alternative Credit fund - F LLC (30)	153,800	153,800	0	-
Matthew Joseph Murphy (31)	50,000	50,000	0	-
Meteora Select Trading Opportunities Master, LP (32)	310,050	153,800	156,250	*
Saba Capital Income & Opportunities Fund (33)	198,596	169,180	29,416	*
Saba Capital Income & Opportunities Fund II (34)	161,007	138,420	22,587	*
Saba Capital Master Fund, Ltd. (35)	995,147	845,900	149,247	*
The K2 Principal Fund L.P. (36)	384,500	384,500	0	-
Verition Multi-Strategy Master Fund Ltd. (37)	4,316,500	2,691,500	1,625,000	1.91%
Other Selling Securityholders (38)	87,500	87,500	0	-
Total Shares	45,950,559	32,486,533	13,464,026	15.81%

(1) Represents the number of shares that will be held by Selling Securityholders after completion of this offering based on the assumptions that (a) all shares of Common Stock (including those underlying the Convertible Notes and the Warrants) registered for resale in the Registration Statement of which this Prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by Selling Securityholders prior to completion of this offering. However, Selling Securityholders may sell all, some or none of such shares of Common Stock offered pursuant to this prospectus and may sell other shares of Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(2) Applicable percentage ownership is based on 85,166,604 shares of Common Stock outstanding as of December 30, 2025, and based on 85,166,604 shares of Common Stock outstanding after the offering.

(3) Percentage ownership is only provided for Selling Securityholders whose ownership exceeds one percent (1%). The percentage is not included if ownership is less than one percent (1%).

(4) Consists of 1,300,000 shares of Common Stock received by Adam Back pursuant to the Business Combination.

(5) Consists of 50,000 shares of Common Stock received by Alberto Alsina Gonzalez pursuant to the Business Combination.

(6) Consists of 901,345 shares of Common Stock underlying the Convertible Notes and 432,000 shares of Common Stock received pursuant to the Business Combination. Only the 901,345 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson”), hold voting and dispositive power over the Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(7) Consists of 3,195,810 shares of Common Stock underlying the Convertible Notes and 1,536,000 shares of Common Stock received pursuant to the Business Combination. Only the 3,195,810 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP, hold voting and dispositive power over the Common Stock held by Anson Investments Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(8) Consists of 901,345 shares of Common Stock underlying the Convertible Notes and 432,000 shares of Common Stock received pursuant to the Business Combination. Only the 901,345 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Opportunities Master Fund LP, hold voting and dispositive power over the Common Stock held by Anson Opportunities Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(9) Consists of 153,800 shares of Common Stock underlying the Convertible Notes and 156,250 shares of Common Stock received pursuant to the Business Combination. Only the 153,800 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Boothbay Absolute Return Strategies, LP, a Delaware limited partnership (“Boothbay”) is managed by Meteora Capital, LLC (“Meteora”). Meteora, in its capacity as the investment manager of Boothbay with respect to this investment, has the power to vote and the power to direct the disposition of all securities held by Boothbay with respect to this investment. Vikas Mittal is the Managing Member of Meteora. Each of Boothbay, Meteora, and Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The principal business address of Meteora is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(10) Consists of 384,500 shares of Common Stock underlying the Convertible Notes. Susquehanna Advisors Group, Inc. (“SAGI”), the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Michael Ferry may also be deemed to have investment discretion and/or voting power of the shares through SAGI and may be deemed to beneficially own the shares held by this entity. Mr. Ferry disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Susquehanna Advisors Group, Inc., 401 City Avenue, Suite 220, Bala Cynwyd, PA 19004. CVI is an affiliate of one or more broker-dealers and has represented to us that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(11) Consists of 1,345,750 shares of Common Stock underlying the Convertible Notes, 201,250 shares of Common Stock received pursuant to the Business Combination, and 175,000 shares underlying Warrants. Only the 1,345,750 shares of Common Stock underlying the Convertible Notes and the 175,000 shares of Common Stock underlying the Warrants are being registered for resale by the Registration Statement of which this Prospectus is part. Voting and investment power over the securities held by Context Partners Master Fund, L.P. resides with Context Capital Management, LLC, its investment adviser. The principal business address of Context Partners Master Fund, L.P.is 7724 Girard Avenue, Third Floor, La Jolla, CA 92037.

(12) Consists of 384,500 shares of Common Stock underlying the Convertible Notes, 221,255 shares underlying Warrants, and 1,875,000 shares of Common Stock received pursuant to the Business Combination. CSS, LLC is managed by Brian Bentley, Glenn McMillan and Clayton Struve. Each of Mr. Bentley, Mr. McMillan and Mr. Struve may be deemed to share beneficial ownership of the securities reported herein, but each disclaims any such beneficial ownership of securities not held of record by them, except to the extent each has a pecuniary interest therein. The principal business address of CSS, LLC is 1 North Wacker Drive, Suite 3075, Chicago, IL 60606.

(13) Consists of 500,000 shares of Common Stock received by Daniel Nash pursuant to the Business Combination.

(14) Consists of 700,000 shares of Common Stock received by Gary Quin, a director of the Company, pursuant to the Business Combination.

(15) Consists of 573,290 shares of Common Stock underlying the Convertible Notes and 66,413 shares of Common Stock received pursuant to the Business Combination. Only the 573,290 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Harraden Circle Investors, LP is controlled by Frederick Vincent Fortmiller, Jr. The principal business address for Harraden Circle Investors, LP is 885 Third Avenue, Suite 2600B, New York, NY 10022.

(16) Consists of 234,161 shares of Common Stock underlying the Convertible Notes and 118,738 shares of Common Stock received pursuant to the Business Combination. Only the 234,161 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Harraden Circle Special Opportunities, LP is controlled by by Frederick Vincent Fortmiller, Jr. The principal business address for Harraden Circle Special Opportunities, LP is 885 Third Avenue, Suite 2600B, New York, NY 10022.

(17) Consists of 230,700 shares of Common Stock underlying the Convertible Notes, 201,250 shares of Common Stock received pursuant to the Business Combination, 13,125 shares of Common Stock underlying Warrants owned by HBC Investments Ltd., and 77,500 shares of Common Stock underlying Warrants owned by HB Strategies LLC. Only the 230,700 shares of Common Stock underlying the Convertible Notes, the 13,125 shares of Common Stock underlying the Warrants owned by HBC Investments Ltd., and the 77,500 shares of Common Stock owned by HB Strategies LLC are being registered for resale by the Registration Statement of which this Prospectus is part. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The principal business address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, FL 3, Stamford, CT 06902.

(18) Consists of 10,562,500 shares of Common Stock received by Inflection Points, Inc. pursuant to the Business Combination. Anthony Pompliano is the Chief Executive Officer of Inflection Points, Inc and therefore may be deemed to beneficially own these securities. The principal business address of Inflection Points, Inc. is 600 Lexington Avenue, Fl.2 New York, NY 10022.

(19) Consists of 1,538,000 shares of Common Stock underlying the Convertible Notes, 6,173,736 shares of Common Stock (5,625,000 of which were received pursuant to the Business Combination), 1,902 Warrants to purchase shares of Common Stock, and 175,400 shares which the Selling Securityholder or its affiliates would be entitled to receive upon the exercise of certain call options currently held. Only the 1,538,000 shares of Common Stock underlying the Convertible Notes and the 1,902 shares underlying the Warrants are being registered for resale by the Registration Statement of which this Prospectus is part. Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Turner Batty and Matthew Berger are the members of Jane Street Group’s Management Committee who exercise dispositive power over the Common Stock held by Jane Street Global Trading, LLC. Each of these individuals will disclaim beneficial interest of the Common Stock held by Jane Street Global Trading, LLC, except to the extent of his or her pecuniary interest. The principal business address of Jane Street Global Trading, LLC is 250 Vesey Street, 3rd Floor, New York, NY 10281.

(20) Consists of 500,000 shares of Common Stock received by Jeffrey Park pursuant to the Business Combination.

(21) Consists of 150,000 shares of Common Stock received by Joseph Pooler pursuant to the Business Combination.

(22) Consists of 369,120 shares of Common Stock underlying the Convertible Notes. Magnetar Alpha Star Fund LLC is managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(23) Consists of 707,480 shares of Common Stock underlying the Convertible Notes. Magnetar Constellation Master Fund, Ltd is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar MCP, is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(24) Consists of 799,760 shares of Common Stock underlying the Convertible Notes. Magnetar Lake Credit Fund LLC, Ltd is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar MCP, is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(25) Consists of 138,420 shares of Common Stock underlying the Convertible Notes. Magnetar Longhorn Fund II LLC is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar MCP, is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(26) Consists of 246,080 shares of Common Stock underlying the Convertible Notes. Magnetar SC Fund LTD is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar MCP, is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(27) Consists of 753,620 shares of Common Stock underlying the Convertible Notes. Magnetar Structured Credit Fund, LP is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar MCP, is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(28) Consists of 61,520 shares of Common Stock underlying the Convertible Notes. Magnetar Waterfront Series A LLC is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar MCP, is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(29) Consists of 615,200 shares of Common Stock underlying the Convertible Notes. Magnetar Xing He Master Fund Ltd is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar MCP, is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(30) Consists of 153,800 shares of Common Stock underlying the Convertible Notes. Purpose Alternative Credit Fund – F LLC (“Purpose Alternative”) is managed by MFL, which serves as investment manager of Magnetar Xing He Master Fund Ltd, Magnetar Alpha Star Fund LLC, Magnetar Constellation Master Fund Ltd, Magnetar Longhorn Fund II LLC, Purpose Alternative, Magnetar Waterfront Series A LLC, and Magnetar SC Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP and the manager of Magnetar Lake Credit Fund LLC. In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar MCP, is the sole member and parent holding company of MFL. Supernova, is the sole general partner of MCP. The administrative manager of Supernova is David J. Snyderman, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and David J. Snyderman disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The address of the Magnetar Funds is 1603 Orrington Avenue, 13th Floor Evanston, IL 60201.

(31) Consists of 50,000 shares of Common Stock received by Matthew Joseph Murphy pursuant to the Business Combination.

(32) Consists of 153,800 shares of Common Stock underlying the Convertible Notes and 156,250 shares received pursuant to the Business Combination. Only the 153,800 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Vikas Mittal may be deemed to have sole voting and dispositive power with respect to the shares held by Meteora Select Trading Opportunities Master, LP. Mr. Mittal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The principal business address for Meteora Select Trading Opportunities Master, LP is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(33) Consists of 169,180 shares of Common Stock underlying the Convertible Notes and 29,416 shares of Common Stock received pursuant to the Business Combination. Only the 169,180 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Saba Capital Income & Opportunities Fund is managed by Saba Capital Management, L.P. Saba Capital Management GP, LLC is the General Partner of Saba Capital Management, L.P. Boaz Weinstein is the managing member of Saba Capital Management GP, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by Saba Capital Income & Opportunities Fund. Mr. Weinstein disclaims any beneficial ownership of the securities reported by Saba Capital Income & Opportunities Fund other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The principal business address for Saba Capital Income & Opportunities Fund is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(34) Consists of 138,420 shares of Common Stock underlying the Convertible Notes and 22,587 shares of Common Stock received pursuant to the Business Combination. Only the 138,420 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Saba Capital Income & Opportunities Fund II is managed by Saba Capital Management, L.P. Saba Capital Management GP, LLC is the General Partner of Saba Capital Management, L.P. Boaz Weinstein is the managing member of Saba Capital Management GP, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by Saba Capital Income & Opportunities Fund II. Mr. Weinstein disclaims any beneficial ownership of the securities reported by Saba Capital Income & Opportunities Fund II other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The principal business address for Saba Capital Income & Opportunities Fund II is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(35) Consists of 845,900 shares of Common Stock underlying the Convertible Notes and 149,247 shares of Common Stock received pursuant to the Business Combination. Only the 845,900 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Saba Capital Master Fund, Ltd.is managed by Saba Capital Management, L.P. Saba Capital Management GP, LLC is the General Partner of Saba Capital Management, L.P. Boaz Weinstein is the managing member of Saba Capital Management GP, LLC and, as such, may be deemed to be the beneficial owner of the securities reported by Saba Capital Master Fund, Ltd.. Mr. Weinstein disclaims any beneficial ownership of the securities reported by Saba Capital Master Fund, Ltd. other than to the extent of any pecuniary interest Mr. Weinstein may have therein, directly or indirectly. The principal business address for Saba Capital Master Fund, Ltd. is 405 Lexington Avenue, 58th Floor, New York, NY 10174.

(36) Consists of 384,500 shares of Common Stock underlying the Convertible Notes. The K2 Principal Fund L.P. is controlled by Todd Sikorski. The principal business address for The K2 Principal Fund L.P. is 2 Bloor Street West, Suite 801, Toronto, Ontario M4W 3E2 Canada.

(37) Consists of 2,691,500 shares of Common Stock underlying the Convertible Notes and 1,625,000 shares of Common Stock received pursuant to the Business Combination. Only the 2,691,500 shares of Common Stock underlying the Convertible Notes are being registered for resale by the Registration Statement of which this Prospectus is part. Verition Fund Management LLC, as the investment manager of Verition Multi-Strategy Master Fund Ltd., may be deemed to have voting and investment control over these securities. Nicholas Maounis, through ownership of the managing member of Verition Fund Management LLC, may be deemed to have voting and investment control with respect to these securities. Verition Fund Management LLC, its managing member and Mr. Maounis disclaim beneficial ownership over these securities, except to the extent of their pecuniary interest therein. The principal business address for Verition Multi-Strategy Master Fund Ltd. is 1 American Land, Greenwich, CT 06831.

(38) The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their individual holdings are less than one percent (1%) of the outstanding shares of Common Stock. Such shares were received by the remaining Selling Securityholders from the Sponsor subsequently pursuant to the Business Combination.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 550,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. We currently have 85,166,604 shares of Common Stock outstanding.

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of Delaware law and our Charter and Bylaws.

Common Stock

Voting rights. Each share of Common Stock is entitled to one vote per share on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our Charter. Our Charter and Bylaws do not provide for cumulative voting rights. Directors will be elected by plurality vote of the shares of Common Stock present at an annual meeting and entitled to vote. Unless otherwise required by law, our Charter, or Bylaws, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a simple majority of the voting power of the shares present in person or by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividend rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our Common Stock will be entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Rights upon liquidation. Upon a liquidation event, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other rights. Holders of our Common Stock will have no preemptive, conversion, subscription or other rights, and as of the closing of the Business Combination there will be no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof. These designations, powers, preferences and rights could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. Currently, no shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Convertible Notes

In connection with the execution of the Business Combination Agreement, the Convertible Note Investors each entered into the Convertible Note Subscription Agreements with us, ProCap and CCCM pursuant to which, upon the Issuance Date, the Convertible Note Investors agreed to the Convertible Notes issued by us, in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes. The Convertible Note Financing was funded at the Closing.

The Convertible Notes have a 130% conversion rate, zero interest rate, maturity of up to 36 months from the Issue Date, and will be two (2) times collateralized by cash, cash equivalents and certain Bitcoin assets. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing will be utilized for purposes of acquiring additional Bitcoin and for working capital purposes. The Convertible Notes have an associated 144A CUSIP number to facilitate the possibility of trading amongst QIBs; however, the Convertible Notes are not otherwise be registered or tradeable.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the A&R Warrant Agreement, a Public Warrant holder may exercise its Public Warrants only for a whole number of shares of our Common Stock. This means only a whole warrant may be exercised at a given time by a Public Warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Public Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not be obligated to deliver any shares of our Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of our Common Stock upon exercise of a Public Warrant unless the share of our Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant is not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

We are registering the resale of the shares of our Common Stock issuable upon exercise of the Public Warrants in the Registration Statement of which this prospectus forms a part. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain a current prospectus relating to the shares of our Common Stock issuable upon exercise of the Public Warrants until the expiration of the Public Warrants in accordance with the provisions of the A&R Warrant Agreement. If the registration statement covering the shares of our Common Stock issuable upon exercise of the Public Warrants is not effective by the sixtieth (60) business day after the Closing, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the shares of our Common Stock are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, we will not be required to file or maintain in effect a registration statement.

Redemption of Public Warrants when the price per share of our Common Stock equals or exceeds $18.00. Once the Public Warrants become exercisable, we may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the Business Combination and ending three business days before we send the notice of redemption to the Public Warrant holders.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of our Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of our Common Stock is available throughout the measurement period. If and when the Public Warrants become redeemable by it, we may not exercise its redemption right if the issuance of our Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use its best efforts to register or qualify such Common Stock under the blue sky laws of the state of residence in those states in which the Public Warrants were offered by us in this offering. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the shares of our Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption procedures. A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of our Common Stock is increased by a stock capitalization payable in shares of our Common Stock, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of our Common Stock. A rights offering made to all or substantially all holders of our Common Stock entitling holders to purchase shares of our Common Stock at a price less than the fair market value will be deemed a stock capitalization of a number of shares of our Common Stock equal to the product of (i) the number of shares of our Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of our Common Stock) and (ii) the quotient of (x) the price per share of our Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable shares of our Common Stock, in determining the price payable for shares of our Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of our Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of our Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to all or substantially all the holders of shares of our Common Stock on account of such shares of our Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock sub-division or reclassification of shares of our Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of our Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of our Common Stock.

Whenever the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of our Common Stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of our Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at a Newly Issued Price (as defined in the A&R Warrant Agreement) of less than $9.20 per shares of our Common Stock, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the Market Value of the shares of our Common Stock is below $9.20 per share, then the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above under “Redemption of Public Warrants when the price per share of our Common Stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affects the par value of such shares of our Common Stock), or in the case of any merger or consolidation with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property of as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of our Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event (the “Alternative Issuance”).

The Public Warrants will be issued in registered form under the Warrant Assignment, Assumption and Amendment Agreement entered into by and among Continental Stock Transfer & Trust Company, as Public Warrant agent, CCCM and us (the “A&R Warrant Agreement”). The A&R Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the A&R Warrant Agreement to the description of the terms of the Public Warrants and the A&R Warrant Agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on our Common Stock as contemplated by and in accordance with the A&R Warrant Agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the A&R Warrant Agreement as the parties to the A&R Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Public Warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments require the vote or written consent the holders of at least 50% of the then-outstanding Public Warrants, except that amending the A&R Warrant Agreement will require a vote of holders of at least 50% of the private warrants (including the vote or written consent of Cohen Capital Markets and Clear Street) or working capital warrants solely with respect to any amendment to the terms of the private warrants or working capital warrants (including, for the avoidance of doubt, the forfeiture of cancellation of any warrants).

The Public Warrants may be exercised upon surrender of the Public Warrant certificate on or prior to the expiration date at the offices of the Public Warrant agent, with the exercise form on the reverse side of the Public Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of our Common Stock and any voting rights until they exercise their Public Warrants and receive shares of our Common Stock. After the issuance of shares of our Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the A&R Warrant Agreement will be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The Private Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, the Private Warrants (i) may not (including the shares of our Common Stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Business Combination, (ii) are entitled to registration rights and (iii) with respect to Private Warrants held by Cohen Capital Markets, Clear Street and/or their designees, will not be exercisable more than five years from the commencement of sales in CCCM’s IPO in accordance with FINRA Rule 5110(g)(8). Amending the A&R Warrant Agreement (including, for the avoidance of doubt, the forfeiture of cancellation of any warrants) will require a vote of holders of at least 50% of the Private Warrants (including the vote or written consent of CCM and Clear Street) or working capital warrants solely with respect to any amendment to the terms of the Private Warrants or working capital warrants. All other modifications or amendments require the vote or written consent the holders of at least 50% of the then-outstanding Public Warrants.

Election of Directors and Vacancies; Board of Directors

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of our Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of five (5) directors, which shall be divided into three (3) classes, designated Class I, II and III. Under our Bylaws, at all meetings of stockholders called for the election of directors, directors shall be elected by a plurality of the votes cast with respect to a nominee at the meeting of stockholders for the election of directors. All directors will be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of our preferred stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a simple majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. A director elected or appointed to fill a vacancy resulting from the death, resignation, disqualification or removal of a director or a newly created directorship will hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s death, resignation or removal.

Except as prohibited by applicable law or our Charter, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors.

In addition to the powers and authority expressly conferred upon them by statute or by our Charter or Bylaws, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by us, subject, nevertheless, to the provisions of the DGCL, our Charter and the Bylaws adopted and in effect from time to time; provided, however, that no Bylaw adopted, amended, altered or repealed after the date of the Bylaws will invalidate any prior act of our directors or officers which would have been valid if such Bylaws had not been adopted, amended, altered or repealed.

Quorum

A majority in voting power of the shares of the Company entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then either (a) the chair of the meeting or (b) the stockholders by the affirmative vote of the holders of a majority of the voting power of the our Common Stock present in person or by proxy at the meeting entitled to vote thereon, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Anti-takeover Effects of our Charter and Bylaws

Our Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the our Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board to issue shares to persons friendly to our management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of our Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of our preferred stock, special meetings of our stockholders may be called only by the Board of Directors or the Chair of the Board or by the secretary following receipt of one or more written demands to call a special meeting of stockholders who own, in the aggregate, at least 25% of the voting power of our Company. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the secretary.

The Bylaws also provide that unless otherwise restricted by our Charter or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission.

In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to the our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a simple majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

Delaware Anti-Takeover Statute

In general, Section 203 of the DGCL prevents a public company incorporated in Delaware from engaging in a “business combination” with any “interested stockholder” for three years following the time that the person became an interested stockholder, unless, among other exceptions, the interested stockholder attained such status with the approval of the Board or holders of two-thirds (66 2/3%) of the voting power of the outstanding capital stock held by stockholders unaffiliated with the interested stockholder approve the business combination. A business combination includes, among other things, a merger or consolidation involving the interested stockholder and the sale of more than 10% of the company’s assets. In general, an interested stockholder is any stockholder that, together with its affiliates, beneficially owns 15% or more of the company’s stock. A public company incorporated in Delaware is automatically subject to Section 203 unless it opts out in its original corporate charter or pursuant to a subsequent charter or bylaw amendment approved by stockholders. Pursuant to our Charter, we opted out of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter limits the liability of our directors and officers to the fullest extent permitted by law as it now exists or hereafter be amended, and our Bylaws provide that we will indemnify and hold them harmless to the fullest extent permitted by such law. We have entered into indemnification agreements with its directors and officers. Under the terms of such indemnification agreements, we will be required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of our Company or any of our subsidiaries or was serving at out request in an official capacity for another entity. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.

Exclusive Jurisdiction of Certain Actions

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder to us or our stockholders, (c) any action asserting a claim against us, its current or former directors, officers, or employees, agents or stockholders arising pursuant to any provision of the DCGL or our Charter or our Bylaws (each, as may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine; and (ii) subject to the preceding provisions and although there is uncertainty as to whether a court would enforce such provision, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Our Charter expressly provides that, notwithstanding any provision therein to the contrary, the foregoing exclusive forum provision shall not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. For more information and risks about the potential impact of such provision on stockholders, also see “Risk Factors-Risks Related to Being a Public Company.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

Listing

Our Common Stock is listed on the Nasdaq Global Market under the symbol “BRR” and our Warrants are listed on the Nasdaq Capital Market under the symbol “BRRWW.”

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Fold was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result of the consummation of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock, including issuable upon conversion of the Convertible Notes and exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Securityholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares of Common Stock under Rule 144, if available, rather than under this prospectus. In addition, the Selling Securityholders may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Securityholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the notes or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Securityholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon, as to matters of Delaware law, for us by Reed Smith LLP.

EXPERTS

The financial statements of CCCM as of December 31, 2024, and for the period from June 25, 2024 (Inception) through December 31, 2024 appearing in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Legacy ProCap as of June 30, 2025, and for the period from June 10, 2025 (inception) through June 30, 2025, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding Legacy ProCap’s ability to continue as going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Pubco as of June 30, 2025, and for the period from June 17, 2025 (inception) through June 30, 2025, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding Pubco’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www. procapfinancial.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
Interim Unaudited Financial Statements of Columbus Circle Capital Corp I:
Condensed Balance Sheets as of September 30, 2025 (Unaudited) and December 31, 2024	F-2
Condensed Statements of Operations For the Three and Nine Months Ended September 30, 2025 and For the Period from June 25, 2024 (inception) through June 30, 2024 (Unaudited)	F-3
Condensed Statements of Changes in Shareholders’ Equity For the Three and Nine Months Ended September 30, 2025 and For the Period from June 25, 2024 (inception) through June 30, 2024 (Unaudited)	F-4
Condensed Statements of Cash Flows (Unaudited)	F-5
Notes to Condensed Financial Statements (Unaudited)	F-6

Page
Financial Statements of ProCap BTC, LLC:
Balance Sheet as of September 30, 2025 (unaudited)	F-41
Statements of Operations for the three months ended September 30, 2025 and the period from June 10, 2025 (inception) through September 30, 2025 (unaudited)	F-42
Statements of Changes in Members’ Equity for the three months ended September 30, 2025 and the period from June 10, 2025 (inception) through September 30, 2025 (unaudited)	F-43
Statement of Cash Flows for the period from June 10, 2025 (inception) through September 30, 2025 (unaudited)	F-44
Notes to Financial Statements	F-45

Page
Financial Statements of ProCap Financial, Inc.:
Consolidated Balance Sheet as of September 30, 2025 (unaudited)	F-72
Unaudited Consolidated Statements of Operations for the three months ended September 30, 2025 and for the period from June 17, 2025 (inception) through September 30, 2025	F-73
Unaudited Consolidated Statements of Changes in Stockholder’s Deficit for the three months ended September 30, 2025 and for the period from June 17, 2025 (inception) through September 30, 2025	F-74
Unaudited Consolidated Statement of Cash Flows for the period from June 17, 2025 (inception) through September 30, 2025	F-75
Notes to Consolidated Financial Statements (unaudited)	F-76

F-1

COLUMBUS CIRCLE CAPITAL CORP I

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets:
Current Assets
Cash	$190,655	$-
Prepaid expenses	194,280	15,343
Total current assets	384,935	15,343
Deferred offering costs	-	28,557
Long-term prepaid insurance	88,965	-
Marketable securities held in Trust Account	253,824,027	-
Total Assets	$254,297,927	$43,900
Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit:
Current Liabilities
Accrued expenses	$27,475	$-
Promissory note - related party	-	42,444
Accrued offering expenses	85,000	-
Total current liabilities	112,475	42,444
Deferred legal fee	684,067	-
Total Liabilities	796,542	42,444
Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, 25,000,000 shares at a redemption value of $10.15 and $0 per share at September 30, 2025 and December 31, 2024, respectively	253,824,027	-
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 705,000 and no shares issued or outstanding, (excluding 25,000,000 and no shares subject to possible redemption) at September 30, 2025 and December 31, 2024, respectively	71	-
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,333,333 and 8,433,333 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	834	844
Additional paid-in capital	813,455	24,156
Accumulated deficit	(1,137,002)	(23,544)
Total Shareholders’ Deficit	(322,642)	1,456
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$254,297,927	$43,900

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-2

COLUMBUS CIRCLE CAPITAL CORP I

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30,	For the Three Months Ended September 30,	For the Nine Months Ended September 30,	For the Period from June 25, 2024 (Inception) Through September 30,
	2025	2024	2025	2024
General and administrative expenses	$999,076	$4,261	$1,917,681	$13,124
Loss from operations	(999,076)	(4,261)	(1,917,681)	(13,124)
Other income:
Share based compensation expense	-	-	(395,400)	-
Interest earned on marketable securities held in Trust Account	2,624,404	-	3,824,027	-
Total other income, net	2,624,404	-	3,428,627	-
Net income/(loss)	$1,625,328	$(4,261)	$1,510,946	$(13,124)
Weighted average of redeemable ordinary shares outstanding	25,000,000	-	12,316,176	-
Basic and diluted net income per ordinary share, redeemable ordinary shares	$0.05	-	$0.07	$-
Weighted average of non-redeemable ordinary shares outstanding (1)	9,038,333	7,433,333	8,173,296	7,433,333
Basic net income(loss) per ordinary share, non-redeemable ordinary shares	$0.05	(0.00)	$0.07	$(0.00)
Weighted average of non-redeemable ordinary shares outstanding (1)	9,038,333	7,433,333	9,038,333	7,433,333
Basic net income(loss) per ordinary share, non-redeemable ordinary shares	$0.05	(0.00)	$0.07	$(0.00)

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-3

COLUMBUS CIRCLE CAPITAL CORP I

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - January 1, 2025	-	$-	8,433,333	$844	$24,156	$(23,544)	$1,456
Net loss	-	-	-	-	-	(26,972)	(26,972)
Balance - March 31, 2025	-	-	8,433,333	844	$24,156	(50,516)	(25,516)
Sale of 705,000 Private Placement Units	705,000	71	-	-	7,049,929	-	7,050,000
Fair Value of Public Warrants at issuance	-	-	-	-	3,125,000	-	3,125,000
Allocated value of transaction costs to Class A shares	-	-	-	-	(96,817)	-	(96,817)
Forfeiture of Founder Shares	-	-	(100,000)	(10)	10	-	-
Share-based compensation	-	-	-	-	395,400	-	395,400
Accretion for Class A ordinary shares to redemption amount	-	-	-	-	(9,684,223)	-	(9,684,223)
Net loss	-	-	-	-	-	(87,410)	(87,410)
Balance - June 30, 2025	705,000	$71	8,333,333	$834	$813,455	$(137,926)	$676,434
Accretion for Class A ordinary shares to redemption amount	-	-	-	-	-	(2,624,404)	(2,624,404)
Net income	-	-	-	-	-	1,625,328	1,625,328
Balance - September 30, 2025	705,000	$71	8,333,333	$834	$813,455	$(1,137,002)	$(322,642)

FOR THE PERIOD FROM JUNE 25, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2024

	Class B Ordinary Shares		Additional Paid	(Accumulated Deficit) / Retained	Total Shareholders’
	Shares	Amount	in Capital	Earnings	Equity
Balance - June 25, 2024 (inception)	-	$-	$-	$-	$-
Issuance of Class B ordinary shares to Sponsor	8,433,333	844	24,156	-	25,000
Net loss	-	-	-	(8,863)	(8,863)
Balance - June 30, 2024	8,433,333	$844	$24,156	$(8,863)	$16,137
Net loss	-	-	-	(4,261)	(4,261)
Balance - September 30, 2024	8,433,333	$844	$24,156	$(13,124)	$11,876

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-4

COLUMBUS CIRCLE CAPITAL CORP I

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,	For the Period from June 25, 2024 (Inception) Through September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income	$1,510,946	$(13,124)
Adjustments to reconcile net income to net cash used in operating activities:
Formation costs paid through promissory note - related party	-	10,784
Operating costs paid through promissory note - related party	-	2,340
Payment of operation costs through promissory note	30,800	-
Interest earned on marketable securities held in Trust Account	(3,824,027)	-
Share based compensation expense	395,400	-
Changes in operating assets and liabilities:
Prepaid expenses	(114,596)
Long term prepaid insurance	(88,965)	-
Accrued expenses	27,475	-
Deferred legal fee	684,067	-
Net cash used in operating activities	(1,378,900)	-
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(250,000,000)	-
Net cash used in investing activities	(250,000,000)	-
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	245,600,000	-
Proceeds from sale of Private Placement Units	7,050,000	-
Repayment of advances from related party	(48,285)	-
Repayment of promissory note - related party	(300,000)	-
Payment of offering costs	(732,160)	-
Net cash provided by financing activities	251,569,555	-
Net Change in Cash	190,655	-
Cash - Beginning of period	-	-
Cash - End of period	$190,655	$-
Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$85,000	$-
Deferred offering costs paid through promissory note - related party	$150,812	$25,000
Deferred offering costs applied to prepaid expense	$75,944	$-
Forfeiture of Founder Shares	$10	$-
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares		$25,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-5

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Columbus Circle Capital Corp I (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on June 25, 2024. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

As of September 30, 2025, the Company had not commenced any operations. All activity for the period from June 25, 2024 (inception) through September 30, 2025 relates to the Company’s formation and the initial public offering (“Initial Public Offering”, which is described below), and subsequent to the Initial Public Offering, identifying a target company and negotiating the terms of a Business Combination. The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on investments from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s Sponsor is Columbus Circle 1 Sponsor Corp LLC (the “Sponsor”).

The Registration Statement on Form S-1 (the “Registration Statement”) for the Company’s Initial Public Offering, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 25, 2025, as amended (File No. 333-286778), was declared effective on May 15, 2025. On May 19, 2025, the Company consummated the Initial Public Offering of 25,000,000 units at $10.00 per unit (the “Units”), including 3,000,000 Units issued pursuant to the partial exercise by the underwriters of their over-allotment option (see Note 3), generating gross proceeds of $250,000,000. Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant of the Company (each whole warrant, a “Public Warrant”), with each whole warrant entitling the holder thereof to purchase one Class A ordinary share for $11.50 per share. The balance of the over-allotment option of 300,000 Units has been forfeited by the underwriters and, as a result, an aggregate of 100,000 Class B ordinary shares have been forfeited by the Sponsor.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale of an aggregate of 705,000 units (the “Private Placement Units”), to the Sponsor and Company and Cohen & Company Capital Markets (“CCM”), a division of Cohen & Company Securities, LLC (formerly known as J.V.B. Financial Group, LLC), and Clear Street LLC (“Clear Street”), as representatives of the several underwriters (the “Representatives”), at a price of $10.00 per unit, or $7,050,000 in the aggregate (the “Private Placement”). Each Private Placement Unit consists of one Class A ordinary share and one-half of one warrant (each, a “Private Placement Warrant”). Of the 705,000 Private Placement Units, the Sponsor purchased 265,000 Private Placement Units and the Representatives purchased 440,000 Private Placement Units. The Private Placement Units (and underlying securities) are identical to the Units sold in the Initial Public Offering, except as otherwise disclosed in the Registration Statement. No underwriting discounts or commissions were paid with respect to such sale.

Transaction costs amounted to $5,456,417, consisting of $4,400,000 of cash underwriting fee and $1,056,417 of other offering costs. The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

F-6

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

Upon the closing of the Initial Public Offering on May 19, 2025, an amount of $250,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units, and a portion of the proceeds of the sale of the Private Placement Units, were deposited in a Trust Account (the “Trust Account”) and have been invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on the Company’s management team’s (“Management”) ongoing assessment of all factors related to the potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account at a bank. Except with respect to any amounts that may be released to the Company to pay its taxes, if any, the proceeds from the Initial Public Offering and the Private Placement will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of the Company’s Class A ordinary shares issued in the Initial Public Offering (the “Public Shares”) if the Company is unable to complete the initial Business Combination by May 19, 2027, 24 months from the closing of the Initial Public Offering or by such earlier liquidation date as the board of directors (the “Board”) may approve (the “Completion Window”), subject to applicable law and the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Articles”), or (iii) the redemption of the Company’s Public Shares properly submitted in connection with a shareholder vote to amend the Amended and Restated Articles to modify (1) the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s Public Shares if the Company has not consummated an initial Business Combination within the Completion Window or (2) any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the holders of the Public Shares (the “Public Shareholders”).

The Company will provide the Company’s Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with any vote to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then issued Public Shares, subject to the limitations of applicable law and the Amended and Restated Articles. The amount in the Trust Account is initially anticipated to be $10.00 per Public Share.

The ordinary shares subject to redemption are recorded at a redemption value and classified as temporary equity subsequent to the completion of the Initial Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

The Company will have only the duration of the Completion Window to consummate the initial Business Combination. However, if the Company is unable to consummate its initial Business Combination within the Completion Window, the Company will cease all operations except for the purpose of winding up and as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will constitute full and complete payment for the Public Shares and completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

F-7

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

The Sponsor, officers and directors have entered into a letter agreement with the Company, dated May 15, 2025 (the “Letter Agreement”), pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and Public Shares in connection with the completion of the initial Business Combination or an earlier redemption in connection with the commencement of the procedures to consummate the initial Business Combination if the Company determines it is desirable to facilitate the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares and Public Shares in connection with a shareholder vote to approve an amendment to the Amended and Restated Articles; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares held by them and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

Business Combination Agreement with ProCap BTC, LLC

On June 23, 2025 (the “Signing Date”), the Company, and ProCap BTC, LLC, a Delaware limited liability company (“ProCap BTC”), announced that the Company, ProCap BTC and ProCap Financial, Inc., a Delaware corporation (“Pubco”), entered into a definitive business combination agreement (as amended pursuant to the First Amendment to the Business Combination Agreement, dated July 28, 2025, the “ProCap Business Combination Agreement”), with Crius SPAC Merger Sub, Inc., a Delaware corporation (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), and Inflection Points Inc, d/b/a Professional Capital Management, a Delaware corporation (“Seller”, and collectively with the Company, ProCap BTC, Pubco and the other parties to the ProCap Business Combination Agreement, the “Parties”, and transactions contemplated by the ProCap Business Combination Agreement, the “ProCap Business Combination”).

Pursuant to the ProCap Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the closing (the “Closing”) of the Proposed Transactions (as defined below), the Company will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Conversion”), and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “SPAC Merger”), and each outstanding security of the Company immediately prior to the effective time of the SPAC Merger shall automatically be cancelled in exchange for the right to receive substantially equivalent securities of Pubco, with non-redeeming Company shareholders receiving their pro rata share of an aggregate of 15% of the Adjustment Shares (as defined below), and (y) Company Merger Sub will merge with and into ProCap BTC, with ProCap BTC continuing as the surviving entity (the “Company Merger”, and together with SPAC Merger, the “Mergers”), and with the members of ProCap BTC (the “ProCap Holders”) receiving, in exchange for their membership interests in ProCap BTC, shares of common stock, par value $0.0001 per share, of Pubco (“Pubco Stock”), including certain adjustment shares of Pubco Stock as described below. As a result of the ProCap Business Combination, the Company and ProCap BTC will become wholly-owned subsidiaries of Pubco, and Pubco will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the ProCap Business Combination Agreement.

F-8

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

In connection with the proposed ProCap Business Combination, (a) certain “qualified investors” (defined to include “qualified institutional buyers”, as defined in Rule 144A of the Securities Act, and institutional “accredited investors”, as defined in Rule 506 of Regulation D) (the “Preferred Equity Investors”) subscribed to purchase non-voting preferred units of ProCap BTC (“Preferred Units”) in a private placement of an aggregate amount of approximately $516.5 million of such Preferred Units (the “Preferred Equity Investment”), in consideration for which, at the Closing, the Preferred Equity Investors will receive shares of Pubco Common Stock at a ratio of 1.25 times the number of Preferred Units held by such investors as of immediately prior to the Company Merger Effective Time, as well as Adjustment Shares, if issued, as further described below, and (b) certain qualified investors (the “Convertible Note Investors”) entered into subscription agreements pursuant to which the Convertible Note Investors agreed to purchase convertible notes (“Convertible Notes”) issuable upon the Closing by Pubco, an aggregate principal amount of approximately $235 million (the “Convertible Note Financing” and, together with the Preferred Equity Investment and the ProCap Business Combination, the “Proposed Transactions”). Subscriptions to purchase Convertible Notes, which will have a 130% conversation rate, zero interest rate, and maturity of up to 36 months, will be funded prior to the issuance of the Convertible Notes in connection with the Closing (the “Issuance Date”). The Convertible Notes will be two (2) times collateralized by cash, cash equivalents or a portion of the bitcoin assets purchased with the proceeds from the transactions related to the Business Combination, as further described below; U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing are expected to be utilized by Pubco for purposes of acquiring additional bitcoin (“Purchased Bitcoin”) for working capital purposes. Prior to the Closing, the Parties intend to take actions necessary for the Convertible Notes to have an associated 144A CUSIP number to facilitate the possibility of future post-Closing trading amongst QUIBS; however, the Convertible Notes are not expected to otherwise be registered or tradeable.

As consideration for the Company Merger, Seller, the holder of all of the common units of ProCap BTC (the “Common Units”), will receive 10,000,000 shares of Pubco Stock (such shares, the “Common Merger Consideration Shares”).

As consideration for the Company Merger, holders of the preferred units (the “Preferred Units”) of ProCap BTC (the “Preferred Unit Holders”) will receive an aggregate number of shares of Pubco Stock equal to: (i) the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 plus (ii) eighty five percent (85%) of the Adjustment Shares (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder shall receive its pro rata share of the Preferred Merger Consideration Shares, based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

The “Adjustment Shares” refer to a number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate - New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3rd) business day prior to the Closing Date (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin (as defined below) was acquired (the “Signing Bitcoin Price”) (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00.

ProCap BTC agreed to purchase bitcoin using the gross proceeds of the Preferred Equity Investment within fifteen (15) days following the Signing Date (the “Purchased Bitcoin”), with such Purchased Bitcoin to be placed into a custody account in accordance with a custody agreement by and between ProCap BTC and Anchorage Digital Bank, N.A., as custodian.

On July 28, 2025, the Parties entered into the First Amendment to the ProCap Business Combination Agreement (the “First Amendment”) to amend the ProCap Business Combination Agreement to: (i) reallocate 15% of the Adjustment Shares (which are a certain number of shares of common stock, par value $0.001 per share, of Pubco (“Pubco Common Stock”), to be determined based upon a multiple of $516.5 million and the percentage change in the price of Bitcoin between the execution of the ProCap Business Combination Agreement and the closing, as set forth in and based upon the terms and conditions of the ProCap Business Combination Agreement, which were originally to be delivered to the holders of common units of ProCap BTC pursuant to the ProCap Business Combination Agreement, to non-redeeming Public Shareholders of the Company; and (ii) to correct scrivener’s errors in the ProCap Business Combination Agreement.

F-9

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

For more information regarding the ProCap Business Combination Agreement and the Proposed Transactions, refer to the Company’s filings with the SEC, including the Current Reports on Form 8-K filed by the Company with the SEC on June 24, 2025, June 27, 2025, July 24, 2025, and July 28, 2025, as well as the registration statement on Form S-4 initially filed by Pubco on September 18, 2025 (the “ProCap Registration Statement”), the Company’s definitive proxy statement filed with the SEC on November 12, 2025, and the other filings that the Company and Pubco may make from time to time with the SEC.

Liquidity and Going Concern

The Company’s liquidity needs up to May 19, 2025 had been satisfied through the loan under an unsecured promissory note from the Sponsor of up to $300,000 (the “IPO Promissory Note”, see Note 5). At September 30, 2025, the Company had cash of $190,655 and working capital of $272,460.

Until the consummation of the Business Combination, the Company will be using the funds not held in the Trust Account for consummating the Business Combination.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company may need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these condensed financial statements are issued.

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) 205-40, “Presentation of Financial Statements- Going Concern,” (“ASC 205-40”), Management has determined the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these condensed financial statements are available to be issued. Management plans to address this uncertainty through a business combination. The Company intends to complete the initial business combination before the end of the Completion Window. However, there can be no assurance that the Company will be able to consummate any business combination by the end of the Completion Window. These condensed financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of Management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

F-10

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on May 19, 2025, as well as the Company’s Current Report on Form 8-K, as filed with the SEC on May 23, 2025. The interim results for the three and nine months ended September 30, 2025, are not necessarily indicative of the results to be expected for the year ending December 31, 2025, or for any future periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash of $190,655 and $0 and did not have any cash equivalents as of September 30, 2025 and December 31, 2024, respectively.

Marketable Securities Held in Trust Account

The Company’s portfolio of investments is comprised of cash and U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities, which are presented at fair value. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in the Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. At September 30, 2025, the assets held in the Trust Account of $253,824,027 were held in money market funds. At December 31, 2024, there was no amount held in the Trust Account.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

F-11

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

Use of Estimates

The preparation of the accompanying unaudited condensed financial statements in conformity with GAAP requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the accompanying unaudited condensed financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Making estimates requires Management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the accompanying unaudited condensed financial statements, which Management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Initial Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Initial Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Initial Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Class A ordinary shares subject to redemption were charged to temporary equity, and offering costs allocated to the Public Warrants and Private Placement Units were charged to shareholders’ equity as the Public Warrants and Private Placement Warrants, after Management’s evaluation, are accounted for under equity treatment.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to its short-term nature.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2025 and December 31, 2024, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

F-12

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

Class A Shares Subject to Possible Redemption

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial business combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit. Accordingly, as of September 30, 2025 and December 31, 2024, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets. As of September 30, 2025, the Class A ordinary shares subject to possible redemption reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$ 250,000,000
Less:
Proceeds allocated to Public Warrants	(3,125,000)
Class A ordinary shares issuance cost	(5,359,600)
Plus:
Accretion of carrying value to redemption value	9,684,223
Class A ordinary shares subject to possible redemption, June 30, 2025	$251,199,623
Plus:
Accretion of carrying value to redemption value	2,624,404
Class A ordinary shares subject to possible redemption, September 30, 2025	$253,824,027

Share-Based Compensation

The Company records share-based compensation in accordance with FASB ASC Topic 718, “Compensation-Share Compensation” (“ASC 718”), to account for its share-based compensation. It defines a fair value-based method of accounting for an employee share option or similar equity instrument. The Company recognizes all forms of share-based payments at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest. Share-based payments are valued by multiplying the marketable value per Founder Share (defined in Note 5) by the probability of successful closing of an initial business combination. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Share-based compensation expenses are included in costs and operating expenses depending on the nature of the services provided in the condensed statements of operations.

Warrant Instruments

The Company accounts for the Public Warrants and Private Placement Warrants issued in connection with the Initial Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and classified the warrant instruments under equity treatment at their assigned values. There are 12,500,000 Public Warrants and 352,500 Private Placement Warrants outstanding as of September 30, 2025. There were no Public Warrants or Private Warrants outstanding as of December 31, 2024.

F-13

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

Net Income Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share” (“ASC 260”). Income and losses are shared pro rata to the shares. Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable ordinary shares is excluded from income per ordinary share as the redemption value approximates fair value.

The calculation of diluted income per ordinary share does not consider the effect of the Warrants issued in connection with the (i) Initial Public Offering, (ii) the exercise of the over-allotment option and (iii) Private Placement, since the average price of the ordinary shares for the three and nine months ended September 30, 2025 and for the period from June 25, 2024 (inception) through September 30, 2024, was less than the exercise price and therefore, the inclusion of such Warrants under the Treasury stock method would be anti-dilutive and the exercise is contingent upon the occurrence of future events. The Warrants are exercisable to purchase 12,852,500 Class A ordinary shares in the aggregate. As a result, diluted net income per ordinary share is the same as basic net loss per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income per ordinary share:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025		September 30, 2025
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
	Ordinary Shares	Ordinary Shares	Ordinary Shares	Ordinary Shares
Diluted net income per ordinary share Numerator:
Allocation of net income	$1,193,748	$431,580	$908,226	$602,720
Denominator:
Basic weighted average ordinary shares outstanding	25,000,000	9,038,333	12,316,176	8,173,296
Basic net income per ordinary share	$0.05	$0.05	$0.07	$0.07

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025		September 30, 2025
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
	Ordinary Shares	Ordinary Shares	Ordinary Shares	Ordinary Shares
Basic net income per ordinary share Numerator:
Allocation of net income	$1,193,748	$431,580	$871,435	$639,511
Denominator:
Diluted weighted average ordinary shares outstanding	25,000,000	9,038,333	12,316,176	9,038,333
Diluted net income per ordinary share	$0.05	$0.05	$0.07	$0.07

F-14

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

	For the Three Months Ended		For the Period from June 25, 2024 (Inception) Through
	September 30, 2024		September 30, 2024
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
	Ordinary Shares	Ordinary Shares	Ordinary Shares	Ordinary Shares
Basic and diluted net income per ordinary share Numerator:
Allocation of net income	$-	$(4,261)	$-	$(13,124)
Denominator:
Basic and diluted weighted average ordinary shares outstanding	-	7,433,333	-	7,433,333
Basic and diluted net income per ordinary share	$-	$(0.00)	$-	$(0.00)

Recent Accounting Standards

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”), requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying unaudited condensed financial statements.

Note 3 - Initial Public Offering

Pursuant to the Initial Public Offering that closed on May 19, 2025, the Company sold 25,000,000 Units (including 3,000,000 Units issued pursuant to the partial exercise by the underwriters of their over-allotment option) at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

Note 4 - Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the Representatives purchased an aggregate of 705,000 Private Placement Units at a price of $10.00 per Private Placement Unit. Of the 705,000 Private Placement Units, the Sponsor purchased 265,000 Private Placement Units and the Representatives purchased 440,000 Private Placement Units. Each Unit consists of one Public Share and one-half of one Private Placement Warrant. Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per shares, subject to adjustments. Each warrant will become exercisable 30 days after the completion of the Initial Business Combination and will not expire except upon liquidation. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the proceeds from the Private Placement held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

F-15

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

The Private Placement Warrants contained in the Private Placement Units are identical to the warrants sold in the Initial Public Offering except, the Private Placement Warrants (i) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) will be entitled to registration rights and (iii) with respect to Private Placement Warrants held by CCM, Clear Street and their designees, will not be exercisable more than five years from the commencement of sales in the Initial Public Offering in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(8). The Sponsor, officers and directors have entered into the Letter Agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and Public Shares in connection with the completion of the initial Business Combination or an earlier redemption in connection with the commencement of the procedures to consummate the initial Business Combination if the Company determines it is desirable to facilitate the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares and Public Shares in connection with a shareholder vote to approve an amendment to the Amended and Restated Articles to modify (1) the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the Completion Window or (2) any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial Business Combination activity; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares held by them and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

Note 5 - Related Party Transactions

Founder Shares

On June 25, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, for which the Company issued 5,750,000 Class B ordinary shares (“Founder Shares”) to the Sponsor. In December 2024, the Company effected a share dividend of 0.33 shares for each Class B ordinary share outstanding, resulting in the Sponsor holding an aggregate of 7,666,667 Founder Shares. In May 2025, the Company issued an additional 766,666 Founder Shares to the Sponsor in a share capitalization, resulting in the Sponsor holding an aggregate of 8,433,333 Founder Shares. As a result, the Sponsor paid approximately $0.003 per Founder Share. Up to 1,100,000 of the Founder Shares were subject to surrender by the Sponsor for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. On May 19, 2025, an aggregate of 100,000 Class B ordinary shares were forfeited by the Sponsor, due to the partial exercise of the over-allotment option and the remaining balance of the over-allotment option being forfeited by the underwriters.

On May 15, 2025, the Sponsor sold membership interests equivalent to an aggregate of 200,000 Class B ordinary shares to four independent director nominees for approximately $0.003 per share. The sale of the Founders Shares to the Company’s independent directors is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 200,000 shares granted to the Company’s directors was $396,000 or $1.98 per share, of which the directors paid $600 or $0.003 per share. As a result, the excess fair value of par value of $395,400 has been recorded as compensation expense on May 1, 2025, the date the shares were granted, as there are no service restrictions. The valuation was derived by multiplying the marketable value per Founder Share by the probability of a successful closing of an initial business combination. As of May 1, 2025, the marketable value per Founder Share was $9.89 and the probability of closing an initial business combination was 20%.

F-16

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

The Founder Shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units sold in the Initial Public Offering, and holders of Founder Shares have the same shareholder rights as Public Shareholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below; (ii) the Founder Shares are entitled to registration rights; (iii) the Sponsor, officers and directors have entered into the Letter Agreement with the Company, pursuant to which they have agreed to (A) waive their redemption rights with respect to their Founder Shares, private placement shares and Public Shares in connection with the completion of the initial Business Combination, (B) waive their redemption rights with respect to their Founder Shares, private placement shares and Public Shares in connection with a shareholder vote to approve an amendment to the Amended and Restated Articles to modify the (1) substance or timing of the Company’s obligation to allow redemption in connection with the initial business combination or to redeem 100% of the Public Shares if the Company has not consummated an initial business combination within the Completion Window or (2) any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial Business Combination activity, (C) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares or private placement shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within such time period and to liquidating distributions from assets outside the Trust Account and (D) vote any Founder Shares and private placement shares held by them and any Public Shares purchased during or after the Initial Public Offering (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the Business Combination transaction) in favor of the initial Business Combination; (iv) the Founder Shares are automatically convertible into Class A ordinary shares in connection with the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in the Amended and Restated Articles; and (v) prior to the closing of the initial Business Combination, only holders of the Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend constitutional documents or to adopt new constitutional documents, in each case, as a result of the Company’s approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

Related Party Private Placement

Simultaneously with the closing of the Initial Public Offering, CCM, which is a related party to the Company, purchased an aggregate of 392,000 Private Placement Units at a price of $10.00 per Private Placement Unit.

IPO Promissory Note - Related Party

The Sponsor had agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Initial Public Offering pursuant to the IPO Promissory Note. The loan was non-interest bearing, unsecured and due at the earlier of June 30, 2025, or the closing of the Initial Public Offering. As of September 30, 2025 and December 31, 2024, the Company owed $0 and $42,444 to the Sponsor pursuant to the IPO Promissory Note. Borrowings under the IPO Promissory Note are no longer available.

Administrative Services Agreement

On May 15, 2025, the Company entered into an agreement with an affiliate of the Sponsor to pay an aggregate of $10,000 per month for office space, utilities, and secretarial and administrative support. These monthly fees will cease upon the completion of the initial Business Combination or the liquidation of the Company. For the three and nine months ended September 30, 2025, the Company incurred and paid $30,000 and $50,000, respectively, in fees for these services. For the period from June 25, 2024 (inception) through September 30, 2024, the Company did not incur any fee for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into private placement units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. As of September 30, 2025, and December 31, 2024, no such Working Capital Loans were outstanding.

F-17

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

Note 6 - Commitments and Contingencies

Risks and Uncertainties

The Company’s ability to complete an initial Business Combination may be adversely affected by various factors, many of which are beyond the Company’s control. The Company’s ability to consummate an initial Business Combination could be impacted by, among other things, changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations, and geopolitical instability, such as the military conflicts in Ukraine and the Middle East. The Company cannot at this time predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact the Company’s ability to complete an initial Business Combination.

Registration Rights Agreement

The holders of Founder Shares, Private Placement Units (and their underlying securities) and Units that may be issued upon conversion of working capital loans (and their underlying securities), if any, and any Class A ordinary shares issuable upon conversion of the Founder Shares and any Class A ordinary shares held by the initial shareholders at the completion of the Initial Public Offering or acquired prior to or in connection with the initial Business Combination, are entitled to registration rights pursuant to the Registration Rights Agreement, dated May 15, 2025, by and between the Company and certain security holders (the “Registration Rights Agreement”). These holders are entitled to make up to three demands and have piggyback registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements. CCM and Clear Street may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Initial Public Offering. In addition, CCM and Clear Street may participate in a piggyback registration only during the seven-year period beginning on the effective date of the Initial Public Offering.

Underwriting Agreement

The underwriters had a 45-day option from the date of the Initial Public Offering to purchase up to an additional 3,300,000 units to cover over-allotments, if any. On May 19, 2025, the underwriters partially exercised their over-allotment option, purchasing 3,000,000 Units and forfeiting the remaining unexercised balance of 300,000 Units.

The underwriters were entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering, or $4,400,000, which was paid upon the closing of the Initial Public Offering.

Business Combination Marketing Agreement

Additionally, the Company engaged CCM and Clear Street as advisors in connection with the Business Combination to assist in holding meetings with shareholders to discuss potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities and assist the Company with press releases and public filings in connection with the Business Combination. The Company will pay CCM and Clear Street a cash fee for such services in the aggregate amount of up to $10,600,000 upon the consummation of the initial Business Combination. The amount of the fee payable to the underwriters will be based on the amount of funds remaining in the Trust Account after redemptions of the Public Shares As a result, CCM and Clear Street will not be entitled to such fee unless the Company consummates its initial Business Combination.

Deferred Legal Fees

The Company engaged legal counsel to provide legal services, and the legal counsel agreed to defer a portion of its fees. The deferred fee will become payable solely in the event that the Company completes a Business Combination. For the years ended September 30, 2025 and December 31, 2024, the Company recorded deferred legal fees of approximately $0.7 million and $0, in connection with such services, respectively. There can be no assurance that the Company will complete a Business Combination, including the ProCap Business Combination.

F-18

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

Note 7 - Shareholders’ Deficit

Preference Shares

The Company is authorized to issue a total of 5,000,000 preference shares at par value of $0.0001 each. As of September 30, 2025, and December 31, 2024, there were no preference shares issued or outstanding.

Class A Ordinary Shares

The Company is authorized to issue a total of 500,000,000 Class A ordinary shares at par value of $0.0001 each. As of September 30, 2025, and December 31, 2024, there were 705,000 and no shares of Class A ordinary shares issued and outstanding, excluding 25,000,000 and no Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares

The Company is authorized to issue a total of 50,000,000 Class B ordinary shares at par value of $0.0001 each. As of September 30, 2025, and December 31, 2024, there were 8,333,333 and 8,433,333 Class B ordinary shares issued and outstanding.

The Founder Shares will automatically convert into Class A ordinary shares in connection with the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of (i) the total number of all ordinary shares issued and outstanding upon the completion of the completion of the Initial Public Offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares in the Private Placement Units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in relation to or in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Units issued to the Sponsor or any of its affiliates or to officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by Public Shareholders in connection with an initial Business Combination; provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the Amended and Restated Articles or as required by the Companies Act (as revised) of the Cayman Islands, as may be amended from time to time, or stock exchange rules, an ordinary resolution under Cayman Islands law and the Amended and Restated Articles, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company is generally required to approve any matter voted on by the shareholders. Approval of certain actions requires a special resolution under Cayman Islands law, which (except as specified below) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting (a “Special Resolution”), and pursuant to the Amended and Restated Articles, such actions include amending the Amended and Restated Articles and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the initial business combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can appoint all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any Special Resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of the Amended and Restated Articles may only be amended if approved by a Special Resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of the initial Business Combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company.

F-19

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

Warrants

As of September 30, 2025, there were 12,500,000 Public Warrants and 352,500 Private Placement Warrants outstanding. At December 31, 2024, there were no Public Warrants and Private Placement Warrants outstanding. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

Under the terms of the warrant agreement, the Company has agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of its Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the Registration Statement or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use its commercially reasonable efforts to cause the same to become effective within 60 business days following the Company’s initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

If the holders exercise their public warrants on a cashless basis, they would pay the warrant exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of the Class A ordinary shares over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable.

F-20

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00

The Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the last reported sale price (the “closing price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the initial business combination and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Additionally, if the number of outstanding Class A ordinary shares is increased by a share capitalization payable in Class A ordinary shares, or by a subdivision of ordinary shares or other similar event, then, on the effective date of such share capitalization, subdivision or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

Note 8 - Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

F-21

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

The fair value of the Public Warrants is $3,125,000 or $0.25 per public warrant. The fair value of the Public Warrants was determined using the binomial lattice model. The Public Warrants have been classified within shareholders’ equity and will not require remeasurement after issuance. The following table presents the quantitative information regarding market assumptions used in the valuation of the public warrants:

May 19, 2025
Volatility	10.0%
Risk free rate	4.1%
Dividend yield	0.0%
Asset price	$9.99
Exercise price	$11.50
Term	5.5
Probability of business combination	20.0%

NOTE 9 - Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Financial Officer who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, Management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the condensed statements of operations as net loss. The measure of segment assets is reported on the condensed balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net loss and total assets, which include the following:

	September 30,	December 31,
	2025	2024
Cash and marketable securities held in Trust Account	$253,824,027	$-
Cash	$190,655	$-

F-22

COLUMBUS CIRCLE CAPITAL CORP I

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2025

	For the Three Months Ended September 30, 2025	For the Nine Months Ended September 30, 2025	For the Period from June 25, 2024 (Inception) Through September 30, 2024
General and administrative expenses	$999,076	$1,917,681	$13,124
Interest earned on marketable securities held in Trust Account	$2,624,404	$3,824,027	$-

The CODM reviews interest earned on the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the Completion Window. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the condensed statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the condensed statements of operations and described within their respective disclosures.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the accompanying condensed balance sheets date up to the date that the accompanying unaudited condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the accompanying unaudited condensed financial statements.

F-23

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of

Columbus Circle Capital Corp I:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Columbus Circle Capital Corp I (the “Company”) as of December 31, 2024, and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from June 25, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the period from June 25, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2025.

New York, New York

May 8, 2025

F-24

Columbus Circle Capital Corp I
BALANCE SHEET

December 31, 2024

Assets:
Current assets
Prepaid expenses	$15,343
Total current assets	15,343
Deferred offering costs	28,557
Total Assets	$43,900

Liabilities and Shareholder’s Equity:
Current Liabilities
Promissory note – related party	$42,444
Total Current Liabilities	42,444

Commitments and Contingencies (Note 6)

Shareholder’s Equity
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 7,666,667 shares issued and outstanding(1)	767
Additional paid-in capital	24,233
Accumulated deficit	(23,544)
Total Shareholder’s Equity	1,456
Total Liabilities and Shareholder’s Equity	$43,900

(1)	Includes up to 1,000,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (Note 7).

The accompanying notes are an integral part of the financial statements.

F-25

Columbus Circle Capital Corp I
STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 25, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

Formation and operational costs	$23,544
Net loss	$(23,544)

Basic and diluted weighted average Class B ordinary shares outstanding(1)	6,666,667
Basic and diluted net loss per Class B ordinary share	$(0.00)

(1)	Excludes up to 1,000,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (Note 7).

The accompanying notes are an integral part of the financial statements.

F-26

Columbus Circle Capital Corp I
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE PERIOD FROM JUNE 25, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

	Class B Ordinary shares		Additional Paid-In	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance as of June 25, 2024 (inception)	—	$—	$—	$—	$—
Class B ordinary shares issued to Sponsor(1)	7,666,667	767	24,233	—	25,000
Net loss	—	—	—	(23,544)	(23,544)
Balance as of December 31, 2024	7,666,667	$767	$24,233	$(23,544)	$1,456

(1)	Includes up to 1,000,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (Note 7).

The accompanying notes are an integral part of the financial statements.

F-27

Columbus Circle Capital Corp I
STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 25, 2024 (INCEPTION) THROUGH DECEMBER 31, 2024

Cash flows from operating activities:
Net loss	$(23,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation costs paid from prepaid expense	10,784
Operating costs paid through promissory note – related party	12,760
Net cash used in operating activities	—

Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—

Noncash investing and financing activities:
Deferred offering costs paid through promissory note – related party	$25,000
Deferred offering costs applied from prepaid expense	$3,557
Prepaid expense paid through Sponsor payment in consideration for issuance of Founder Shares	$25,000
Prepaid expenses paid through promissory note – related party	$4,684

The accompanying notes are an integral part of the financial statements.

F-28

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 1 — Organization and Business Operations

Columbus Circle Capital Corp I (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on June 25, 2024. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has not selected any specific Business Combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from June 25, 2024 (inception) through December 31, 2024 relates to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on investments from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s Sponsor is Columbus Circle 1 Sponsor Corp LLC (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 20,000,000 units at $10.00 per unit (the “Units”) (or 23,000,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 665,000 units (including if the underwriters’ over-allotment option is exercised in full) (“Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement that will close simultaneously with the Proposed Offering (see Note 4). Each Unit consists of one Class A ordinary share and one-half of one redeemable warrant. Of those 650,000 Private Placement Units (including if the underwriters’ over-allotment option is exercised in full), the Sponsor has agreed to purchase 265,000 Private Placement Units (including if the underwriters’ over-allotment option is exercised in full) and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), and Clear Street LLC (“Clear Street”) the representatives of the underwriters, have agreed to purchase 400,000 private placement units (including if the underwriters’ over-allotment option is exercised).

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management has agreed that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a Trust Account (the “Trust Account”) and may only be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on management team’s ongoing assessment of all factors related to the potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account at a bank. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the proceeds from the Proposed Public Offering and the sale of the Private Placement Units will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 24 months from the closing of the Proposed Public Offering or by such earlier liquidation date as the board of directors may approve (the “Completion Window”), subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

F-29

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 1 — Organization and Business Operations (cont.)

The Company will provide the Company’s public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be $10.00 per public share.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

The Company will have only the duration of the Completion Window to complete the initial Business Combination. However, if the Company is unable to complete its initial Business Combination within the Completion Window, the Company will as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will constitute full and complete payment for the public shares and completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation or other distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and subject to the other requirements of applicable law.

The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination or an earlier redemption in connection with the commencement of the procedures to consummate the initial Business Combination if the Company determines it is desirable to facilitate the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares held by them and any public shares purchased during or after the Proposed Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

F-30

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 1 — Organization and Business Operations (cont.)

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (the “US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or in excess of one year from the date of issuance of these financial statements, which includes $300,000 in the form of a promissory note from the Sponsor payable on the earlier of June 30, 2025, or the date on which the Company consummates the Proposed Offering.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-31

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 2 — Significant Accounting Policies (cont.)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. FASB ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between Class A ordinary shares and warrants, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the warrants and then to the Class A ordinary shares. Offering costs allocated to the Class A Ordinary shares subject to redemption will be charged to temporary equity, and offering costs allocated to the Public Warrants and Private Placement Units will be charged to shareholder’s equity as the Public Warrants and Private Placement Warrants, after management’s evaluation, will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,000,000 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At December 31, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

F-32

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 2 — Significant Accounting Policies (cont.)

Income Taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2024, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

Warrant Instruments

The Company will account for the Public and Private Placement Warrants to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the warrant instrument under equity treatment at its assigned value. There are no Public or Private Placement Warrants currently outstanding as of December 31, 2024.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting” (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on June 25, 2024, date of incorporation.

F-33

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 2 — Significant Accounting Policies (cont.)

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Proposed Public Offering

In the Proposed Public Offering, the Company will offer for sale up to 20,000,000 Units (or 23,000,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit that the Company is offering consists of one Class A ordinary share, and one-half of one redeemable warrant. Each whole warrant will entitle the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

Warrants — No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed herein. The warrants cannot be exercised until 30 days after the completion of the initial Business Combination, and will expire at 5:00 p.m., New York City time, five years after the completion of the initial Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

Under the terms of the warrant agreement, the Company has agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of its Business Combination, it will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement for the Proposed Public Offering or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use its commercially reasonable efforts to cause the same to become effective within 60 business days following the Company’s initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

F-34

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 3 — Proposed Public Offering (cont.)

If the holders exercise their public warrants on a cashless basis, they would pay the warrant exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of the Class A ordinary shares over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable.

Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $18.00: The Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the last reported sale price (the “closing price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period commencing at least 30 days after completion of the initial business combination and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Additionally, if the number of outstanding Class A ordinary shares is increased by a share capitalization payable in Class A ordinary shares, or by a subdivision of ordinary shares or other similar event, then, on the effective date of such share capitalization, subdivision or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

F-35

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 4 — Private Placement

The Sponsor and CCM have committed to purchase an aggregate of 665,000 Private Placement Units (including if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Private Placement Unit in a private placement that will close simultaneously with the Proposed Offering. Each Unit consists of one Public Share and one-half of one warrant (each, a “Private Placement Warrant”). Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per shares, subject to adjustments. Each warrant will become exercisable 30 days after the completion of the Initial Business Combination and will not expire except upon liquidation. If the Initial Business Combination is not completed within 24 months from the closing of the Proposed Offering, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

Note 4 — Private Placement (cont.)

The Private Placement Warrants contained in the Private Placement Units will be identical to the warrants sold in the Proposed Public Offering except, the Private Placement Warrants (i) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (ii) will be entitled to registration rights and (iii) with respect to Private Placement Warrants held by CCM, Clear Street and andtheir designees, will not be exercisable more than five years from the commencement of sales in this offering in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110(g)(8). The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the initial Business Combination or an earlier redemption in connection with the commencement of the procedures to consummate the initial Business Combination if the Company determines it is desirable to facilitate the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial Business Combination activity; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any founder shares held by them and any public shares purchased during or after the Proposed Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

Note 5 — Related Party Transactions

Founder Shares

On June 25, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, for which the Company issued 5,750,000 Class B ordinary shares, known as founder shares, to the Sponsor. In December 2024, the Company effected a share dividend of 0.33 shares for each Class B ordinary share outstanding, resulting in the Sponsor holding an aggregate of 7,666,667 founder shares. As a result, the Sponsor paid approximately $0.003 per founder share. Up to 1,000,000 of the founder shares may be surrendered by the Sponsor for no consideration depending on the extent to which the underwriters’ over-allotment is exercised.

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below; (ii) the founder shares are entitled to registration rights; (iii) the Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to (A) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with the completion of the initial Business Combination, (B) waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with a shareholder vote to approve an amendment to the amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial business combination or to redeem 100% of the public shares if the Company has not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to the rights of holders of Class A ordinary shares or pre-initial business combination activity, (C) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares or private placement shares if the Company fails to complete the initial Business Combination within the completion window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within such time period and to liquidating distributions from assets outside the Trust Account and (D) vote any founder shares and private placement shares held by them and any public shares purchased during or after this offering (including in open market and privately negotiated transactions, aside from shares they may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act, which would not be voted in favor of approving the Business Combination transaction) in favor of the initial Business Combination; (iv) the founder shares are automatically convertible into Class A ordinary shares in connection with the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described herein and in the Company’s amended and restated memorandum and articles of association; and (v) prior to the closing of the initial Business Combination, only holders of the Class B ordinary shares will be entitled to vote on the appointment and removal of directors or continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend constitutional documents or to adopt new constitutional documents, in each case, as a result of the Company’s approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands).

F-36

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 5 — Related Party Transactions (cont.)

Promissory Note — Related Party

The Sponsor has agreed to loan the Company an aggregate of up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and due at the earlier of June 30, 2025 or the closing of the Proposed Public Offering. The loan will be repaid out of the $1,155,000 of offering proceeds that has been allocated to the payment of offering expenses. As of December 31, 2024, the Company had borrowed $42,444 under the promissory note.

Administrative Services Agreement

Commencing on the effective date of the Proposed Public Offering, the Company will enter into an agreement with an affiliate of the Sponsor to pay an aggregate of $10,000 per month for office space, utilities, and secretarial and administrative support. These monthly fees will cease upon the completion of the initial Business Combination or the liquidation of the Company.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into private placement units of the post Business Combination entity at a price of $10.00 per unit at the option of the lender. As of December 31, 2024, no such Working Capital Loans were outstanding.

Note 6 — Commitments and Contingencies

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

F-37

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 6 — Commitments and Contingencies (cont.)

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial business combination and any target business with which the Company may ultimately consummate an initial business combination.

Registration Rights

The holders of Founder Shares, Private Placement Units (and their underlying securities) and Units that may be issued upon conversion of working capital loans (and their underlying securities), if any, and any Class A ordinary shares issuable upon conversion of the founder shares and any Class A ordinary shares held by the initial shareholders at the completion of the Proposed Offering or acquired prior to or in connection with the initial Business Combination, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the registration statement for the Proposed Offering. These holders will be entitled to make up to three demands and have piggyback registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements. CCM and Clear Street may only make a demand on one occasion and only during the five-year period beginning on the effective date of the Proposed Public Offering. In addition, CCM and Clear Street may participate in a piggyback registration only during the seven-year period beginning on the effective date of the Proposed Public Offering.

Underwriters’ Agreement

The underwriters have a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 3,000,000 units to cover over-allotments, if any.

The underwriters will be entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Proposed Public Offering, or $4,000,000 (including if the underwriters’ over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering.

Business Combination Marketing Agreement

Additionally, the Company will engage CCM and Clear Street as advisors in connection with the Business Combination to assist in holding meetings with shareholders to discuss potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities and assist the Company with press releases and public filings in connection with the Business Combination. The Company will pay CCM and Clear Street a cash fee for such services upon the consummation of the initial Business Combination in an amount equal to 4.0% of the gross proceeds of the Proposed Public Offering (or $8,000,000 in the aggregate), and 6.0% on the gross proceeds of the overallotment (or $9,800,000 in the aggregate). As a result, CCM and Clear Street will not be entitled to such fee unless the Company consummates its initial Business Combination.

F-38

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 7 — Shareholder’s Equity

Preferred Shares — The Company is authorized to issue a total of 5,000,000 preferred shares at par value of $0.0001 each. As of December 31, 2024, there were no shares of preferred shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue a total of 500,000,000 Class A ordinary shares at par value of $0.0001 each. As of December 31, 2024, there were no shares of Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue a total of 50,000,000 Class B ordinary shares at par value of $0.0001 each. On June 25, 2024, the Company issued 5,750,000 Class B ordinary shares to the Sponsor for $25,000, or approximately $0.004 per share. In December 2024, the Company effected a share dividend of 0.33 shares for each Class B ordinary share outstanding, resulting in the Sponsor holding an aggregate of 7,666,667 founder shares. As a result, the Sponsor paid approximately $0.003 per founder share. The founder shares include an aggregate of up to 1,000,000 shares subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.

The founder shares will automatically convert into Class A ordinary shares in connection with the consummation of the initial Business Combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like. In the case that additional Class A ordinary shares, or any other equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Proposed Public Offering and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of (i) the total number of all ordinary shares outstanding upon the completion of the completion of the Proposed Public Offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares in the Private Placement Units), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued, in relation to or in connection with the closing of the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Units issued to the Sponsor or any of its affiliates or to officers or directors upon conversion of working capital loans) minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with an initial Business Combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

Holders of record of the Company’s Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in the amended and restated memorandum and articles of association or as required by the Companies Act or stock exchange rules, an ordinary resolution under Cayman Islands law and the amended and restated memorandum and articles of association, which requires the affirmative vote of at least a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company is generally required to approve any matter voted on by the shareholders. Approval of certain actions requires a special resolution under Cayman Islands law, which (except as specified below) requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting, and pursuant to the amended and restated memorandum and articles of association, such actions include amending the amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, meaning, following the initial business combination, the holders of more than 50% of the ordinary shares voted for the appointment of directors can elect all of the directors. Prior to the consummation of the initial Business Combination, only holders of the Class B ordinary shares will (i) have the right to vote on the appointment and removal of directors and (ii) be entitled to vote on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents or to adopt new constitutional documents, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of the Class A ordinary shares will not be entitled to vote on these matters during such time. These provisions of the amended and restated memorandum and articles of association may only be amended if approved by a special resolution passed by the affirmative vote of at least 90% (or, where such amendment is proposed in respect of the consummation of the initial Business Combination, two-thirds) of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company.

F-39

Columbus Circle Capital Corp I
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 8 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Financial Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from June 24, 2025 (Inception) Through December 31, 2024
Formation and operational costs	$23,544

Formation and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the business combination period. The CODM also reviews formation and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. Formation and operational costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the audited balance sheet date of December 31, 2024 through May 8, 2025, the date that the financial statements were issued. Based upon this review, other than as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Subsequent to the balance sheet date, the Company borrowed approximately $123,000 against the promissory note for working capital purposes.

F-40

PROCAP BTC, LLC.

BALANCE SHEET

AS OF SEPTEMBER 30, 2025

(unaudited)

September 30, 2025
ASSETS
Current Assets
Accounts receivable	77,000
Prepaid expenses	18,350
Total current assets	95,350

Digital assets	565,404,018
Fixed Assets, net	8,015
TOTAL ASSETS	565,507,383

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued expenses	3,636,381
Promissory note, related party	723,192
Total current liabilities	4,359,573

Conversion feature liability	516,500

TOTAL LIABILITIES	4,876,073

MEMBERS’ EQUITY
Preferred units; 51,650,000 units issued and outstanding as of September 30, 2025	460,201,500
Common units; 10,000,000 units issued and outstanding as of September 30, 2025	-
Retained earnings	100,429,810
Total members’ equity	560,631,310
TOTAL LIABILITIES AND MEMBERS’ EQUITY	565,507,383

The accompanying notes are an integral part of these unaudited financial statements.

F-41

PROCAP BTC, LLC.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30, 2025	For the period from June 10, 2025 (inception) through September 30, 2025
Revenue	$77,000	$77,000

Operating expenses
Change in fair value of digital assets	(34,607,635)	(48,904,018)
General and administrative	4,325,350	4,333,208
Income from operations	30,359,285	44,647,810

Other income:
Change in fair value of conversion feature	45,452,000	55,782,000
Other income, net	45,452,000	55,782,000

Net income	75,811,285	100,429,810

Weighted average number of shares of common units outstanding, basic	10,000,000	8,849,558
Net income per common unit, basic	$7.58	$11.35

Weighted average number of shares of common units outstanding, diluted	74,562,500	65,984,513
Net income per common unit, diluted	$0.41	$0.68

The accompanying notes are an integral part of these unaudited financial statements.

F-42

PROCAP BTC, LLC.

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(Unaudited)

	Preferred Units		Common Units		Retained	Total Member’s
	Units	Amount	Units	Amount	earnings	Equity
Balance, June 10, 2025 (inception)	-	$-	-	$-	$-	$-
Issuance of common units pursuant to the Investment Consulting and Marketing Services Agreement	-	-	10,000,000	-	-	-
Sale of preferred units	50,800,000	451,701,500	-	-	-	451,701,500
Sale of preferred units, related party	850,000	8,500,000	-	-	-	8,500,000
Net income	-	-	-	-	24,618,525	24,618,525
Balance, June 30, 2025	51,650,000	460,201,500	10,000,000	-	24,618,525	484,820,025
Net income	-	-	-	-	75,811,285	75,811,285
Balance, September 30, 2025	51,650,000	$460,201,500	10,000,000	$-	$100,429,810	$560,631,310

The accompanying notes are an integral part of these unaudited financial statements.

F-43

PROCAP BTC, LLC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH SEPTEMBER 30, 2025

(Unaudited)

For the period June 10, 2025 (inception) through September 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$100,429,810
Adjustments to reconcile net income to net cash used in operations:
Change in fair value of digital assets	(48,904,018)
Change in fair value of conversion feature	(55,782,000)
Depreciation	127
Changes in operating assets and liabilities:
Accounts receivable	(77,000)
Prepaid expenses	(18,350)
Accounts payable	3,636,381
Due to related party	11,558
CASH USED IN OPERATING ACTIVITIES	(703,492)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of digital assets	(475,999,980)
Purchase of fixed assets	(8,142)
CASH USED IN INVESTING ACTIVITIES	(476,008,122)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory note, related party	711,634
Proceeds from sale of preferred units	475,999,980
CASH PROVIDED BY FINANCING ACTIVITIES	476,711,614

NET CHANGE IN CASH	-
Cash, beginning of period	-
Cash, end of period	$-

Supplemental disclosure of non-cash activities:
Contribution of digital assets for preferred units	$32,000,000
Contribution of digital assets for preferred units, related party	$8,500,020
Initial recognition of conversion feature liability	$56,298,500
Conversion of due to related party to a promissory note, related party	$11,558

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-44

PROCAP BTC, LLC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH SEPTEMBER 30, 2025

(Unaudited)

Note 1. Organization

Description of Business

Procap BTC, LLC. (the “Company”) was incorporated in Delaware on June 10, 2025. The Company will be focused exclusively on Bitcoin-related business lines.

Note 2. Liquidity and Capital Resources

For the period from June 10, 2025 (inception) through September 30, 2025, the Company has generated revenue and reported a net income of $100,429,810. As of September 30, 2025, the Company had no cash and a net working capital deficit of $4,264,223.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements, business acquisitions and other liquidity needs. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

The Company’s future capital requirements will depend on many factors. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional common units. If additional financing is required from outside sources, the Company may not be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the period presented in accordance with GAAP. References to GAAP issued by FASB in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). The consolidated financial statements of the Company have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“GAAP”), applied on a basis consistent for all periods. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for a complete set of financial statements. The results of operations of any interim period are not necessarily indicative of the results of operations to be expected for the full fiscal year.

F-45

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution. Cash accounts in a financial institution may at times exceed the Federal Depository Insurance Corporation limit. There was no cash at September 30, 2025.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of September 30, 2025.

Fixed Assets, net

Property, plant and equipment is stated at cost, less accumulated depreciation. Betterments, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The Company includes equipment, furniture and fixtures in the fixed assets.

The Company’s depreciation expense is calculated using the straight-line method over the estimated useful lives of the related assets, which results in depreciation being incurred evenly over the life of an asset. Fully depreciated assets are retained in property and accumulated depreciation accounts until they are removed from service.

F-46

Fair value measurement

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1	—	Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2	—	Observable, market-based inputs, other than quoted prices included in Level 1, for the assets or liabilities either directly or indirectly.

Level 3	—	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or a liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Digital assets

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. The fair value of digital assets is measured using the period-end closing price from Coinbase, in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, the Company utilizes the price as of midnight UTC time. Changes in fair value are recognized in Change in fair value of digital assets, in Operating income (loss) on the Statement of Operations. When the Company sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item Change in fair value of digital assets.

Currently, the Company’s strategic treasury policy is to retain all Bitcoin mined in its operations to increase its Bitcoin holdings. As a result of its intent to hold on to its Bitcoin for over one year, the Company classifies its digital assets held as a non-current asset on its Balance Sheet.

Derivative Liability

The Company evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives per ASC 815, Derivatives and Hedging (“ASC 815”). The preferred units contain certain features that meet the definition of an embedded derivative requiring bifurcation as a separate compound financial instrument (the “Derivative Liability”). The Derivative Liability was recorded at fair value upon entering into the LLC Agreement and is to be subsequently remeasured to fair value at each reporting period with the corresponding change in fair value recognized in Change in fair value of derivative liability in the statements of operations. The conversion feature was initially valued and is remeasured using Black-Scholes pricing model. The Black-Scholes model requires the use of Level 3 unobservable inputs, primarily the current value of the underlying share, the exercise price of the option, and the estimated volatility of the value of the share over the life of the option. Refer to Note 6, “Fair Value Measurements” for details regarding the fair value.

F-47

Revenue Recognition Policy

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services.

The Company typically provides advertising and marketing services through weekly digital media placements, including audio, and social media advertisements. Revenue is recognized over time, as the customer simultaneously receives and consumes the benefits of the services as they are performed (ASC 606-10-25-27(a)). For contracts in which services are provided evenly over the term of the arrangement, the Company applies a time-elapsed (straight-line) measure of progress, as this method best reflects the pattern of satisfaction of the performance obligation.

Customer payments are typically due upfront or within 30 days of service commencement. Amounts invoiced and cash received upfront, but not yet earned are recorded as deferred revenue until the related services are performed.

Management evaluates all contracts to determine performance obligations, transaction price, variable consideration (if any), and the existence of any significant financing components. The Company does not typically incur incremental costs to obtain contracts; therefore, no contract costs are capitalized under ASC 340-40.

Accounts Receivable Policy

Accounts receivable consist of amounts due from customers for services performed in the ordinary course of business. Receivables are recorded at the invoiced amount and do not accrue interest. The Company evaluates collectability at contract inception and throughout the arrangement, consistent with ASC 606-10-25-1(e).

Receivables are considered past due based on contractual payment terms. The Company writes off receivables when they are deemed uncollectible after all reasonable collection efforts have been exhausted.

Allowance for Credit Losses

The Company maintains an allowance for credit losses in accordance with ASC 326, Financial Instruments – Credit Losses (“CECL” or “ASC 326”).

The CECL allowance is based on:

●	Historical loss experience

●	Customer credit profiles

●	Aging of receivables

●	Current economic conditions

The Company will apply a pool-based CECL model, given the short-term nature of its receivables and risk characteristics. Adjustments to the allowance will be recorded through bad debt expense within general and administrative expenses in the statement of operations. Receivables are written off against the allowance when management concludes that collection is not probable. As of September 30, 2025 there was no allowance recorded.

F-48

Net Income Per Unit

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per common unit is computed by dividing net income by the weighted average number of common units outstanding for the period. Diluted net income per unit is computed by giving effect to all potential units of common, including preferred unit, to the extent dilutive.

The computation of basic and dilutive net income per common unit for the period from June 10, 2025 (inception) through September 30, 2025 are as follows:

For the period June 10, 2025 through
September 30, 2025
Numerator:
Net income	$100,429,810

Denominator:
Weighted average common units outstanding - basic	8,849,558
Earnings per common unit - basic
Net income per common unit, basic	$11.35

For the period June 10, 2025 through
September 30, 2025
Numerator:
Net income	$100,429,810
Less:
Change in fair value of conversion feature	55,782,000
Net income, as diluted	$44,647,810

Denominator:
Weighted average common units outstanding - diluted	65,984,513
Earnings per common unit - diluted
Net income per common unit, diluted	$0.68

The following table represents the reconciliation of basic to diluted weighted average units used in computing net income per common unit:

For the period June 10, 2025 through
September 30, 2025
Weighted average units used in computing net income per common unit, basic	8,849,558
Add:
Preferred units	57,134,955
Weighted average units used in computing net income per share of common unit, diluted	65,984,513

F-49

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent accounting pronouncements

Recent Accounting Pronouncements, not yet adopted:

ASU 2024-03, “Disaggregation of Income Statement Expenses (“DISE”)” (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and disclosures.

Note 4. Digital Assets

The following table presents the Company’s significant digital assets holdings as of September 30, 2025:

	Quantity	Cost Basis	Fair Value
BTC	4,951	$516,500,000	$565,404,018
Total digital assets held as of September 30, 2025		$516,500,000	$565,404,018

The cost basis of the BTC represents the valuation at the time the Company purchases the BTC.

The following table presents a roll-forward of BTC for the period from June 10, 2025 (inception) through September 30, 2025, based on the fair value model under ASU 2023-08:

Fair value
BTC as of June 10, 2025 (inception)	$-
Purchase of BTC	475,999,980
Contribution of BTC	40,500,020
Change in fair value of BTC	48,904,018
BTC fair value as of September 30, 2025	$565,404,018

F-50

Note 5. Revenue from Contracts with Customers

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of promised services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

The Company provides digital advertising and marketing services, including weekly audio, video, and social media placements. These services represent a single performance obligation satisfied over time, as customers simultaneously receive and consume the benefits of the services as they are delivered. The Company uses a time-elapsed (straight-line) measure of progress for arrangements in which services are provided evenly throughout the contract term.

Customer payments are typically due upfront or within 30 days of service commencement. Consideration is generally fixed, and the Company does not have material variable consideration, noncash consideration, or significant financing components.

Significant Judgments

Significant judgments affecting the amount and timing of revenue recognition include:

●	Identification of performance obligations: Digital advertising services are determined to be a single performance obligation under the series guidance in ASC 606-10-25-14(b).

●	Measure of progress: Straight-line recognition is applied because services are delivered evenly over the contract period.

●	Assessment of collectability: The Company evaluates customer creditworthiness at contract inception and throughout the arrangement.

Costs to Obtain or Fulfill a Contract

The Company does not incur incremental costs to obtain contracts (such as sales commissions). Costs to fulfill a contract are not capitalized because such costs are either immaterial or do not meet the criteria under ASC 340-40.

Remaining Performance Obligations

As of September 30, 2025, the Company’s remaining performance obligations under non-cancelable contracts were $229,000, all of which are expected to be recognized as revenue within the next 6 months. The Company applies the practical expedient in ASC 606-10-50-14(a) for contracts with an original duration of one year or less.

Note 6. Fair Value Measurements

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of September 30, 2025:

	Fair value measured at September 30, 2025
	Total carrying value at September 30, 2025	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
(in USD thousands)
Assets:
Digital assets	$565,404,018	$565,404,018	$-	$-
Liabilities:			-
Derivative Liability	$516,500	$-		$516,500

F-51

In determining the fair value of its digital assets, the Company uses quoted prices as determined by utilizing Coinbase closing prices. As such, the Company’s digital assets were determined to be Level 1 assets.

In determining the fair value of Derivative Liability, the Company utilized the Black-Scholes pricing model which is considered to be Level 3 liability. The key inputs are presented in the table below:

	As of June 23, 2025 (Initial)	As of September 30, 2025
Strike price - Preferred unit	$11.94	$10.75
Stock price	$10.79	$9.11
Volatility	47.6%	29.6%
Remaining term (in years)	0.5	0.2
Risk-free rate	4.29%	3.94%

The following table presents a roll-forward of the derivative liability for the period from June 10, 2025 (inception) through September 30, 2025:

Fair value
As of June 10, 2025 (inception)	$-
Initial value as of June 23, 2025	56,298,500
Change in fair value	(55,782,000)
Fair value as of September 30, 2025	$516,500

See Note 3 above for a description of the Company’s accounting policies.

The carrying amounts of the Company’s financial assets and liabilities, such as prepaid expenses, accounts payable and accrued expenses, approximate fair value due to the short-term nature of these instruments.

Note 7. Members’ Equity

Preferred units — The Company is authorized to issue preferred units. As of September 30, 2025, there were 51,650,000 preferred units issued and outstanding. Preferred unit holders have limited voting rights, as outlined within the LLC Agreement.

The following table presents a roll-forward of preferred units activities for the period from June 10, 2025 (inception) through September 30, 2025,

Preferred Units
As of June 10, 2025 (inception)
Purchase of BTC	$475,999,980
Contribution of BTC	40,500,020
516,500,000
Initial recognition of conversion feature liability	(56,298,500)
Balance at September 30, 2025	$460,201,500

Common units — The Company is authorized to issue common units. As of September 30, 2025, there were 10,000,000 common units issued and outstanding (see Note 8). Each common unit entitles the holder to one vote.

F-52

Note 8. Commitments and Contingencies

Business Combination Agreement

On June 23, 2025 (the “Effective Date”), Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), ProCap Financial, Inc., a Delaware corporation (“Pubco” or “ProCap Financial”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), the Company and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Inflection Points”), entered into a business combination agreement (the “Business Combination Agreement” and, together with the Convertible Note Financing (as defined below), the Preferred Equity Investment (as defined below) and other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”).

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the closing (the “Closing”) of the Proposed Transactions, CCCM will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Conversion”), and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”), and each outstanding security of CCCM immediately prior to the effective time of the SPAC Merger shall automatically be cancelled in exchange for the right to receive substantially equivalent securities of ProCap Financial, and (y) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger,” and together with SPAC Merger, the “Mergers”), and with the members of the Company (the “ProCap Holders”) receiving, in exchange for their membership interests in the Company, shares of common stock, par value $0.001 per share, of ProCap Financial (“Pubco Stock”), including certain adjustment shares of Pubco Stock as described below. As a result of the Business Combination, CCCM and the Company will become wholly-owned subsidiaries of ProCap Financial, and ProCap Financial will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

As consideration for the Company Merger, Inflection Points, the holder of all of the common units of the Company (the “Common Units”), will receive a number of shares of Pubco Stock equal to: (i) 10,000,000, plus (ii) fifteen percent (15%) of the Adjustment Shares (as defined below) (such shares, the “Common Merger Consideration Shares”).

As consideration for the Company Merger, holders of the preferred units (the “Preferred Units”) of the Company (the “Preferred Unit Holders”) will receive an aggregate number of shares of Pubco Stock equal to: (i) the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 plus (ii) eighty five percent (85%) of the Adjustment Shares (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder shall receive its pro rata share of the Preferred Merger Consideration Shares, based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

The “Adjustment Shares” refer to a number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate — New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3rd) business day prior to the Closing Date (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin (as defined below) was acquired (the “Signing Bitcoin Price”) (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00.

The Company agreed to purchase bitcoin using the gross proceeds of the Preferred Equity Investment within fifteen (15) days following the Effective Date (the “Purchased Bitcoin”), and such Purchased Bitcoin shall be placed into a custody account in accordance with a custody agreement by and between the Company and Anchorage Digital Bank, N.A., as custodian.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, ProCap Financial, CCCM, the Company and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a Control Person of the Company or ProCap Financial, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

F-53

Voting Agreement

In connection with the execution and delivery of the Business Combination Agreement, CCCM, the Company and Inflection Points have entered into a Voting and Support Agreement (the “Voting Agreement”) pursuant to which as promptly as reasonably practicable, and in any event within two (2) business days following the date on which the Registration Statement is declared effective under the Securities Act, Inflection Points shall duly execute and deliver a written consent pursuant to which Inflection Points shall approve (i) the Business Combination Agreement, the Ancillary Documents to which the Company is a party and the Proposed Transactions, (ii) any amendments to the organizational documents of the Company, to the extent required or advisable in connection with the Proposed Transactions, and (iii) all other actions in support and required in furtherance of the Business Combination Agreement, the Ancillary Documents to which the Company is a party, and the Proposed Transactions.

Services Agreement

In connection with the execution and delivery of the Business Combination Agreement, Inflection Points, an entity under common control, and the Company entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Inflection Points agreed to provide certain services to ProCap Financial. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the effective Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration of the Work performed, upon execution of this Agreement, Service Provider shall receive an aggregate of 10,000,000 Common Units of ProCap BTC. Payment for all or part of the Work shall not constitute acceptance. Service Provider may not increase the mutually agreed fee or rate without ProCap BTC’s prior written approval. As of September 30, 2025, theses shares have been issued and are outstanding (see Note 7). These shares were recorded at faire value at date of issuance, which was reported at $0 on the statement of changes in members’ equity.

Preferred Equity Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBS”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors,” as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, ProCap Financial and the Company, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of the Company (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment,”). Additionally, each Preferred Equity Subscriber executed a joinder agreement to that certain Limited Liability Company Operating Agreement of the Company, dated as of June 22, 2025, by and among the Company and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Subscriber accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of the Company.

As described above, all of the proceeds from the Preferred Equity Investment were used by the Company to the Purchased Bitcoin, which Purchased Bitcoin is held in a custodial account until the Closing, upon which it will be contributed to ProCap Financial. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin, or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

F-54

Pursuant to the Preferred Equity Subscription Agreements, the Company agreed to use commercially reasonable efforts to cause ProCap Financial to register the Pubco Stock into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, ProCap Financial agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, ProCap Financial will file with the SEC (at ProCap Financial’s sole cost and expense) a registration statement registering the resale of such Pubco Common Stock (the “Resale Registration Statement”), and ProCap Financial shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Convertible Notes Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with the Company, ProCap Financial and CCCM pursuant to which, upon the Closing (the “Issuance Date”), the Convertible Note Investors agreed to purchase convertible notes issued by ProCap Financial (“Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing will be funded and contingent upon the Closing.

The Convertible Notes will have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and will be one (1) time collateralized by cash, cash equivalents and two (2) times certain bitcoin assets. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing are expected to be utilized by ProCap Financial for purposes of acquiring additional bitcoin and for working capital purposes. Prior to the Closing, the parties intend to take actions necessary for the Convertible Notes to have an associated 144A CUSIP number to facilitate the possibility of future post-Closing trading amongst QIBS; however, the Convertible Notes are not expected to otherwise be registered or tradeable.

In addition, ProCap Financial and CCCM shall have the option to increase the number of Convertible Notes available (such notes, the “Upsize Notes”) for purchase after the date set forth in the Convertible Note Subscription Agreement (the “Upsize Option”). ProCap Financial and CCCM may elect to exercise the Upsize Option one time prior to the Closing. In the event that ProCap Financial and CCCM exercise the Upsize Option, each Convertible Note Investor shall have a right of first refusal to purchase its pro rata portion. Each Convertible Note Investor’s pro rata portion will be calculated based on the Convertible Note Investor’s subscription amount relative to the aggregate subscription amount of all of the initial Convertible Note Investors who subscribed upon the Effective Date, on the same terms and conditions as those offered in the Convertible Notes Subscription Agreement.

Note 9. Related Party Transactions

As part of the Preferred Equity Subscription Agreements, Inflection Points purchased 850,000 preferred units for $8,500,000, as defined in Note 8.

The amounts paid by Inflection Points were initially recorded as Due to related party prior to the execution of the promissory note agreement. On June 30, 2025, the Company entered a promissory note (the “Promissory Note”) with Inflection Points, an entity under common control, for a principal sum of up to $1,000,000. Upon the execution of the promissory note agreement, the Due to related party balance was then converted to a promissory note payable.

F-55

On July 11, 2025, the Company entered into an amended and restated promissory note, to ensure the Company and Pubco are listed as recipients of the funds. On October 5, 2025, the Company entered into the second amended and restated the promissory note, to increase the allowable principal draws to be up to $2,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026 or the date of which the Company consummates the business combination, as described in Note 8.

As of September 30, 2025, the outstanding balance of the Promissory Note is $723,192 as presented on the accompanying balance sheet, of which $711,634 was proceeds from related party promissory note and $11,558 was conversion of due to related party to related party promissory note.

Note 10. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating officer decision maker (“CODM”) has been identified as the Chief Executive Officer, who uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making. Accordingly, management has determined that there is only one reportable segment.

Additionally, the CODM reviews the fair market value of Bitcoin to measure and monitor value and determine the most effective strategy of investment.

As of September 30, 2025
Digital Assets	$565,404,018

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statements of operations as net loss. As the Company is in the start-up phase, the CODM currently reviews general and administrative expenses to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (ie less than a year). The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

For the period from June 10, 2025 (inception) to
September 30, 2025
General and administrative	$4,333,208

Note 11. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements are issued.

Effective December 5, 2025 the Company completed its Business Combination as disclosed above in Note 8.

F-56

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
ProCap BTC, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of ProCap BTC, LLC (“the Company”) as of June 30, 2025, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 10, 2025 (inception) through June 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of its operations and its cash flows for the period from June 10, 2025 (inception) through June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time. If not completed, the Company’s business, results of operations and financial condition would be materially and adversely affected, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2025.

Houston, Texas
July 24, 2025

F-57

PROCAP BTC, LLC.
BALANCE SHEET
AS OF JUNE 30, 2025

ASSETS
Escrow account	1,000,000
Prepaid expenses	10,000
Total current assets	1,010,000

Digital assets	530,796,383
TOTAL ASSETS	$531,806,383

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued expenses	$6,300
Due to investors	1,000,000
Promissory note, related party	11,558
Total current liabilities	1,017,858

Derivative liability	45,968,500
TOTAL LIABILITIES	46,986,358

COMMITMENTS AND CONTINGENCIES (NOTE 7)
MEMBERS’ EQUITY
Preferred units, 51,650,000 units issued and outstanding as of June 30, 2025	460,201,500
Common unit,10,000,000 units issued and outstanding as of June 30, 2025	—
Retained earnings	24,618,525
Total members’ equity	484,820,025
TOTAL LIABILITIES AND MEMEBERS’ EQUITY	$531,806,383

The accompanying notes are an integral part of these financial statements.

F-58

PROCAP BTC, LLC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Operating expenses
Gain on fair value of digital assets	$(14,296,383)
General and administrative	7,858
Income from operations	14,288,525

Other income:
Change in fair value of derivative liability	10,330,000
Other income	10,330,000

Net income	$24,618,525

Weighted average number of shares of common units outstanding, basic	3,809,524
Basic net income per unit of common unit	$6.46

Weighted average number of shares of common units outstanding, diluted	28,404,762
Diluted net income per unit of common unit	$0.50

The accompanying notes are an integral part of these financial statements.

F-59

PROCAP BTC, LLC.
STATEMENT OF CHANGES IN MEMBERS’ EQUITY
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

	Preferred Units		Common Units		Retained	Total Members’
	Units	Amount	Units	Amount	Earnings	equity
Balance, June 10, 2025 (inception)	—	$—	—	$—	$—	$—
Issuance of common units pursuant to the Investment Consulting and Marketing Services Agreement		—	10,000,000	—	—	—
Sale of preferred units	50,800,000	451,701,500	—	—	—	451,701,500
Sale of preferred units, related party	850,000	8,500,000	—	—	—	8,500,000
Net income	—	—	—	—	24,618,525	24,618,525
Balance, June 30, 2025	51,650,000	$460,201,500	10,000,000	$—	$24,618,525	$484,820,025

The accompanying notes are an integral part of these financial statements.

F-60

PROCAP BTC, LLC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$24,618,525
Adjustments to reconcile net income to net cash used in operations:
Change in fair value of digital assets	(14,296,383)
Change in fair value of derivative liability	(10,330,000)
Changes in operating assets and liabilities:
Escrow account	(1,000,000)
Prepaid expenses	(10,000)
Accounts payable and accrued expenses	6,300
Due to investors	1,000,000
Due to related party	11,558
CASH USED IN OPERATING ACTIVITIES	—

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of digital assets	(475,999,980)
CASH USED IN INVESTING ACTIVITIES	(475,999,980)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of preferred units	475,999,980
CASH PROVIDED BY FINANCING ACTIVITIES	475,999,980

NET CHANGE IN CASH	—
Cash, beginning of period	—
Cash, end of period	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$—
Cash paid for income taxes	$—

Supplemental disclosure of non-cash activities:
Contribution of digital assets for preferred units	$32,000,000
Contribution of digital assets for preferred units, related party	$8,500,020
Initial recognition of derivative liability	$56,298,500
Conversion of due to related party to a promissory note, related party	$11,558

The accompanying notes are an integral part of these financial statements.

F-61

PROCAP BTC, LLC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 1. Organization

Description of Business

Procap BTC, LLC. (the “Company”) was incorporated in Delaware on June 10, 2025. The Company will be focused exclusively on Bitcoin-related business lines.

Note 2. Liquidity and Capital Resources

For the period from June 10, 2025 (inception) through June 30, 2025, the Company has not generated revenue and reported a net income of $24,618,525. As of June 30, 2025, the Company had an aggregate cash of $-0- and a net working capital deficit of $7,858.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements, business acquisitions and other liquidity needs. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

The Company’s future capital requirements will depend on many factors, including the Company’s timing of the consummation of the Business Combination. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional common units. If additional financing is required from outside sources, the Company may not be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars which is also the Company’s functional currency and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting rules and regulations of the SEC. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

F-62

PROCAP BTC, LLC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 3. Summary of Significant Accounting Policies (cont.)

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution and notes receivables. Cash accounts in a financial institution may at times exceed the Federal Depository Insurance Corporation limit. There was no cash at June 30, 2025.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of June 30, 2025.

Escrow

Escrow balance consisted of $1 million at June 30, 2025 of cash held in an escrow account which was related to initial investor fundings to purchase digital assets. This escrow account is to be utilized for various approved strategic initiatives.

Fair value measurement

The Company’s financial assets and liabilities are accounted for in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires an entity to maximize the use of observable inputs when measuring fair value and classifies those inputs into three levels:

Level 1 —	Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 —	Observable, market-based inputs, other than quoted prices included in Level 1, for the assets or liabilities either directly or indirectly.

Level 3 —	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or a liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

F-63

PROCAP BTC, LLC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 3. Summary of Significant Accounting Policies (cont.)

Digital assets

As a result of the adoption of ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), digital assets are measured at fair value as of each reporting period. Purchases of Bitcoin for cash are initially recorded at the acquisition price plus transaction costs. Bitcoin received in exchange for other assets or as equity contributions are initially recorded at fair value on the date received. The fair value of digital assets is measured using the period-end closing price from Coinbase, in accordance with ASC 820. Since the digital assets are traded on a 24-hour period, the Company utilizes the price as of midnight UTC time. Changes in fair value are recognized in Gain (loss) on fair value of digital assets, in Operating income (loss) on the Statement of Operations. When the Company sells digital assets, gains or losses from such transactions are measured as the difference between the cash proceeds and the carrying basis of the digital assets as determined on a First In-First Out basis and are also recorded within the same line item Gains (loss) on fair value of digital assets.

Currently, the Company’s strategic treasury policy is to retain all Bitcoin it acquires in its operations to increase its Bitcoin holdings. As a result of its intent to hold on to its Bitcoin for over one year, the Company classifies its digital assets held as a non-current asset on its Balance Sheet.

Derivative Liability

The Company evaluates all its financial instruments to determine if such instruments contain features that qualify as embedded derivatives per ASC 815, Derivatives and Hedging (“ASC 815”). The preferred units contain certain features that meet the definition of an embedded derivative requiring bifurcation as a separate compound financial instrument (the “Derivative Liability”). The Derivative Liability was recorded at fair value upon entering into the LLC Agreement and is to be subsequently remeasured to fair value at each reporting period with the corresponding change in fair value recognized in Change in fair value of derivative liability in the statements of operations. The conversion feature was initially valued and is remeasured using Black-Scholes pricing model. The Black-Scholes model requires the use of Level 3 unobservable inputs, primarily the current value of the underlying share, the exercise price of the option, and the estimated volatility of the value of the share over the life of the option. Refer to Note 5, “Fair Value Measurements” for details regarding the fair value.

Net Income Per Unit

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per common unit is computed by dividing net income by the weighted average number of common units outstanding for the period. Diluted net income per unit is computed by giving effect to all potential units of common, including preferred unit, to the extent dilutive.

The computation of basic and dilutive net income per common unit for the period from June 10, 2025 (inception) through June 30, 2025 are as follows:

For the period from June 10, 2025 (inception) through June 30, 2025
Numerator:
Net income	$24,618,525

Denominator:
Weighted-average common unit outstanding – basic	3,809,524
Earnings per common unit – basic
Net income	$6.46

F-64

PROCAP BTC, LLC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 3. Summary of Significant Accounting Policies (cont.)

For the period from June 10, 2025 (inception) through June 30, 2025
Numerator:
Net income	$24,618,525
Less:
Change in fair value of conversion feature	10,330,000
Net income, as diluted	14,288,525

Denominator:
Weighted-average common unit outstanding – diluted	28,404,762
Earnings per common unit – diluted
Net income	$0.50

The following table represents the reconciliation of basic to diluted weighted average units used in computing net income per common unit:

For the period from June 10, 2025 (inception) to June 30, 2025
Weighted average units used in computing net income per common unit, basic	3,809,524
Add:
Preferred units	24,595,238
Weighted average units used in computing net income per share of common unit, diluted	28,404,762

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

F-65

PROCAP BTC, LLC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 3. Summary of Significant Accounting Policies (cont.)

Recent accounting pronouncements

Recent Accounting Pronouncements, not yet adopted:

ASU 2024-03, “Disaggregation of Income Statement Expenses (“DISE”)” (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and disclosures.

Note 4. Digital Assets

The following table presents the Company’s significant digital assets holdings as of June 30, 2025:

	Quantity	Cost Basis	Fair Value
BTC	4,951	$516,500,000	$530,796,383
Total digital assets held as of June 30, 2025		$516,500,000	$530,796,383

The cost basis of the BTC represents the valuation at the time the Company purchases the BTC.

The following table presents a roll-forward of BTC for the period from June 10, 2025 (inception) through June 30, 2025, based on the fair value model under ASU 2023-08:

Fair value
BTC as of June 10, 2025 (inception)	$—
Purchase of BTC	475,999,980
Contribution of BTC	40,500,020
Change in fair value of BTC	14,296,383
BTC fair value as of June 30, 2025	$530,796,383

Note 5. Fair Value Measurements

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis and the Company’s estimated level within the fair value hierarchy of those assets and liabilities as of June 30, 2025:

	Fair value measured at June 30, 2025
(in USD thousands)	Total carrying value at June 30, 2025	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Digital assets	$530,796,383	$530,796,383	$—	$—
Liabilities:
Derivative Liability	$45,968,500	$—	$—	$45,968,500

In determining the fair value of its digital assets, the Company uses quoted prices as determined by utilizing Coinbase closing prices. As such, the Company’s digital assets were determined to be Level 1 assets.

F-66

PROCAP BTC, LLC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 5. Fair Value Measurements (cont.)

In determining the fair value of Derivative Liability, the company utilized the Black-Scholes pricing model which is considered to be Level 3 liability. The key inputs are presented in the table below:

	As of June 23, 2025	As of June 30, 2025
	(Initial)
Strike price – Preferred unit	$11.94	$9.56
Stock price	$10.79	$10.69
Volatility	47.6%	46.8%
Remaining term (in years)	0.5	0.5
Risk-free rate	4.29%	4.25%

The following table presents a roll-forward of the derivative liability for the period from June 10, 2025 (inception) through June 30, 2025:

Fair value
As of June 10, 2025 (inception)	$—
Initial value as of June 23, 2025	56,298,500
Change in fair value	(10,330,000)
Fair value as of June 30, 2025	$45,968,500

See Note 3 above for a description of the Company’s accounting policies.

The carrying amounts of the Company’s financial assets and liabilities, such as prepaid expenses, accounts payable and accrued expenses and due to related party, approximate fair value due to the short-term nature of these instruments.

Note 6. Members’ Equity

Preferred units — The Company is authorized to issue preferred units. As of June 30, 2025, there were 51,650,000 preferred units issued and outstanding (see Note 7). Preferred unit holders have limited voting rights, as outlined within the LLC Agreement.

Common units — The Company is authorized to issue common units. As of June 30, 2025, there were 10,000,000 common units issued and outstanding (see Note 7). Each common unit entitles the holder to one vote.

Note 7. Commitments and Contingencies

Business Combination Agreement

On June 23, 2025 (the “Effective Date”), Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), ProCap Financial, Inc., a Delaware corporation (“Pubco” or “ProCap Financial”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), the Company and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Inflection Points”), entered into a business combination agreement (the “Business Combination Agreement” and, together with the Convertible Note Financing (as defined below), the Preferred Equity Investment (as defined below) and other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”).

F-67

PROCAP BTC, LLC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 7. Commitments and Contingencies (cont.)

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the closing (the “Closing”) of the Proposed Transactions, CCCM will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Conversion”), and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”), and each outstanding security of CCCM immediately prior to the effective time of the SPAC Merger shall automatically be cancelled in exchange for the right to receive substantially equivalent securities of ProCap Financial, and (y) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger,” and together with SPAC Merger, the “Mergers”), and with the members of the Company (the “ProCap Holders”) receiving, in exchange for their membership interests in the Company, shares of common stock, par value $0.001 per share, of ProCap Financial (“Pubco Stock”), including certain adjustment shares of Pubco Stock as described below. As a result of the Business Combination, CCCM and the Company will become wholly-owned subsidiaries of ProCap Financial, and ProCap Financial will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

As consideration for the Company Merger, Inflection Points, the holder of all of the common units of the Company (the “Common Units”), will receive a number of shares of Pubco Stock equal to: (i) 10,000,000, plus (ii) fifteen percent (15%) of the Adjustment Shares (as defined below) (such shares, the “Common Merger Consideration Shares”).

As consideration for the Company Merger, holders of the preferred units (the “Preferred Units”) of the Company (the “Preferred Unit Holders”) will receive an aggregate number of shares of Pubco Stock equal to: (i) the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 plus (ii) eighty five percent (85%) of the Adjustment Shares (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder shall receive its pro rata share of the Preferred Merger Consideration Shares, based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

The “Adjustment Shares” refer to a number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate — New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3rd) business day prior to the Closing Date (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin (as defined below) was acquired (the “Signing Bitcoin Price”) (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00.

the Company agreed to purchase bitcoin using the gross proceeds of the Preferred Equity Investment within fifteen (15) days following the Effective Date (the “Purchased Bitcoin”), and such Purchased Bitcoin shall be placed into a custody account in accordance with a custody agreement by and between the Company and Anchorage Digital Bank, N.A., as custodian.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, ProCap Financial, CCCM, the Company and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a Control Person of the Company or ProCap Financial, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

F-68

PROCAP BTC, LLC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 7. Commitments and Contingencies (cont.)

Voting Agreement

In connection with the execution and delivery of the Business Combination Agreement, CCCM, the Company and Inflection Points have entered into a Voting and Support Agreement (the “Voting Agreement”) pursuant to which as promptly as reasonably practicable, and in any event within two (2) business days following the date on which the Registration Statement is declared effective under the Securities Act, Inflection Points shall duly execute and deliver a written consent pursuant to which Inflection Points shall approve (i) the Business Combination Agreement, the Ancillary Documents to which the Company is a party and the Proposed Transactions, (ii) any amendments to the organizational documents of the Company, to the extent required or advisable in connection with the Proposed Transactions, and (iii) all other actions in support and required in furtherance of the Business Combination Agreement, the Ancillary Documents to which the Company is a party, and the Proposed Transactions.

Services Agreement

In connection with the execution and delivery of the Business Combination Agreement, Inflection Points, an entity under common control, and the Company entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Inflection Points agreed to provide certain services to ProCap Financial. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Effective Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration of the Work performed, upon execution of this Agreement, Service Provider shall receive an aggregate of 10,000,000 Common Units of ProCap BTC. Payment for all or part of the Work shall not constitute acceptance. Service Provider may not increase the mutually agreed fee or rate without ProCap BTC’s prior written approval. As of June 30, 2025, theses shares have been issued and are outstanding (see Note 6). These shares were recorded at faire value at date of issuance, which was reported at $0 on the statement of changes in members’ equity.

Preferred Equity Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBS”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors,” as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, ProCap Financial and the Company, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of the Company (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment,”). Additionally, each Preferred Equity Subscriber executed a joinder agreement to that certain Limited Liability Company Operating Agreement of the Company, dated as of June 22, 2025, by and among the Company and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Subscriber accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of the Company.

As described above, all of the proceeds from the Preferred Equity Investment were used by the Company to the Purchased Bitcoin, which Purchased Bitcoin is held in a custodial account until the Closing, upon which it will be contributed to ProCap Financial. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin, or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

Pursuant to the Preferred Equity Subscription Agreements, the Company agreed to use commercially reasonable efforts to cause ProCap Financial to register the Pubco Stock into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, ProCap Financial agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, ProCap Financial will file with the SEC (at ProCap Financial’s sole cost and expense) a registration statement registering the resale of such Pubco Common Stock (the “Resale Registration Statement”), and ProCap Financial shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

F-69

PROCAP BTC, LLC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 7. Commitments and Contingencies (cont.)

Convertible Notes Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with the Company, ProCap Financial and CCCM pursuant to which, upon the Closing (the “Issuance Date”), the Convertible Note Investors agreed to purchase convertible notes issued by ProCap Financial (“Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing will be funded and contingent upon the Closing.

The Convertible Notes will have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and will be two (2) times collateralized by cash, cash equivalents and certain bitcoin assets. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing are expected to be utilized by ProCap Financial for purposes of acquiring additional bitcoin and for working capital purposes. Prior to the Closing, the parties intend to take actions necessary for the Convertible Notes to have an associated 144A CUSIP number to facilitate the possibility of future post-Closing trading amongst QIBS; however, the Convertible Notes are not expected to otherwise be registered or tradeable.

In addition, ProCap Financial and CCCM shall have the option to increase the number of Convertible Notes available (such notes, the “Upsize Notes”) for purchase after the date set forth in the Convertible Note Subscription Agreement (the “Upsize Option”). ProCap Financial and CCCM may elect to exercise the Upsize Option one time prior to the Closing. In the event that ProCap Financial and CCCM exercise the Upsize Option, each Convertible Note Investor shall have a right of first refusal to purchase its pro rata portion. Each Convertible Note Investor’s pro rata portion will be calculated based on the Convertible Note Investor’s subscription amount relative to the aggregate subscription amount of all of the initial Convertible Note Investors who subscribed upon the Effective Date, on the same terms and conditions as those offered in the Convertible Notes Subscription Agreement.

Note 8. Related Party Transactions

As part of the Preferred Equity Subscription Agreements, Inflection Points purchased 850,000 preferred units for $8,500,000, as defined in Note 6.

On June 30, 2025, the Company entered into a promissory note (the “Promissory Note”) with Inflection Points, an entity under common control, for a principal sum of up to $1,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026 or the date of which the Company consummates the business combination, as described in Note 6. As of June 30, 2025, the outstanding balance of the Promissory Note is $11,558 as presented on the accompanying balance sheet.

Note 9. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating officer decision maker (“CODM”) has been identified as the Chief Executive Officer, who uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making. Accordingly, management has determined that there is only one reportable segment.

F-70

PROCAP BTC, LLC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 10, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 9. Segment Information (cont.)

Additionally, the CODM reviews the fair market value of Bitcoin to measure and monitor value and determine the most effective strategy of investment.

As of June 30, 2025
Digital Assets	$530,796,383

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statements of operations as net loss. As the Company is in the start-up phase, the CODM currently reviews general and administrative expenses to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (ie less than a year). The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

For the period from June 10, 2025 (inception) to June 30, 2025
General and administrative	$7,858

Note 10. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements are issued.

As of July 17, 2025, the Company borrowed an additional $14,772 in total from Inflection point for expenses incurred, for a total amount outstanding of $26,330.

F-71

PROCAP FINANCIAL, INC.

CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

(unaudited)

September 30, 2025
ASSETS
TOTAL ASSETS	$-
LIABILITIES AND STOCKHOLDER’S DEFICIT
Accounts payable and accrued expenses	120,374
Promissory note, related party	209,097
Total current liabilities	329,471
TOTAL LIABILITIES	$329,471
STOCKHOLDER’S DEFICIT
Preferred stock, $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding as of September 30, 2025	$-
Common stock, $0.001 par value; 550,000,000 shares authorized; 1 issued and outstanding as of September 30, 2025	-
Accumulated deficit	(329,471)
Total stockholder’s deficit	(329,471)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-72

PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended	For the period from June 17, 2025 (inception) through
	September 30, 2025	September 30, 2025
Operating expenses
General and administrative	$319,048	$329,471
Loss from operations	(319,048)	(329,471)
Net loss	$(319,048)	$(329,471)
Weighted average number of shares of common stock outstanding, basic and diluted	1	1
Basic and diluted net loss per share of common stock	$(319,048)	$(329,471)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-73

PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

(Unaudited)

	Preferred Stock		Common Stock		Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Deficit	Deficit
Balance, June 17, 2025 (inception)	-	$-	-	$-	$-	$-
Issuance of Common stock	-	-	1	-	-	-
Net loss	-	-	-	-	(10,423)	(10,423)
Balance, June 30, 2025	-	-	1	-	(10,423)	(10,423)
Net loss	-	-	-	-	(319,048)	(319,048)
Balance, September 30, 2025	-	$-	1	$-	$(329,471)	$(329,471)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-74

PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH SEPTEMBER 30, 2025

(unaudited)

For the period from June 17, 2025 (inception) through September 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(329,471)
Adjustments to reconcile net loss to net cash used in operations:
Changes in operating assets and liabilities:
Accounts payable	120,374
Due to related party	100,423
CASH USED IN OPERATING ACTIVITIES	(108,674)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from promissory note - related party	108,674
CASH PROVIDED BY FINANCING ACTIVITIES	108,674
NET CHANGE IN CASH	-
Cash, beginning of period	-
Cash, end of period	$-
Supplemental disclosure of non-cash activities:
Conversion of due to related party to a promissory note, related party	$100,423
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-75

PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(unaudited)

Note 1. Organization

Description of Business

Procap Financial, Inc., together with its subsidiaries (collectively, the “Company”, “PubCo”) was incorporated in Delaware on June 17, 2025. The Company was formed to be the surviving company in connection with the Business Combination Agreement, as disclosed in Note 5. The Company has two wholly-owned subsidiaries, Crius Meger Sub, LLC and Crius SPAC Merger Sub Inc. The Company and its subsidiaries have no principal operations or revenue producing activities.

Note 2. Liquidity and Going Concern

For the period from June 17, 2025 (inception) through September 30, 2025, the Company has not generated revenue and reported a net loss of $329,471. As of September 30, 2025, the Company had no cash and a net working capital deficit of $329,471.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements, business acquisitions and other liquidity needs. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

The Company’s future capital requirements will depend on many factors. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional common stock. If additional financing is required from outside sources, the Company may not be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these consolidated financial statements are available to be issued.

Note 3. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the period presented in accordance with GAAP. References to GAAP issued by FASB in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). The consolidated financial statements of the Company have been prepared by management in accordance with accounting principles generally accepted in the United States of America (“GAAP”), applied on a basis consistent for all periods. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for a complete set of financial statements. The results of operations of any interim period are not necessarily indicative of the results of operations to be expected for the full fiscal year. The consolidated financial statements have been prepared assuming the Company will continue as a going concern.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

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Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

There were no significant estimates for the period from June 17, 2025 (inception) through September 30, 2025.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution and notes receivable. Cash accounts in a financial institution may at times exceed the Federal Depository Insurance Corporation limit. There was no cash at September 30, 2025.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of September 30, 2025.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. There were no potential diluted common stock equivalents for the period from June 17, 2025 (inception) through September 30, 2025.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements:

Recent Accounting Pronouncements, not yet adopted:

ASU 2024-03, “Disaggregation of Income Statement Expenses (“DISE”)” (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and disclosures.

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Note 4. Stockholder’s Deficit

Preferred stock - The Company is authorized to issue 50,000,000 shares of preferred stock with $0.001 par value. As of September 30, 2025, there were no shares of preferred stock issued and outstanding. Each share of preferred stock entitles the holder to one vote.

Common stock - The Company is authorized to issue 550,000,000 shares of common stock with $0.001 par value. As of September 30, 2025, there was 1 share of common stock issued and outstanding which was issued as the initial contribution for a nominal amount. Each share of common stock entitles the holder to one vote.

Note 5. Commitments and Contingencies

Business Combination Agreement

On June 23, 2025 (the “Effective Date”), Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), the Company, Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“ProCap BTC”) and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”), entered into a business combination agreement (the “Business Combination Agreement” and, together with the Convertible Note Financing (as defined below), the Preferred Equity Investment (as defined below) and other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”).

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the closing (the “Closing”) of the Proposed Transactions, CCCM will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Conversion”), and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”), and each outstanding security of CCCM immediately prior to the effective time of the SPAC Merger shall automatically be cancelled in exchange for the right to receive substantially equivalent securities of the Company, and (y) Company Merger Sub will merge with and into ProCap BTC, with ProCap BTC continuing as the surviving entity (the “Company Merger”, and together with SPAC Merger, the “Mergers”), and with the members of ProCap BTC (the “ProCap Holders”) receiving, in exchange for their membership interests in ProCap BTC, shares of common stock, par value $0.001 per share, of the Company (“Pubco Stock”), including certain adjustment shares of Pubco Stock as described below. As a result of the Business

Combination, CCCM and ProCap BTC will become wholly-owned subsidiaries of the Company, and the Company will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement. Pursuant to the Business Combination Agreement, the Company issued 85,166,604 shares of Pubco Stock and 12,852,478 Pubco Warrants.

As consideration for the Company Merger, Seller, the holder of all of the common units of ProCap BTC (the “Common Units”), will receive a number of shares of Pubco Stock equal to: (i) 10,000,000, plus (ii) fifteen percent (15%) of the Adjustment Shares (as defined below) (such shares, the “Common Merger Consideration Shares”).

As consideration for the Company Merger, holders of the preferred units (the “Preferred Units”) of ProCap BTC (the “Preferred Unit Holders”) will receive an aggregate number of shares of Pubco Stock equal to: (i) the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 plus (ii) eighty five percent (85%) of the Adjustment Shares (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder shall receive its pro rata share of the Preferred Merger Consideration Shares, based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

The “Adjustment Shares” refer to a number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate - New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3rd) business day prior to the Closing Date (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin (as defined below) was acquired (the “Signing Bitcoin Price”) (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00.

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ProCap BTC agreed to purchase bitcoin using the gross proceeds of the Preferred Equity Investment within fifteen (15) days following the Effective Date (the “Purchased Bitcoin”), and such Purchased Bitcoin shall be placed into a custody account in accordance with a custody agreement by and between ProCap BTC and Anchorage Digital Bank, N.A., as custodian.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, CCCM entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with the Columbus Circle I Sponsor Corp LLC, a Delaware limited liability company (the “Sponsor”) and the Company, pursuant to which, among other things, the Sponsor agreed to (i) vote its Class A ordinary shares and Class B ordinary shares of CCCM (collectively, the “Ordinary Shares”) in favor of the Proposed Transactions and each of the CCCM Shareholder Approval Matters; (ii) vote its Ordinary Shares against any alternative transactions; (iii) vote against any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by CCCM (other than the Proposed Transactions); and (iv) comply with the restrictions imposed by the Insider Letter (as defined below), including the restrictions on transfer and redeeming CCCM Ordinary Shares in connection with the Proposed Transactions.

Further, pursuant to that certain Sponsor Support Agreement, the parties agreed that at the Closing, they would enter into an amendment to the letter agreement, dated as of May 15, 2025 (the “Insider Letter”) by and among the Sponsor, CCCM, and CCCM’s directors and officers, in order to add the Company as a party.

The Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of the Closing or the termination of the Business Combination Agreement pursuant to its terms.

Lock-up Agreement

In connection with the execution and delivery of the Business Combination Agreement, Seller entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with the Company, pursuant to which Seller agreed that the Merger Consideration Shares received by Seller will be locked-up and subject to transfer restrictions, as described below, subject to certain exceptions. The securities held by Seller will be locked up until the earlier of (i) six (6) months after the date of the Closing and (ii) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing which results in all of CCCM shareholders having the right to exchange their shares of Pubco Stock for cash, securities or other property.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, the Company, CCCM, ProCap BTC and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a Control Person of ProCap BTC or the Company, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

Services Agreement

In connection with the execution and delivery of the Business Combination Agreement, Seller and ProCap BTC entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Seller agreed to provide certain services to the Company. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Effective Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration of the Work performed, upon execution of this Agreement, Service Provider shall receive an aggregate of 10,000,000 Common Units of ProCap BTC. Payment for all or part of the Work shall not constitute acceptance. Service Provider may not increase the mutually agreed fee or rate without ProCap BTC’s prior written approval.

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Preferred Equity Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBS”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors”, as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, the Company and ProCap BTC, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of ProCap BTC (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment,”). The purchase price for the Preferred Units was paid in cash. Additionally, each Preferred Equity Subscriber executed a joinder agreement to that certain Limited Liability Company Operating Agreement of ProCap BTC, dated as of June 22, 2025, by and among ProCap BTC and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Subscriber accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of ProCap BTC.

As described above, all of the proceeds from the Preferred Equity Investment will be used by ProCap BTC to the Purchased Bitcoin, which Purchased Bitcoin will be held in a custodial account until the Closing, upon which it will be contributed to ProCap Financial. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin, or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

Pursuant to the Preferred Equity Subscription Agreements, ProCap BTC agreed to use commercially reasonable efforts to cause the Company to register the Pubco Stock into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, the Company agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of such Pubco Common Stock (the “Resale Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Convertible Notes Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with the ProCap BTC, the Company and CCCM pursuant to which, upon the Closing (the “Issuance Date”), the Convertible Note Investors agreed to purchase convertible notes issued by the Company (“Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing has been funded upon the Closing (see Note 8).

The Convertible Notes will have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and will be two (2) times collateralized by cash, cash equivalents and certain bitcoin assets. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing are expected to be utilized by the Company for purposes of acquiring additional bitcoin and for working capital purposes. Prior to the Closing, the parties intend to take actions necessary for the Convertible Notes to have an associated 144A CUSIP number to facilitate the possibility of future post-Closing trading amongst QIBS; however, the Convertible Notes are not expected to otherwise be registered or tradeable.

In addition, the Company and CCCM shall have the option to increase the number of Convertible Notes available (such notes, the “Upsize Notes”) for purchase after the date set forth in the Convertible Note Subscription Agreement (the “Upsize Option”). The Company and CCCM may elect to exercise the Upsize Option one time prior to the Closing. In the event that the Company and CCCM exercise the Upsize Option, each Convertible Note Investor shall have a right of first refusal to purchase its pro rata portion. Each Convertible Note Investor’s pro rata portion will be calculated based on the Convertible Note Investor’s subscription amount relative to the aggregate subscription amount of all of the initial Convertible Note Investors who subscribed upon the Effective Date, on the same terms and conditions as those offered in the Convertible Notes Subscription Agreement.

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Note 6. Related Party Transactions

On July 11, 2025, the Company entered into an amended and restated promissory note, pursuant to which Pubco and ProCap BTC, LLC, a related party, will reimburse Inflection Points, a company under common control, for a principal sum of up to $1,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026 or the date of which the companies consummate the business combination, as described in Note 5. The amounts paid by Inflection Points were initially recorded as Due to related party prior to the execution of the promissory note agreement. On July 11, 2025, the Company entered into the promissory note agreement, at which time the Due to related party balance was converted to a promissory note payable.

On October 5, 2025, the Company entered into the second amended and restated the promissory note, to increase the allowable principal draws to be up to $2,000,000. As of September 30, 2025, the Company has borrowed a total of $209,097 under the Promissory Note, of which, $108,674 was proceeds from related party promissory note and $100,423 was conversion of due to related party to related party promissory note.

Additionally, one share of common stock was issued to the CEO of the Company for a nominal amount.

Note 7. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their consolidated financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating officer decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statements of operations as net loss. As the Company is in the start-up phase, the CODM currently reviews general and administrative expenses to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (i.e. less than a year). The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

	For the three months ended	For the period June 17, 2025 (inception) through
	September 30, 2025	September 30, 2025
General and administrative	$319,048	$329,471

Note 8. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the consolidated financial statements are issued.

Effective December 5, 2025 the Company completed its Business Combination as disclosed above in Note 5.

Upon closing of the Business Combination, on December 5, 2025, certain qualified investors (the “Convertible Note Investors”) purchased convertible notes issued by the Company (“Convertible Notes”), in an aggregate principal amount of $235 million (see Note 5).

F-81

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

ProCap Financial, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of ProCap Financial, Inc. and its subsidiaries (collectively, “the Company”) as of June 30, 2025, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period from June 17, 2025 (inception) through June 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of their operations and their cash flows for the period from June 17, 2025 (inception) through June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time. If not completed, the Company’s business, results of operations and financial condition would be materially and adversely affected, which raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2025.

Houston, Texas

July 24, 2025

F-82

PROCAP FINANCIAL, INC.

CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2025

ASSETS
Prepaid expenses	$90,000
Total current assets	90,000
TOTAL ASSETS	$90,000

LIABILITIES AND STOCKHOLDER’S DEFICIT
Due to related party	$100,423
Total current liabilities	100,423
TOTAL LIABILITIES	$100,423

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDER’S DEFICIT
Preferred stock, 0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding as of June 30, 2025	—
Common stock, 0.001 par value; 550,000,000 shares authorized; 1 share issued and outstanding as of June 30, 2025	—
Additional paid-in capital	—
Accumulated deficit	(10,423)
Total stockholder’s deficit	(10,423)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$90,000

The accompanying notes are an integral part of these consolidated financial statements.

F-83

PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Operating expenses
General and administrative	$10,423
Loss from operations	(10,423)
Net loss	$(10,423)

Weighted average number of shares of common stock outstanding, basic and diluted	1
Basic and diluted net loss per share of common stock	$(10,423)

The accompanying notes are an integral part of these consolidated financial statements.

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PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, June 17, 2025 (inception)	—	$—	—	$—	$—	$—	$—
Initial issuance of common stock	—	—	1	—	—	—	—
Net loss	—	—	—	—	—	(10,423)	(10,423)
Balance, June 30, 2025	—	$—	1	$—	$—	$(10,423)	$(10,423)

The accompanying notes are an integral part of these consolidated financial statements.

F-85

PROCAP FINANCIAL, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(10,423)
Adjustments to reconcile net loss to net cash used in operations:
Changes in operating assets and liabilities:
Prepaid expenses	(90,000)
Due to related party	100,423
CASH USED IN OPERATING ACTIVITIES	—

NET CHANGE IN CASH	—
Cash, beginning of period	—
Cash, end of period	$—

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—
Cash paid for interest	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-86

PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 1. Organization

Description of Business

Procap Financial, Inc., together with its subsidiaries (collectively, the “Company”, “PubCo”) was incorporated in Delaware on June 17, 2025. The Company was formed to be the surviving company in connection with the Business Combination Agreement, as disclosed in Note 5. The Company has two wholly-owned subsidiaries, Crius Meger Sub, LLC and Crius SPAC Merger Sub Inc. The Company and its subsidiaries have no principal operations or revenue producing activities.

Note 2. Liquidity and Going Concern

For the period from June 17, 2025 (inception) through June 30, 2025, the Company has not generated revenue and reported a net loss of $10,423. As of June 30, 2025, the Company had an aggregate cash of $Nil and a net working capital deficit of $10,423.

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements, business acquisitions and other liquidity needs. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the business operations and the development of market and strategic relationships with other businesses.

The Company’s future capital requirements will depend on many factors, including the Company’s timing of the consummation of the Business Combination. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional common stock. If additional financing is required from outside sources, the Company may not be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these consolidated financial statements are available to be issued.

Note 3. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), expressed in U.S. dollars. The accompanying consolidated financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the period presented in accordance with GAAP. References to GAAP issued by FASB in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). The consolidated financial statements have been prepared assuming the Company will continue as a going concern.

F-87

PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 3. Summary of Significant Accounting Policies (cont.)

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

There were no significant estimates for the period from June 17, 2025 (inception) through June 30, 2025.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution and notes receivables. Cash accounts in a financial institution may at times exceed the Federal Depository Insurance Corporation limit. There was no cash at June 30, 2025.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company did not have any cash or cash equivalents as of June 30, 2025.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock and convertible notes, to the extent dilutive. There were no potential diluted common stock equivalents for the period from June 17, 2025 (inception) through June 30, 2025.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

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PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 3. Summary of Significant Accounting Policies (cont.)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements:

Recent Accounting Pronouncements, not yet adopted:

ASU 2024-03, “Disaggregation of Income Statement Expenses (“DISE”)” (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements and disclosures.

Note 4. Stockholder’s Deficit

Preferred stock — The Company is authorized to issue 50,000,000 shares of preferred stock with $0.001 par value. As of June 30, 2025, there was no shares of preferred stock issued and outstanding. Each share of preferred stock entitles the holder to one vote.

Common stock — The Company is authorized to issue 550,000,000 shares of common stock with $0.001 par value. As of June 30, 2025, there was 1 share of common stock issued and outstanding which was issued as the initial contribution for a nominal amount. Each share of common stock entitles the holder to one vote.

Note 5. Commitments and Contingencies

Business Combination Agreement

On June 23, 2025 (the “Effective Date”), Columbus Circle Capital Corp I, a Cayman Islands exempted company (“CCCM”), the Company, Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Company Merger Sub”), ProCap BTC, LLC, a Delaware limited liability company (“ProCap BTC”) and Inflection Points Inc d/b/a Professional Capital Management, a Delaware corporation (the “Seller”), entered into a business combination agreement (the “Business Combination Agreement” and, together with the Convertible Note Financing (as defined below), the Preferred Equity Investment (as defined below) and other transactions contemplated by the Business Combination Agreement, the “Proposed Transactions”).

Pursuant to the Business Combination Agreement, and subject to the terms and conditions set forth therein, (i) at least one business day prior to the closing (the “Closing”) of the Proposed Transactions, CCCM will de-register from the Register of Companies in the Cayman Islands by way of continuation and re-register in the State of Delaware so as to become a Delaware corporation (the “Conversion”), and (ii) upon the Closing, (x) SPAC Merger Sub will merge with and into CCCM, with CCCM continuing as the surviving entity (the “SPAC Merger”), and each outstanding security of CCCM immediately prior to the effective time of the SPAC Merger shall automatically be cancelled in exchange for the right to receive substantially equivalent securities of the Company, and (y) Company Merger Sub will merge with and into ProCap BTC, with ProCap BTC continuing as the surviving entity (the “Company Merger”, and together with SPAC Merger, the “Mergers”), and with the members of ProCap BTC (the “ProCap Holders”) receiving, in exchange for their membership interests in ProCap BTC, shares of common stock, par value $0.001 per share, of the Company (“Pubco Stock”), including certain adjustment shares of Pubco Stock as described below. As a result of the Business

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PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 5. Commitments and Contingencies (cont.)

Combination, CCCM and ProCap BTC will become wholly-owned subsidiaries of the Company, and the Company will become a publicly traded company, all in accordance with applicable law and upon the terms and subject to the conditions set forth in the Business Combination Agreement.

As consideration for the Company Merger, Seller, the holder of all of the common units of ProCap BTC (the “Common Units”), will receive a number of shares of Pubco Stock equal to: (i) 10,000,000, plus (ii) fifteen percent (15%) of the Adjustment Shares (as defined below) (such shares, the “Common Merger Consideration Shares”).

As consideration for the Company Merger, holders of the preferred units (the “Preferred Units”) of ProCap BTC (the “Preferred Unit Holders”) will receive an aggregate number of shares of Pubco Stock equal to: (i) the product of (A) the number of Preferred Units outstanding immediately prior to the Company Merger multiplied by (B) 1.25 plus (ii) eighty five percent (85%) of the Adjustment Shares (the “Preferred Merger Consideration Shares” and together with the Common Merger Consideration Shares, the “Merger Consideration Shares”). Each Preferred Unit Holder shall receive its pro rata share of the Preferred Merger Consideration Shares, based on the number of Preferred Units owned by such Preferred Unit Holder immediately prior to the Closing.

The “Adjustment Shares” refer to a number of shares of Pubco Stock equal to (i) the product of (A) (I) the quotient obtained by dividing (x) the price of one Bitcoin as determined by the average of the CME CF Bitcoin Reference Rate — New York Variant (the “Reference Rate”) for the ten (10)-day period ending on the third (3rd) business day prior to the Closing Date (the “Closing Bitcoin Price”), subject to a maximum price of $200,000 by (y) the time weighted average price for the period of time during which the Purchased Bitcoin (as defined below) was acquired (the “Signing Bitcoin Price”) (II) minus 1, multiplied by (B) $516.5 million, divided by (ii) $10.00.

ProCap BTC agreed to purchase bitcoin using the gross proceeds of the Preferred Equity Investment within fifteen (15) days following the Effective Date (the “Purchased Bitcoin”), and such Purchased Bitcoin shall be placed into a custody account in accordance with a custody agreement by and between ProCap BTC and Anchorage Digital Bank, N.A., as custodian.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, CCCM entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) with the Columbus Circle I Sponsor Corp LLC, a Delaware limited liability company (the “Sponsor”) and the Company, pursuant to which, among other things, the Sponsor agreed to (i) vote its Class A ordinary shares and Class B ordinary shares of CCCM (collectively, the “Ordinary Shares”) in favor of the Proposed Transactions and each of the CCCM Shareholder Approval Matters; (ii) vote its Ordinary Shares against any alternative transactions; (iii) vote against any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by CCCM (other than the Proposed Transactions); and (iv) comply with the restrictions imposed by the Insider Letter (as defined below), including the restrictions on transfer and redeeming CCCM Ordinary Shares in connection with the Proposed Transactions.

Further, pursuant to that certain Sponsor Support Agreement, the parties agreed that at the Closing, they would enter into an amendment to the letter agreement, dated as of May 15, 2025 (the “Insider Letter”) by and among the Sponsor, CCCM, and CCCM’s directors and officers, in order to add the Company as a party.

The Sponsor Support Agreement and certain of its provisions will terminate and be of no further force or effect upon the earlier to occur of the Closing or the termination of the Business Combination Agreement pursuant to its terms.

Lock-up Agreement

In connection with the execution and delivery of the Business Combination Agreement, Seller entered into a Lock-Up Agreement (the “Lock-Up Agreement”) with the Company, pursuant to which Seller agreed that the Merger Consideration Shares received by Seller will be locked-up and subject to transfer restrictions, as described below,

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PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 5. Commitments and Contingencies (cont.)

subject to certain exceptions. The securities held by Seller will be locked up until the earlier of (i) six (6) months after the date of the Closing and (ii) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction after the Closing which results in all of CCCM shareholders having the right to exchange their shares of Pubco Stock for cash, securities or other property.

Non-Competition Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, the Company, CCCM, ProCap BTC and Mr. Anthony Pompliano entered into a Non-Competition and Non-Solicitation Agreement, pursuant to which, until the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the date that is six (6) months after such date as Mr. Pompliano ceases to be a Control Person of ProCap BTC or the Company, Mr. Pompliano will not, directly or indirectly, become a Control Person of a public company with a primary portion of its business comprised of pursuing a bitcoin treasury strategy program. For purposes of the Non-Competition Agreement, “Control Person” shall mean (x) the chairman of a board of directors, chief executive officer or president, or (y) the owner of such equity interests or right to acquire equity interests of a Person which entitles the holder thereof to the ability to manage or control such Person.

Services Agreement

In connection with the execution and delivery of the Business Combination Agreement, Seller and ProCap BTC entered into an Investment Consulting and Marketing Services Agreement (the “Services Agreement”). Pursuant to the Services Agreement, Seller agreed to provide certain services to the Company. The services shall be provided pursuant to statements of work. The Services Agreement has a term of four (4) years following the Effective Date and will automatically renew for a subsequent one (1) year term, unless either party gives the other party at least sixty (60) days’ prior written notice of non-renewal or otherwise terminates the Services Agreement or any statement of work as set forth therein. In consideration of the Work performed, upon execution of this Agreement, Service Provider shall receive an aggregate of 10,000,000 Common Units of ProCap BTC. Payment for all or part of the Work shall not constitute acceptance. Service Provider may not increase the mutually agreed fee or rate without ProCap BTC’s prior written approval.

Preferred Equity Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain “qualified investors” (defined to include “qualified institutional buyers” (“QIBS”), as defined in Rule 144A of the Securities Act, and institutional “accredited investors”, as defined in Rule 501 of Regulation D) (the “Preferred Equity Investors”) each entered into a Preferred Equity Subscription Agreement (collectively, the “Preferred Equity Subscription Agreements”) with CCCM, the Company and ProCap BTC, pursuant to which the Preferred Equity Investors subscribed to purchase an aggregate of 51,650,000 non-voting preferred units of ProCap BTC (“Preferred Units”), at a purchase price of $10.00 per unit in a private placement, for an aggregate amount of $516.5 million of such Preferred Units (the “Preferred Equity Investment,”). The purchase price for the Preferred Units was paid in cash. Additionally, each Preferred Equity Subscriber executed a joinder agreement to that certain Limited Liability Company Operating Agreement of ProCap BTC, dated as of June 22, 2025, by and among ProCap BTC and the members identified therein (the “LLC Agreement”), pursuant to which each Preferred Equity Subscriber accepted the rights, duties and obligations set forth in the LLC Agreement and became a preferred member of ProCap BTC.

As described above, all of the proceeds from the Preferred Equity Investment will be used by ProCap BTC to the Purchased Bitcoin, which Purchased Bitcoin will be held in a custodial account until the Closing, upon which it will be contributed to ProCap Financial. If the Closing does not occur, the Preferred Equity Investors will have the right to receive their respective pro rata portion of the Purchased Bitcoin, or may elect to liquidate their pro rata portion of the Purchased Bitcoin for cash.

F-91

PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 5. Commitments and Contingencies (cont.)

Pursuant to the Preferred Equity Subscription Agreements, ProCap BTC agreed to use commercially reasonable efforts to cause the Company to register the Pubco Stock into which the Preferred Units will be converted pursuant to the Business Combination Agreement upon the Closing, on the Registration Statement. To the extent that any such shares of Pubco Stock are unable to be included in the Registration Statement, the Company agreed to certain customary resale registration rights, including that, within 45 calendar days after the Closing, the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of such Pubco Common Stock (the “Resale Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than 60 calendar days after the Closing, which may be extended an additional 30 calendar days upon certain circumstances.

Convertible Notes Subscription Agreement

In connection with the execution of the Business Combination Agreement, certain qualified investors (the “Convertible Note Investors”) each entered into a subscription agreement (collectively, the “Convertible Note Subscription Agreements”) with the ProCap BTC, the Company and CCCM pursuant to which, upon the Closing (the “Issuance Date”), the Convertible Note Investors agreed to purchase convertible notes issued by the Company (“Convertible Notes”), in an aggregate principal amount of $235 million, for an aggregate purchase price equal to 97% of the aggregate principal amount of the Convertible Notes (the “Convertible Note Financing”). The Convertible Note Financing will be funded and contingent upon the Closing.

The Convertible Notes will have a 130% conversion rate, zero interest rate, maturity of up to 36 months, and will be two (2) times collateralized by cash, cash equivalents and certain bitcoin assets. U.S. Bank National Trust, N.A. will serve as collateral agent and trustee with regard to the Convertible Notes and associated indenture and security arrangements. Proceeds from the Convertible Note Financing are expected to be utilized by the Company for purposes of acquiring additional bitcoin and for working capital purposes. Prior to the Closing, the parties intend to take actions necessary for the Convertible Notes to have an associated 144A CUSIP number to facilitate the possibility of future post-Closing trading amongst QIBS; however, the Convertible Notes are not expected to otherwise be registered or tradeable.

In addition, the Company and CCCM shall have the option to increase the number of Convertible Notes available (such notes, the “Upsize Notes”) for purchase after the date set forth in the Convertible Note Subscription Agreement (the “Upsize Option”). The Company and CCCM may elect to exercise the Upsize Option one time prior to the Closing. In the event that the Company and CCCM exercise the Upsize Option, each Convertible Note Investor shall have a right of first refusal to purchase its pro rata portion. Each Convertible Note Investor’s pro rata portion will be calculated based on the Convertible Note Investor’s subscription amount relative to the aggregate subscription amount of all of the initial Convertible Note Investors who subscribed upon the Effective Date, on the same terms and conditions as those offered in the Convertible Notes Subscription Agreement.

Note 6. Related Party Transactions

During the period June 17, 2025 (inception) through June 30, 2025, Inflection Points, an entity under common control, paid $10,423 expenses on behalf of the Company. Inflection Points paid an additional $90,000 of prepaid expenses on behalf of the Company. As of June 30, 2025, $100,423 was included in due to related party in the accompanying consolidated balance sheet.

Additionally, one share of common stock was issued to the CEO of the Company for a nominal amount.

F-92

PROCAP FINANCIAL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 17, 2025 (INCEPTION) THROUGH JUNE 30, 2025

Note 7. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their consolidated financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating officer decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net loss that also is reported on the statements of operations as net loss. As the Company is in the start-up phase, the CODM currently reviews general and administrative expenses to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (ie less than a year). The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the consolidated statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

For the period from June 17, 2025 (inception) to June 30, 2025
General and administrative	$10,423

Note 8. Subsequent events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the consolidated financial statements are issued.

On July 11, 2025, the Company entered into an amended and restated promissory note, pursuant to which Pubco and ProCap BTC, LLC, a related party, will reimburse Inflection Points, a company under common control, for a principal sum of up to $1,000,000. The Promissory note shall bear no interest and is payable on the earlier of May 31, 2026 or the date of which the companies consummate the business combination, as described in Note 5. As of July 17, 2025, the Company has borrowed a total of $100,843 under the Promissory Note.

F-93